UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as Amended

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Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under Section 240.14a-12

RIOT PLATFORMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

RIOT®

2026

Proxy Statement and Notice of Annual Meeting of Stockholders

Letter to our Stockholders

Fellow Stockholders:

On behalf of the Board of Directors (the “Board”) of Riot Platforms, Inc., a Nevada corporation [Nasdaq: “RIOT”] (“Riot” or the “Company”), we are pleased to invite you to attend the 2026 annual general meeting of the Company’s stockholders (the “Annual Meeting”) to be held at 12:00 p.m. (Eastern Time) on Tuesday, June 9, 2026. The Annual Meeting will be held exclusively online as a virtual-only meeting to facilitate stockholder attendance and provide a consistent experience to all stockholders regardless of location. The live webcast of the meeting will be available via the virtual meeting portal at:

www.virtualstockholdermeeting.com/RIOT2026

The accompanying Notice of Annual General Meeting of Stockholders and proxy statement (the “Proxy Statement”) provide details about the Annual Meeting, including additional information regarding virtual attendance, which can be found on page 85 of the Proxy Statement.

We are pleased to share the Board’s perspectives on Riot’s performance and accomplishments during 2025 and its strategic priorities beginning in 2026.

Board Oversight and Focus

To further strengthen its expertise in support of the Company's ongoing strategic evolution, the Board welcomed three new independent directors in early 2025. Additionally, in 2025, the Board led the Company into its new era, developing the Company’s power assets at its Navarro County, Texas (the “Corsicana Facility”) and Rockdale, Texas (the “Rockdale Facility”) facilities for non-mining data center applications. This strategic business evolution focuses on leveraging our core competencies in power optimization, strategic land acquisition, engineering design, and construction execution to begin actively pursuing opportunities to develop and monetize portions of our existing facilities and power pipeline through the provision of data center leasing services. The Board and management remain committed to upholding responsible corporate governance practices, with an emphasis on risk management and intelligent growth, to ensure Riot continues to adhere to our core values. The Board aims to enhance Company performance, compliance, and execution, ultimately delivering value to all of our stockholders.

Company Performance in 2025

The year 2025 was one of strong performance. We generated record revenue of $647.4 million, primarily driven by a significant improvement in the operating efficiency of our Bitcoin mining operations and completion of Phase I of the Bitcoin build-out at our Corsicana Facility, which equipped us with up to 400 additional megawatts (“MW”) of developed capacity for Bitcoin mining.

The Company, through its subsidiary Whinstone US, Inc. (“Whinstone”), completed a settlement with Rhodium Encore LLC and its affiliates (“Rhodium”), pursuant to which Whinstone acquired certain assets at the Rockdale Facility, assumed approximately 125 MW of associated power capacity, terminated the legacy hosting agreements with Rhodium, and settled all existing litigation between the parties (“Rhodium Settlement”). As a result of the Rhodium Settlement, the Rockdale Facility’s available power capacity is now dedicated to Riot and its subsidiaries, and the legacy hosting contracts were terminated.

By expanding our infrastructure, we made progress in 2025 towards increasing our Bitcoin mining power to enhance our share of global hash rate and optimize revenue potential of our operations. As of December 31, 2025, we operated with a total hash rate capacity of 38.5 exahash per second (“EH/s”), which enabled us to mine 5,686 Bitcoin in 2025.

We believe that maintaining a strong focus on cost-efficiency will provide Riot with a solid foundation to pursue its strategic growth initiatives and, ultimately, enhance stockholder value. Our 2025 results demonstrate that Riot’s vertical integration strategy and management team delivered consistent and sustainable performance throughout the year. We believe our size and scale, and the strength of our balance sheet, continue to provide us with a competitive advantage as we expand into the digital infrastructure space. We are pleased with the Company’s trajectory and remain committed to maximizing efficient growth.

Investments in Riot’s Future

In addition to the significant strides we made with respect to our Bitcoin mining business over the last year, we continued to evolve our Board and governance to support our strategic priorities, including the development of a scalable data center platform for artificial intelligence and high-performance computing applications. The Board has overseen substantial investments in the Company’s future through development, acquisitions, and talent management. In January 2026, the Company announced the acquisition of the approximately 200-acre parcel of land underlying the Rockdale Facility, which the Company previously occupied pursuant to a long-term lease. This strategic acquisition enhances the Company's operational stability by securing direct ownership of the site’s critical infrastructure, including its grid interconnection, dedicated water supply, and redundant fiber connectivity. Additionally, in January 2026, we announced the execution of a long-term data center lease agreement (the “AMD Lease”) with Advanced Micro Devices, Inc. (“AMD”), to initially provide 25 MW of critical IT load capacity at the Rockdale Facility. The AMD Lease has an initial term of ten (10) years and provides for expansion options for up to an additional 75 MW of critical IT load capacity, and a right of first refusal of up to an additional 100 MW. The AMD Lease includes provisions for three (3) successive five-year renewal terms at the option of the lessee. In April 2026, the Company entered into an amendment to the AMD Lease under which AMD exercised 25 MW of their expansion option, bringing total contracted critical IT load capacity to 50 MW and replacing the 100 MW right of first refusal with an additional 100 MW option.

Historically, the Company has primarily financed its strategic growth through the issuance of equity. In 2025, the Company determined to balance long-term value appreciation with operational flexibility and liquidity management. We selectively sell or leverage portions of our Bitcoin holdings, and may continue to do so in the future, to fund operational needs, capital expenditures, and strategic initiatives, particularly when market conditions present opportunistic pricing above predetermined thresholds that we believe maximize stockholder value. Additionally, in 2025, the Company entered into a $200 million secured revolving credit facility with Coinbase Credit, Inc., providing additional liquidity and flexibility to pursue key strategic initiatives and general corporate purposes. The Company is constantly exploring ways to reduce its cost of capital and will consider carefully structured debt financing as part of its strategy moving forward.

Since 2017, our Board and management team have helped the Company expand its operations through various business cycles, market volatility, regulatory hurdles, a global pandemic, and an evolving global supply chain. Through these challenges, our Board and management team have continued to believe in the Company’s long-term success and ability to pivot, as necessary or desirable, based on the frequent evolution of the Bitcoin industry. As we advance our expansion into data center development, we are committed to maximizing our power infrastructure and expanding our capabilities in response to emerging market opportunities. We are confident that the groundwork we lay today will drive years of growth in emerging sectors that have already demonstrated significant potential, increasing our ability to deliver returns to our stockholders.

Evolving our Board and Governance

After careful consideration of stockholder input and current governance best practices, our Board has approved and instituted a phased declassification of the Company’s Board. Under this transition, nominees elected at the Annual Meeting will each serve a three-year term, nominees elected at the 2027 annual general meeting of the Company’s stockholders will serve a two-year term, and nominees elected at the 2028 annual general meeting of the Company’s stockholders will serve a one-year term. Beginning with the 2029 annual general meeting of the Company’s stockholders, the classified Board structure will be fully phased out, and all Riot directors will stand for annual election to a one-year term. The Board believes this phased approach appropriately balances stockholder accountability with an orderly transition that preserves continuity during the Company’s data center evolution.

Your Vote Matters

Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote as soon as possible. Vote now over the Internet at www.proxyvote.com, by telephone or by mail. If you wish to vote by mail, please complete, sign, and date your proxy card or voting instruction card and return it according to the instructions provided.

Voting as soon as possible will ensure your representation at the Annual Meeting regardless of whether you attend the virtual Annual Meeting. If you have already voted, there is no need to vote again unless you wish to change your vote.

We thank you for your continued support.

Sincerely,		Sincerely,

	Benjamin Yi, Executive Chairman		Jason Les, Chief Executive Officer

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. YOU MAY VOTE YOUR SHARES ONLINE OR BY TELEPHONE USING THE SIXTEEN-DIGIT CONTROL NUMBER ASSIGNED TO YOU, OR BY MAIL. TO VOTE BY MAIL, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD OR VOTING INSTRUCTION CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE ACCORDING TO THE INSTRUCTIONS PROVIDED. PLEASE DO NOT SHARE YOUR CONTROL NUMBER.

Notice of 2026 Annual General Meeting of Stockholders

Date and Time	Location	Record Date
Tuesday, June 9, 2026 12:00 p.m. (Eastern Time)	www.virtualstockholdermeeting.com/RIOT2026	Friday, April 17, 2026

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the 2026 Annual General Meeting of the stockholders (the “Annual Meeting”) of Riot Platforms, Inc., a Nevada corporation (“Riot” or the “Company”), will be held at 12:00 p.m. (Eastern Time) on Tuesday, June 9, 2026, or such later date as the Annual Meeting may be adjourned or postponed. The Annual Meeting will be virtual-only and conducted exclusively online at:

www.virtualstockholdermeeting.com/RIOT2026

through a live audio webcast to facilitate stockholder attendance and to enable stockholders to participate fully and equally, regardless of size of holdings, resources, or physical location. No in-person attendance option will be available. To find instructions on how to access and log in to the virtual Annual Meeting, see “How do I attend the virtual Annual Meeting?” on page 85 in the accompanying proxy statement (the “Proxy Statement”).

Items of Business

The following proposals, as more fully described in the accompanying Proxy Statement, are being submitted to our stockholders for their consideration at the Annual Meeting:

Proposal		Board Vote Recommendation	Page Reference
1	Elect as a Class II director each of the two nominees in the accompanying Proxy Statement for a term expiring at the 2029 Annual General Meeting of Stockholders.	Vote FOR each director nominee	7
2	Ratify, in a non-binding advisory vote, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	Vote FOR	27
3	Approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers (“Say-on-Pay”).	Vote FOR	71
4	Approve the Seventh Amendment to the 2019 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 15,000,000 shares.	Vote FOR	73

THIS IS NOT A BALLOT. YOU CANNOT USE THIS NOTICE TO VOTE YOUR SHARES.

This Notice presents an overview of the more complete Proxy Statement accompanying this Notice, which is hereby made part of this Notice. The Proxy Statement is also available to you on the Internet at www.proxyvote.com, the Securities and Exchange Commission’s website, www.SEC.gov, or by visiting our website, www.riotplatforms.com, and navigating to the “Investor Relations” page, where the Proxy Statement can be found under the “All SEC Filings” tab.

Each stockholder receiving this Notice of 2026 Annual General Meeting of Stockholders (this “Notice”) has been assigned a 16-digit control number, which is required to register for and gain admittance to the Annual Meeting. The unique 16-digit control number assigned to you can be found on your Notice of Internet Availability of Proxy Materials or the enclosed proxy card or voting instruction card accompanying this Notice. Specific instructions on how to access the virtual Annual Meeting are included at the end of this Notice and in the Proxy Statement.

The Board of Directors has established the close of business on Friday, April 17, 2026, as the record date (the “Record Date”) for determining those of our stockholders entitled to attend, and vote their shares at, the Annual Meeting. Accordingly, only holders of our common stock at the close of business on the Record Date will receive this Notice and be eligible to attend and vote their shares at the Annual Meeting (including any adjournments or postponements thereof). Holders of other classes of our outstanding capital stock are not entitled to vote at the Annual Meeting. As of the Record Date, there were 377,814,207 shares of Company common stock outstanding and entitled to vote at the Annual Meeting. A list of stockholders of record as of the Record Date will be available at the Annual Meeting online at the virtual meeting portal, www.virtualstockholdermeeting.com/RIOT2026, and will be available by request during the ten (10) days prior to the Annual Meeting by submitting your written request to our Corporate Secretary at: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109, Attention: Corporate Secretary.

Your Vote Is Important

You may submit your vote by proxy with your 16-digit control number using any of the following methods:

Before the Annual Meeting
Online Vote online at: www.proxyvote.com;
Phone Vote by telephone by calling: 1-800-690-6903 (owners of record) or 1-800-454-8683; or

Mail

Vote by mail by completing, signing, dating and returning the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage-paid return envelope is enclosed for your convenience.

During the Annual Meeting
During the virtual Annual Meeting: Voting over the internet at www.virtualstockholdermeeting.com/RIOT2026.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote your shares by proxy as soon as possible so that we can ensure your vote will be represented at the Annual Meeting.

Your proxy, whether given online at www.proxyvote.com, by telephone, or through the return by mail of the enclosed proxy card, may be revoked prior to its exercise by either: (i) submitting a written notice of revocation or a duly executed proxy bearing a date later than your previously-submitted proxy to: Vote Processing, c/o: Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and to our Corporate Secretary at: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109, Attention: Corporate Secretary, prior to the Annual Meeting; or (ii) attending the virtual Annual Meeting via the virtual meeting portal at www.virtualstockholdermeeting.com/RIOT2026 and voting your shares, virtually using your 16-digit control number, live at the Annual Meeting. To ensure fair conduct of the Annual Meeting and that our stockholders of record as of the Record Date are able to participate in the Annual Meeting, you will not be able to participate in the virtual Annual Meeting without the unique 16-digit control number assigned to you and provided on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card.

We urge you to review the accompanying proxy materials carefully and to vote as promptly as possible. Please note that we have enclosed the Proxy Statement and your proxy card or voting instruction card along with this Notice.

By Order of the Board of Directors,

William Jackman, Chief Legal Officer and Corporate Secretary

Castle Rock, CO

April 30, 2026

www.RiotPlatforms.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL GENERAL MEETING OF THE STOCKHOLDERS OF RIOT PLATFORMS, INC. TO BE HELD ON:

TUESDAY, JUNE 9, 2026, AT 12:00 P.M. (EASTERN TIME)

VIA THE VIRTUAL MEETING PORTAL AT:

www.virtualstockholdermeeting.com/RIOT2026

THE NOTICE AND OUR PROXY STATEMENT ARE AVAILABLE ONLINE AT:

www.proxyvote.com and www.RiotPlatforms.com

RIOT PLATFORMS, INC.

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

Proxy Statement for the 2026 Annual General Meeting of Stockholders

Introduction

This Proxy Statement and the accompanying Notice of 2026 Annual General Meeting of Stockholders (the “Notice”) provide information regarding the 2026 Annual General Meeting of the stockholders of Riot Platforms, Inc., a Nevada corporation, including any adjournments or postponements thereof (the “2026 Annual Meeting” or the “Annual Meeting”). In this Proxy Statement, we refer to Riot Platforms, Inc., and its consolidated subsidiaries, as “Riot,” “Riot Platforms,” the “Company,” “we,” “us” or “our.”

The Annual Meeting will be held on Tuesday, June 9, 2026, at 12:00 p.m. (Eastern Time) or such later date as the Annual Meeting may be adjourned or postponed. The Annual Meeting will be conducted exclusively online via a virtual-only format at www.virtualstockholdermeeting.com/RIOT2026; no in-person attendance option is available. For attendance and voting instructions, see “How do I vote?” on page 86 of this Proxy Statement.

This Proxy Statement, the accompanying proxy card, and, though not part of this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Annual Report”) are being mailed to stockholders of record commencing on or about April 30, 2026. See “Who may attend and vote at the Annual Meeting?” on page 85 of this Proxy Statement. Copies of this Proxy Statement and our 2025 Annual Report are available at www.proxyvote.com. Our periodic and current reports filed with the U.S. Securities and Exchange Commission (the “SEC”) are available at www.SEC.gov and in the “Investor Relations” section of our website at www.riotplatforms.com. Except for SEC filings specifically incorporated by reference, information on our website is not part of these proxy solicitation materials.

PROXY SUMMARY

Proxy Summary

Date and Time	Location	Record Date
Tuesday, June 9, 2026 12:00 p.m. (Eastern Time)	www.virtualstockholdermeeting.com/RIOT2026	Friday, April 17, 2026

Meeting Agenda and Board Recommendations

Proposal		Board Vote Recommendation
1	Elect as a Class II director each of the two nominees in the accompanying Proxy Statement for a term expiring at the 2029 Annual General Meeting of Stockholders.	Vote FOR each director nominee
2	Ratify, in a non-binding advisory vote, the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	Vote FOR
3	Approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers (“Say-on-Pay”).	Vote FOR
4	Approve the Seventh Amendment (“Seventh Amendment”) to the 2019 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 15,000,000 shares.	Vote FOR

Riot Platforms 2026 Proxy Statement	1

PROXY SUMMARY

DIRECTOR NOMINEES

Name	Age	Director Since	Independent	Committees	Other Current Public Company Board Service

Class II Directors (Terms to Expire in 2029)
Lance D'Ambrosio Lead Independent Director	68	2021	✓	Audit, Compensation (Chair), Governance	None
Michael Turner Independent Director	53	2025	✓	Audit (Chair), Compensation, Governance	1

CONTINUING DIRECTORs

Class III Directors (Terms Expiring in 2027)
Benjamin Yi Executive Chairman	44	2018	None	None	None
Jason Les Chief Executive Officer	40	2017	None	None	None

Class III Directors (Terms Expiring in 2028)
Jaime Leverton Independent Director	48	2025	✓	Audit, Compensation, Governance (Chair)	None
Douglas Mouton Independent Director	62	2025	✓	Audit, Compensation, Governance	None

2	Riot Platforms 2026 Proxy Statement

PROXY SUMMARY

DIRECTOR SKILLS AND QUALIFICATIONS

Industry and Technology	Executive Leadership	Emerging Technologies
5/6	6/6	4/6
Global Business	Finance and Accounting	Service, Operations and Manufacturing
5/6	4/6	3/6
Communication and Marketing	Digital Assets	Corporate Governance
1/6	4/6	5/6
Risk Management	Human Capital Management	Data Centers and Energy
4/6	3/6	5/6

BOARD COMPOSITION

Independent	Demographics	Age	Tenure

Riot Platforms 2026 Proxy Statement	3

PROXY SUMMARY

CORPORATE GOVERNANCE SUMMARY

Our core values are fundamental to how we work. Adhering to these values helps us create and maintain a culture that supports business growth and serves as the foundation of our corporate governance. We believe strong corporate governance creates long-term value for our stockholders by strengthening accountability and transparency, building trust and promoting good decision-making.

ACCOUNTABILITY IN ACTION

●
Majority Independent Board with strong governance practices and leadership structure
●
Designing Compensation Programs to incentivize performance and support our strategic priorities
●
Qualified Board with a balance of backgrounds, relevant skills and experiences
●
Culture of Integrity ensured through an effective code of conduct and ethics program
●
Strong Stakeholder Engagement including stockholders, management and other employees
●
Alignment of the Board of Director’s oversight and responsibility with the Company’s most significant areas of risk and growth

GOVERNANCE BEST PRACTICES

The Governance and Nominating Committee (the “Governance Committee”), the Board of Directors (the “Board”) and management regularly review Riot’s corporate governance considering evolving practices and stockholder feedback. In 2025, the Board was strengthened with three new independent directors whose expertise supports the Company’s strategic evolution. In this Proxy Statement you will find disclosures of each director’s qualifications to show the balance of perspectives that contribute to the Board’s effectiveness in overseeing the Company’s business and strategy.

The Board actively engages with management on strategy, enterprise risk management, governance priorities, and performance. Management leads cross-functional strategy development, risk and opportunity assessment, and stakeholder engagement. Independent Board committees, operating under written charters with defined responsibilities and risk oversight, support the Board’s work and report regularly to the full Board. For more information, see “Board’s Role in Corporate Governance Matters” beginning on page 15 of this Proxy Statement.

4	Riot Platforms 2026 Proxy Statement

PROXY SUMMARY

STOCKHOLDER ENGAGEMENT

We continue to value direct feedback from our investors. Riot has a history of actively engaging with our stockholders and regularly assessing our corporate governance and compensation practices. As in prior years, in 2025, we reached out to many of our top institutional investors to receive their feedback on our long-term strategy, corporate governance practices, and executive compensation program. Following the 2025 annual general meeting of the Company’s stockholders (the “2025 Annual Meeting”), we reached out to investors representing over 38% of outstanding shares and had six (6) meetings with investors representing over 25% of outstanding shares. An independent director joined four (4) of these meetings, based upon requested attendance.

In these conversations, we were particularly interested in stockholder perspectives on our classified board structure and our executive compensation program. In accordance with governance best practices, we requested feedback from investors on their preferences for the process used to declassify our board. During these discussions, investors indicated they would support the Board’s decision to move forward with a phased declassification plan to transition from our classified structure. In this process, all directors will be elected to annual one-year terms by the 2029 annual general meeting of the Company’s stockholders (the “2029 Annual Meeting”). Additional details on the declassification transition are provided under “Board Structure” on page 16 of this Proxy Statement.

For a more robust discussion of the feedback we received regarding our executive compensation program and how we responded see “Compensation Discussion and Analysis” beginning on page 31 of this Proxy Statement. However, responsiveness highlights include the fact that none of the Company’s 2024 Named Executive Officers (“NEOs”) were granted any long-term incentive program (“LTIP”) awards in 2025, the addition of a cap on payouts when relative Total Shareholder Returns (“Total Shareholder Return” or “TSR”) are negative on an absolute basis for LTIP awards going forward, and enhanced disclosure and rigor of goals under our Annual Incentive Plan (the “AIP”).

DECLASSIFICATION

Our Board has historically operated with a classified structure. The Company received a stockholder proposal to take steps to declassify, which our Board recommended in favor of, as presented in our 2025 proxy statement. In alignment with stockholder support for the declassification proposal, the Board approved amendments to the Company’s Bylaws to include a phased declassification plan beginning at the Annual Meeting, so that each director shall be elected for one-year terms beginning at the 2029 Annual Meeting. Additional information regarding the Board’s structure and the declassification transition is provided under “Board Structure” on page 16 of this Proxy Statement.

Class	Election Year	Term (y)	Term Expiration
Class II	2026	3	2029
Class III	2027	2	2029
Class I	2028	1	2029

Riot Platforms 2026 Proxy Statement	5

PROXY SUMMARY

COMPENSATION PROGRAM HIGHLIGHTS

The objectives of Riot’s compensation program are set by the Compensation and Human Resources Committee (the “Compensation Committee”) and are designed to motivate and reward employees for achieving Riot’s most critical financial and operational goals. While the Compensation Discussion and Analysis included in this Proxy Statement focuses on the administration of pay for the NEOs, the objectives apply broadly across the Company’s employee population. Riot’s pay for performance programs and offerings - including base pay, the AIP and the LTIP - are designed to be equitable and fair, and to incentivize performance.

GOALS OF OUR COMPENSATION PROGRAM
Components of Our Compensation Program	Attract, Retain & Motivate	Support Company Objectives	Reinforce Strategy	Maintain Good Governance
Base Salary
Annual Cash Incentive Awards
Long-term Equity Awards

In a show of immediate responsiveness to the Company’s 2025 Say-on-Pay vote, the Compensation Committee determined, in agreement with management, to refrain from making equity grants to the Company’s 2024 NEOs in 2025.

The compensation program is described in more detail in “Compensation Discussion and Analysis” beginning on page 31 of this Proxy Statement.

6	Riot Platforms 2026 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Proposal No. 1
Election of Directors

Our business operates under the direction of the Board, four of whom are independent. At the 2025 Annual Meeting, a majority of stockholders supported an advisory proposal requesting that the Board take any necessary action to declassify. Following that vote and subsequent engagement with stakeholders, the Board approved amending our Bylaws to include a phased declassification plan to transition from its classified board structure.

To ensure an orderly transition, the Board determined that each current director would continue to serve the remainder of their existing term, with the phase-in of annual elections beginning at the Annual Meeting, so that each director shall be elected for one-year terms beginning at the Company’s 2029 Annual Meeting. For additional information regarding the Board’s structure and the declassification transition, see “Board Structure” on page 16 of this Proxy Statement.

The Governance Committee and the Board have unanimously fixed the size of the Board at six (6) directors. Class II director seats on the Board are up for election at this Annual Meeting, Class III director seats are up for election at the 2027 annual general meeting of the Company’s stockholders (the “2027 Annual Meeting”), and Class I director seats are up for election at the 2028 annual general meeting of the Company’s stockholders (the “2028 Annual Meeting”).

The Governance Committee and the Board have unanimously nominated and hereby recommend to the stockholders for their approval at the Annual Meeting the following director nominees for election to the Board to serve as Class II directors for three-year terms expiring at the 2029 Annual Meeting, or until their successors are elected and qualified or until their earlier death, resignation, disqualification or removal:

Director Nominees

Name	Age	Director since
Lance D’Ambrosio	68	2021
Michael Turner	53	2025

For information regarding each director nominee and continuing director, including tenure, principal occupation, qualifications, and biographical material, see “Information Regarding Directors” beginning on page 9 of this Proxy Statement.

Messrs. D’Ambrosio and Turner have each consented to nomination as Class II directors. The Company has no reason to believe that either nominee will be unable or unwilling to serve if elected; however, if either is unable or declines to serve, proxies will be voted for a substitute nominee. If elected, each nominee will serve for the applicable term and until a successor is elected and qualified, or until their earlier death, resignation, disqualification or removal.

Pursuant to our Bylaws, any vacancy on the Board resulting from death, resignation, disqualification or removal prior to the expiration of a director’s term of office, may be filled by the remaining directors until a successor is elected and qualified by the stockholders.

Riot Platforms 2026 Proxy Statement	7

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Vote Required

Pursuant to our Bylaws, directors are elected by a plurality of the votes cast. This means the nominees receiving the highest number of “FOR” votes will be elected. Votes marked “WITHHOLD” are not included in the tally and will have no effect on the outcome.

Stockholders holding shares in “street name” must provide voting instructions to their brokers; otherwise, such shares will be considered broker non-votes. Broker non-votes and abstentions will have no effect on the outcome of Proposal No. 1.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 1
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE AS CLASS II DIRECTORS ON THE BOARD.

8	Riot Platforms 2026 Proxy Statement

INFORMATION REGARDING DIRECTORS

Information Regarding Directors

The following table sets forth information regarding the individuals who currently serve as directors on the Board.

Name of Director	Age	Director Since	Independent	Audit Committee	Compensation and Human Resources Committee	Governance and Nominating Committee
Benjamin Yi	44	2018
Jason Les	40	2017
Lance D’Ambrosio	68	2021
Jaime Leverton	48	2025
Douglas Mouton	62	2025
Michael Turner	53	2025

Committee Member
Committee Chair
Audit Committee financial expert

Riot Platforms 2026 Proxy Statement	9

INFORMATION REGARDING DIRECTORS

Class III Directors (Terms Expiring in 2027)

Benjamin Yi Executive Chairman

Benjamin Yi has served as our Executive Chairman since May 2021, as a member of the Board since October 2018, and as Chairman of the Board from November 2020 through May 2021. Mr. Yi previously served as a member of each of the Board’s three standing committees, however, as of May 24, 2021, upon his appointment as the Company’s Executive Chairman, Mr. Yi resigned from all committee positions.

Professional History: Prior to his appointment as our Executive Chairman, Mr. Yi led capital markets and corporate development at IOU Financial Inc., a Montreal-based fintech-enabled lender to North American small businesses which was privatized by Neuberger Berman in 2023, from January 2017 through May 2021. From August 2010 to September 2016, Mr. Yi worked in an investment and corporate development capacity at Dundee Corporation, a Toronto-based conglomerate primarily focused on real assets including natural resources, real estate, agriculture and special situations investments. For most of his time at Dundee Corporation, Mr. Yi was a securities analyst at the predecessor to 1832 Asset Management L.P., where he covered energy and special situations investments as part of a team managing one of North America's largest natural resources-focused investment funds. Mr. Yi has also served as an independent director on several public and private company boards. From December 2013 to December 2016, he served as an Independent Director and Chair of the Corporate Governance and Remuneration Committee of PetroMaroc Corporation, plc, a Jersey, UK-based energy company, and as a member of the Board of Managers and Audit Committee of Android Industries, LLC, a privately held Michigan-based assembler of complex modules for the automotive industry, from January 2014 to September 2016. Mr. Yi also previously served as an Independent Director, member, and occasional Chair of the Audit Committee of Woulfe Mining Corp., a Vancouver-based mining company from October 2013 to its acquisition in September 2015.

Education: Mr. Yi holds a Bachelor of Commerce, specialist in Finance, major in Economics from University of Trinity College and a Master of Finance from the Rotman School of Management at the University of Toronto. He is a CFA charter holder and member of the CFA Society Cayman Islands.

Expertise: We believe Mr. Yi is uniquely qualified to serve and lead our Board. Since the beginning of his involvement with the Company, Mr. Yi has been responsible for the Company’s turnaround and current position as a leading digital infrastructure platform company.  Under his guidance and leadership, Riot has raised over $2 billion, significantly improved its operational and financial profile, reconstituted a more diverse and increasingly experienced Board, established a professionalized, cross-functional management team, successfully integrated several strategic acquisitions, and launched a data center development capability targeting the world’s leading technology companies. Alongside the Company’s CEO Jason Les, Mr. Yi has been critical to the successful turn-around, maturation, and development of Riot from a micro-cap company to what it is today. Throughout his tenure, he has demonstrated strong leadership for both the Board and management team, which has led to significant value creation and created significant future opportunities for Riot. Further, he brings over two decades of unique management, capital markets, and investment experience to the Company, and a particular expertise in fintech, specialty finance, and investing throughout a company's capital structure. Mr. Yi leverages his expertise in corporate governance, capital markets, and corporate development as a Board member to help shape Board discussions and strategic policymaking decisions.

Age: 44 Director Since: 2018 Committees: None Other Current Public Company Board Service: None

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INFORMATION REGARDING DIRECTORS

Jason Les Chief Executive Officer

Jason Les has served as a director on the Company’s Board since November 2017 and has served as the Company’s Chief Executive Officer (“CEO”) since February 8, 2021.

Professional History: Prior to his service as the Company’s CEO, Mr. Les was a founding partner of Binary Digital, a software-development company, where he led the engineering team and coordinated project development for artificial intelligence (“AI”), reverse engineering, and inter-software compatibility projects, from May 2017 to November 2020. Additionally, his background includes over a decade of unique experience as a former professional heads-up poker player, during which he successfully competed in high-stakes games online, in addition to the most prestigious, high-stakes tournaments in the world. In 2015 and 2017, Mr. Les was selected as a human benchmark for testing the world’s best poker AI in what was dubbed “Man vs Machine” at Carnegie Mellon University.

Education: Mr. Les holds a Bachelor of Science, Computer Science from the University of California, Irvine.

Expertise: We believe Mr. Les is qualified to serve on our Board because of his integral role in building and scaling the Company from its earliest stages into a leading digital infrastructure platform. Since joining the Company, Mr. Les has led the Company's strategic transformation, scaling its workforce, power portfolio, and operational capabilities while maintaining financial discipline through volatile market conditions. His strategic vision has positioned the Company to capitalize on accelerating demand for digital infrastructure, and his leadership has encompassed large-scale asset acquisitions, capital markets transactions, the expansion of the Company's engineering capabilities, and the pursuit of emerging opportunities for shareholder value creation. Mr. Les brings to the Board a deep operational understanding of the Company's business, proven experience navigating volatile and capital-intensive industries, and a demonstrated ability to scale organizations and infrastructure to meet emerging demand and guide the Company through its next phase of development in the interest of stockholders.

Age: 40 Director Since: 2017 Committees: None Other Current Public Company Board Service: None

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INFORMATION REGARDING DIRECTORS

Class I Directors (Terms Expiring in 2028)

Jaime Leverton Independent Director

Jaime Leverton has served on our Board since February 2025. Ms. Leverton has served as Chair of the Governance Committee since February 2025 and sits on the Compensation Committee and the Audit Committee.

Professional History: Since July 2025, Ms. Leverton has served as the Chief Executive Officer at ReserveOne, a digital asset portfolio company. Ms. Leverton also recently served as Chief Executive Officer and Chairperson of the Board at Ulys Holdings, Inc., a fintech platform for banking and digital assets, from July 2024 through February 2025. Previously, she served as Chief Executive Officer and as a member of the board of directors of Hut 8 Corp., one of the largest publicly traded Bitcoin mining companies, from December 2020 to February 2024. Prior to Hut 8, Ms. Leverton served as Chief Commercial Officer at eStruxture Data Centers, a Canadian data center colocation platform, from June 2019 through December 2020, and as General Manager, Vice President – Canada and APAC at Cogeco Peer 1 (now Aptum Technologies), a data center and cloud computing services company, from May 2017 through May 2019. Ms. Leverton also served as Managing Director, Financial Markets, at National Bank of Canada from April 2016 through May 2017. Ms. Leverton has served as a director on the board of Vertical Data Inc., a technology infrastructure solution Company, since April 2024. Previously, Ms. Leverton served as a member of the board of directors of WonderFi Technologies Inc., a global digital asset platform, from March 2024 through August 2024.  Ms. Leverton currently serves on the board of directors of multiple privately held companies.

Education: Ms. Leverton holds a Bachelor of Social Science and Bachelor of Arts in Psychology and Political Science from the University of Ottawa, a Master of Business Administration from Dalhousie University, and an Institute of Corporate Directors, Director certificate from the Rotman School of Management at the University of Toronto.

Expertise: We believe Ms. Leverton is qualified to serve on our Board because she brings extensive experience as a corporate executive, highly relevant data center leadership skills, and experience in converting Bitcoin operations into data center operations in the AI/ high-performance computing (“HPC”) space.

Age: 48 Director Since: 2025 Committees: Audit, Compensation, Governance (Chair) Other Current Public Company Board Service: None

Douglas Mouton Independent Director

Douglas Mouton has served on our Board since February 2025. Mr. Mouton has served as a member of the Audit Committee, Compensation Committee and Governance Committee since February 2025.

Professional History: Since June 2025, Mr. Mouton has served as a board member at Qnect, a construction industry solutions company. Mr. Mouton has also served as a Senior Advisor at Global Infrastructure Partners, a leading infrastructure investing company, since July 2025. From June 2022 through June 2024, Mr. Mouton served as Senior Engineer Lead, Datacenter Design Engineering and Construction at Meta, a multinational technology conglomerate. Mr. Mouton also served as Vice President, Global Datacenter Delivery at Microsoft, a multinational technology conglomerate, from June 2015 through July 2021. Mr. Mouton has served as a member of the advisory board at Fidelis New Energy, a developer of multi-gigawatt, zero carbon power facilities in Europe, since September 2022.

Education: Mr. Mouton holds a Bachelor of Arts in Architecture from the University of Louisiana at Lafayette and a Master of Strategic Studies, Military Science and Operational Studies from the U.S. Army War College.

Expertise: We believe Mr. Mouton is qualified to serve on our Board because he brings extensive relevant data center industry experience, including expertise in the design, construction and scaling of data centers and deep familiarity with the requirements of hyperscalers.

Age: 62 Director Since: 2025 Committees: Audit, Compensation, Governance Other Current Public Company Board Service: None

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INFORMATION REGARDING DIRECTORS

Nominees for Class II Directors (Terms TO EXPIRE in 2029)

Lance D’Ambrosio Lead Independent Director

Lance D’Ambrosio has served as a director on the Company’s Board, including as a member of each of its three standing committees, since May 2021. Mr. D’Ambrosio has served as the Board’s Lead Independent Director since February 2025, as Chair of the Compensation Committee since June 2024, and sits on the Audit Committee and Governance Committee. He previously served as Chair of the Audit Committee from May 2021 through June 2024.

Professional History: Mr. D’Ambrosio has served as a co-founder and Chairman at RackScale Data Centers, an AI/HPC infrastructure company, since May 2022. Since 2001, Mr. D’Ambrosio has served as the Managing Partner of 4 D Investments, a company focusing on technology and real estate investments. Previously, Mr. D’Ambrosio served as the Chief Executive Officer and Chairman of the board of directors of Crystal Peak Minerals, a Canadian public company focused on precious metals mining, from 2010 to 2018.

Education: Mr. D’Ambrosio has been recognized as a recipient of the Ernst & Young and Merrill Lynch Entrepreneur of the Year Award in the category of e-Software & Services. He holds a Bachelor of Science, Marketing and a Bachelor of Science, Management from the University of Utah, where he graduated in 1979 as a member of the Dean’s Honor List.

Expertise: We believe Mr. D’Ambrosio is qualified to serve on our Board because he brings extensive experience as a corporate executive, entrepreneur and director. He leverages his substantial corporate governance and finance experience during Board discussions and strategic policymaking decisions to help the Board establish, oversee and improve Company policies.

Age: 68 Director Since: 2021 Committees: Audit, Compensation (Chair), Governance Other Current Public Company Board Service: None

Michael Turner Independent Director

Michael Turner has served as a director on the Company’s Board since February 2025. Mr. Turner has served as Chair of the Audit Committee since February 2025 and sits on the Compensation Committee and the Governance Committee.

Professional History: Mr. Turner is the Co-Founder of SuperKey Insurance LLC, an AI-native risk management platform and specialty provider of commercial property and casualty insurance. Previously, Mr. Turner was the President of Oxford Properties Group, a leading global real estate investor, asset manager and business builder from April 2018 through April 2023, Executive Vice President & Country Head from April 2016 through March 2018, and held several other key positions of increasing authority from May 2010 through April 2016. Mr. Turner also served as the Global Head of Real Estate at the Ontario Municipal Employees Retirement System (OMERS), one of Canada’s largest defined benefit public pension funds from April 2018 through April 2023. Mr. Turner was Executive Vice President, Investments at CBRE Group, Inc., a leading global real estate services and investment firm from 2008 through 2010. Mr. Turner has served as a member of the board of directors of Lineage Inc. (NASDAQ: LINE), a global leader in the logistics industry, since September 2020, and previously served on the boards of several private investment and asset management companies, including M7 Real Estate (UK), an investment management company, from January 2021 through March 2023, R-LABS Canada, Inc., a real estate venture builder, from August 2018 to March 2022, and Honest Buildings, a capital planning and project management company, from August 2018 to August 2019.

Education: Mr. Turner holds a Bachelor of Arts from the University of British Columbia, a Master of Planning from Queen’s University, a Master of Finance from the University of Toronto, and is a CFA charter holder.

Expertise: We believe Mr. Turner is qualified to serve on our Board because he brings substantial real asset investment, capital allocation and financial experience which he uses to enhance profitability, spur innovation, and ensure operational excellence.

Age: 53 Director Since: 2025 Committees: Audit (Chair), Compensation, Governance Other Current Public Company Board Service: 1

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INFORMATION REGARDING DIRECTORS

Board Experience

Diversity of experience is an important attribute of a well-functioning board of directors, and our Board’s commitment to achieving a balanced board composition is reflected in our Board Diversity Policy. Our Board values experience, among other attributes, in selecting nominees to serve on our Board and believes that a diverse Board leverages differences in thought, perspective, regional and industry experience, geographical background, age, knowledge and other attributes that will ensure Riot retains a competitive advantage. Accordingly, in alignment with the Board Diversity Policy, when evaluating candidates for nomination as new directors, the Governance Committee will consider the appropriate mix of diversity of skills, experience and expertise in the pool of qualified candidates. If the Governance Committee chooses to engage a search firm, it will work with search firms who understand the Company’s approach in identifying and proposing suitable candidates for appointments to the Board. The Governance Committee periodically reviews the effectiveness of the Board Diversity Policy, including reviewing best practices.

The following matrix summarizes the key experiences, qualifications, skills, and attributes that our directors contribute to the Board’s oversight. This summary is not exhaustive; additional details regarding each director’s experiences, qualifications, skills, and attributes are provided in their biographies above.

Director Skills Matrix as of April 17, 2026

Skills and Experience	Yi	Les	D’Ambrosio	Leverton	Mouton	Turner
Industry and Technology
Executive Leadership
Emerging Technologies
Global Business
Finance and Accounting
Service, Operations and Manufacturing
Communication and Marketing
Digital Assets
Corporate Governance
Risk Management
Human Capital Management
Data Centers and Energy

Familial Relationships and Adverse Proceedings

There are no familial relationships among any of the director nominees and our directors or our executive officers, or between any of our directors and our executive officers. Additionally, none of our directors, director nominees or executive officers are party to any legal proceedings adverse to us.

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Corporate Governance

Corporate Governance Guidelines, Code of Ethics and Business Conduct, and Committee Charters

Our Corporate Governance Guidelines, together with our Board Committee Charters, provide the framework for the Company’s corporate governance, promotes stockholder interests, and enhances Board and management accountability. A summary of our Corporate Governance Guidelines and Board Committee Charters is set forth below.

Our Code of Ethics and Business Conduct (the “Code of Ethics”) applies to our directors, officers, employees (including temporary employees), contractors, and interns (collectively “Covered Persons”), including our principal executive officer and our principal financial officer. The Code of Ethics requires Covered Persons to avoid conflicts of interest, comply with applicable laws, safeguard Company assets, and conduct business ethically and responsibly. It prohibits unfair dealing, including through manipulation, concealment, misuse of confidential or privileged information, or misrepresentation of material facts, and requires compliance with laws and regulations applicable to our global operations, including privacy and data protection, anti-corruption and anti-bribery, and trade sanctions. Our Governance Committee assists our Board in fulfilling its oversight responsibility as to our compliance with the Code of Ethics by reviewing and acting on compliance processes, standards and controls.

We will disclose any substantive amendment to, or waiver (including any implicit waiver) from, the Code of Ethics for directors, NEOs, or financial professionals (or persons performing similar functions) on our website or in a Current Report on Form 8-K filed with the SEC.

Our Corporate Governance Guidelines, Board Committee charters, and Code of Ethics are available on our website at https://www.riotplatforms.com/overview/governance/governance-documents/. Information contained on, or accessible through, our website is not incorporated by reference into this Proxy Statement or any other SEC filing.

Board’s Role in Corporate Governance Matters

The Board oversees the management of the Company’s business and affairs, serving as the ultimate decision-making body, except for those matters reserved for the stockholders. Committed to effective corporate governance, the Board engages in candid and constructive deliberations with management and outside advisors to fulfill its strategic vision and executive oversight responsibilities.

The Board operates through three standing committees - Audit, Compensation, and Governance - each of which fulfill various aspects of the Board’s overall oversight and strategic roles. Each committee elects a chair from among its members to oversee and set the agendas for the committee’s meetings. As part of its structural oversight, the Board manages the Company’s executive officers and the allocation of their respective roles and responsibilities.

The Governance Committee oversees the Company’s Corporate Governance Guidelines, which the Board regularly reviews and updates periodically in response to changing regulatory requirements and evolving governance practices. The Corporate Governance Guidelines, along with the Articles of Incorporation and Bylaws, establish the framework for the Company's governance, including guidelines regarding:

●	the role and responsibilities of the Board and of each individual director, including director compensation, orientation, and continuing education standards;
●	Board composition, including selecting the Chair and Lead Independent Director of the Board and establishing the Board’s committees and their membership, as well as establishing and overseeing membership criteria and director independence;
●	the submission of director nominees for election by our stockholders;
●	the voting standard for the election of directors;
●	Board meetings, including the calling of meetings and establishing their schedules and agendas;
●	the conduct of executive sessions of independent directors and the situations requiring such executive sessions to be held;
●	the Board’s access to management;
●	management succession planning;
●	performance evaluation and compensation for named executive officers;
●	establishment and oversight of stock ownership guidelines for directors, executive officers and employees;

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●	restrictions on transactions in our securities by our directors, executive officers, and other persons in possession of material non-public information, including restrictions on hedging and pledging transactions, as well as on transactions involving margin accounts; and
●	Board and committee self-evaluations to assess the effectiveness of the Board and its committees at fulfilling their various mandates.

Board Orientation and Continuing Education

Each Board member is required to participate in board orientation programs designed to familiarize new members with the Company’s business, strategies, and policies, facilitating the development of industry knowledge essential for effective service on the Board. The Governance Committee and management are responsible for maintaining these orientation programs and providing continuing education to enhance the skills necessary for Board responsibilities. Continuing education may include internal programs, third-party programs, and financial and administrative support for qualifying academic or independent programs.

Board Structure

Pursuant to the Bylaws, the Board is responsible for determining its size and nominating candidates for election by stockholders. The Board has currently set the number of directors at six (6), consisting of four independent directors and two executive directors who serve as part of our executive management team.

At our 2025 Annual Meeting, a majority of stockholders voted in favor of an advisory proposal requesting that the Board declassify. Following the advisory vote, the Board undertook outreach to its top investors in line with governance best practices and, along with the Governance Committee, carefully evaluated feedback received from stockholders and initiated a phased declassification of the Board. Previously, the Board was divided into three equal classes (Class I, Class II, and Class III), with one class standing for election each year.

To ensure an orderly transition and leadership continuity, the Board will implement this change over a three-year period beginning with the Annual Meeting. Each current director will serve the remainder of their previously elected term, with the transition plan as follows:

Class	Election Year	Term (y)	Term Expiration
Class II	2026	3	2029
Class III	2027	2	2029
Class I	2028	1	2029

Beginning with the 2029 Annual Meeting, all directors will stand for election annually to serve one-year terms expiring at the next annual meeting of stockholders. The Board believes this plan reflects stockholder feedback, enhances accountability, and upholds strong governance standards while allowing directors to fulfill their current terms and ensuring leadership continuity during the transition period.

Director Independence

Our common stock, no par value per share (“common stock” or “shares”), is listed on Nasdaq, which requires that independent directors comprise a majority of the Board. In addition, the Nasdaq Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Our Bylaws further require that at least three directors be “independent directors” within the meaning of the Nasdaq Rules and applicable SEC rules.

Consistent with the criteria set forth in the Company’s Corporate Governance Guidelines, the Board’s determination of independence is made in accordance with objective criteria set forth in the Nasdaq Rules and the applicable SEC rules, including employment history and business dealings and affiliations. In addition to these objective tests, in accordance with the Company’s Corporate Governance Guidelines, the Board analyzes director independence using subjective tests, and makes a determination for each independent director that no material relationship exists with the Company—whether directly or as a partner, stockholder, or officer of an affiliated organization—that would interfere with the exercise of independent judgment.

Upon the recommendation of the Governance Committee, our Board reviewed its composition, committee membership, and director independence, including whether any director has a material relationship with the Company that could

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impair independent judgment. Based on information provided by each director regarding background, employment, affiliations, and family relationships, the Board determined that each of the four (4) non-employee directors: Lance D’Ambrosio, Jaime Leverton, Douglas Mouton, and Michael Turner, collectively a majority of the Board, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each qualify as “independent” under the Nasdaq Rules and the applicable SEC rules, including the additional Audit Committee member and Compensation Committee member independence standards set forth in the Nasdaq Rules.

There are no familial relationships among any of the director nominees and our directors or our executive officers, or between any of our current directors and our executive officers.

Board Leadership

The Board believes an effective leadership structure promotes strong governance and independent oversight of management. Accordingly, the roles of CEO and Executive Chairman are separated. The CEO is responsible for the Company’s strategic direction and day-to-day operations, while the Executive Chairman provides guidance to the CEO and presides over meetings of the Board.

A Lead Independent Director serves in place of the Executive Chairman when required under the Bylaws, Nasdaq Rules, SEC rules, or Nevada law. In such circumstances, the Lead Independent Director oversees Board meetings and sets agendas, exercising broad authority over Board affairs. The Board believes this structure ensures appropriate independent oversight and balanced governance.

The Board’s leadership currently consists of Executive Chairman Benjamin Yi and Lead Independent Director Lance D’Ambrosio. Following Mr. Yi’s appointment in May 2021, the Board determined it was appropriate to designate a Lead Independent Director, considering attributes such as leadership, independence, and financial and business expertise. Together with our CEO, Jason Les (who also serves as an executive director on our Board), Mr. D’Ambrosio and Mr. Yi comprise our senior Board leadership, which the Board believes provides effective leadership and governance in a competitive and rapidly evolving industry.

Term Limits and Retirement

The Board does not have any term limits or mandatory retirement age for directors. Because the Governance Committee evaluates director nominees standing for election at each annual general meeting of stockholders, the Board has decided not to adopt specific term limits or mandatory retirement age for directors.

Board’s Role in Risk Oversight

The Board plays an active role, as a whole and at the committee level, in risk oversight of the Company. The Board does not have a formal risk management committee but rather administers this oversight function through its three standing committees. Each standing committee oversees specific risk areas and reports to the full Board, which remains regularly informed through committee updates and discussions.

The Board believes the following are key factors supporting effective oversight, discussion and evaluation of the Company’s decisions and direction: (i) director independence, experience and knowledge; (ii) independent directors’ participation in the directing Board and committee meetings; (iii) regular executive sessions of independent directors; and (iv) direct access to management.

Below is a brief description of the roles and activities of the Board’s standing committees in fulfilling their oversight function. For a more complete description of each of the committees, see “Committees of the Board of Directors” beginning on page 19 of this Proxy Statement.

The Audit Committee oversees overall enterprise risk management and financial reporting-related risks, including those related to accounting, auditing and financial reporting practices, cybersecurity, and legal and regulatory compliance matters. The Audit Committee also reviews whistleblower reports and alleged Code of Ethics violations.

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CORPORATE GOVERNANCE

The Compensation and Human Resources Committee oversees the Company’s compensation practices and programs, including performance-based and equity incentive plans, evaluates risks associated with compensation policies, and reviews executive compensation and benefit plans, policies, and programs. It also oversees the Company’s human capital management, succession planning, training, and corporate culture.

The Governance and Nominating Committee oversees corporate governance risks and oversees and advises the Board on significant corporate responsibility matters, including its policies and practices. It also identifies, evaluates and recommends director nominees, oversees Board and committee composition, performance evaluation, director orientation, continuing education and executive officer succession planning.

Director Attendance at Board, Committee, and Other Meetings

Our Board and its three standing committees meet throughout the year on a set schedule, hold special meetings and may act by written consent from time to time as appropriate. Directors are expected to attend regular Board meetings and meetings of the committees on which they serve, with the understanding that, on occasion, a director may be unable to attend a meeting. In 2025, the Board held 24 regular meetings and executed actions by unanimous written consent, as permitted by our Bylaws and Nevada law. Each director attended 100% of the regular and special meetings of the Board and of the committees on which he or she served that were held during his or her term of office. All directors then-serving attended the 2025 Annual Meeting, and, to the Company’s knowledge, all of our current directors will attend this year’s Annual Meeting.

In addition to formal meetings of the Board and its three standing committees, directors meet and confer on an informal basis throughout the year. While no formal business is decided at these informal meetings, the Board believes participating better enables its members to carry out the Board’s oversight functions and to rapidly respond to the demands required when operating in an emerging and high growth industry.

The Board also holds executive sessions of its members qualified as “independent directors” within the meaning of the Nasdaq Rules and applicable SEC rules in connection with regularly scheduled Board meetings and at such other times as they deem appropriate. Executive sessions of independent directors are provided for in the agenda for each regularly scheduled Board meeting. Each of the independent directors attended 100% of the regular and special executive sessions that were held during his or her term of office.

An important part of the executive sessions of independent directors of our Board and its three standing committees is the discussion of results from the annual self-evaluations undertaken by our Board and its standing committees, the purpose of which is for continuous improvement in performance and effectiveness. Our Governance Committee facilitates our Board’s annual self-evaluation.

Communications With the Board

Should stockholders wish to communicate with the Board about corporate governance or the Board’s management and business risk oversight functions, correspondence may be sent to the Board at: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109, Attention: Board of Directors. The correspondence may include a specific request that a copy of the letter be distributed to a particular Board member or to all Board members. Where no such specific request is made, the letter will be distributed to all Board members if material, in the judgment of the CEO, to matters on the Board’s agenda. Correspondence will be received and processed by management, and those letters properly before the Board will be forwarded to the Board, a committee of the Board, or a particular director, as designated in the message. Communications relating to other topics, including those that are primarily commercial in nature, will not be forwarded.

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Committees of the Board of Directors

Our Board has three standing committees: (i) the Audit Committee, (ii) the Compensation Committee, and (iii) the Governance Committee. Each of these three standing committees is composed solely of and chaired by independent non-employee directors, each of whom the Board has affirmatively determined is independent pursuant to the Nasdaq Rules and applicable SEC rules. Each of the committees operates pursuant to its respective charter. The committees regularly report on their activities and actions to our full Board, generally at the next Board meeting following a committee meeting. The committee charters are reviewed annually by the Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Governance Committee proposes revisions to the charters. The responsibilities of each committee are described in more detail below. The charter of each of our Audit Committee, Compensation Committee, and Governance Committee complies with applicable Nasdaq Rules, SEC rules and provisions of Nevada law.

Copies of each of the charters for the three standing committees are available at https://www.riotplatforms.com/overview/governance/governance-documents/, by following the link for each of the Audit Committee, the Compensation Committee, and the Governance Committee, and are also available to stockholders free of charge upon written request to our Corporate Secretary at Riot Platforms, Inc., Attention: Corporate Secretary, 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109. The principal functions of each of the three standing committees are summarized below.

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Audit Committee

Our Audit Committee oversees our independent registered public accounting firm and accounting and internal control matters. Our Audit Committee also assists our Board in fulfilling its responsibilities to oversee: the integrity of our financial statements; our compliance with relevant legal and regulatory requirements; our internal controls and procedures over financial reporting; the qualifications and independence of our independent registered public accounting firm; and the performance of our internal audit function and the audit function of our independent registered public accounting firm.

In addition to these key oversight functions, our Audit Committee is responsible for, among other matters, the following:

●
Directly appointing, compensating, retaining, terminating and overseeing the work of our independent registered public accounting firm;
●
Pre-approving and adopting appropriate procedures to pre-approve all audit services, internal control-related services and non-audit services to be provided by our independent registered public accounting firm;
●
Reviewing and discussing with our independent registered public accounting firm and our management (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, (ii) the effect of regulatory and accounting initiatives or actions applicable to us, as well as off-balance sheet structures, on our financial statements, and (iii) any major issues concerning the adequacy of our internal controls and any special steps adopted in light of any material control deficiencies;
●
Discussing guidelines and policies governing the process by which our management assesses and manages major risk exposures;
●
Reviewing and discussing our earnings press releases with management and our independent registered public accounting firm; and
●
Reviewing and discussing with our independent registered public accounting firm and our management quarterly and year-end operating results, reviewing our interim financial statements included in our Quarterly Reports on Form 10-Q, and recommending to our Board the inclusion of our annual financial statements in our Annual Reports on Form 10-K.

A more detailed description of our Audit Committee’s purposes and responsibilities is contained in its charter, which is available online.

The Board has affirmatively determined in its business judgment that each member of the Audit Committee during 2025 and each current member is independent within the meaning of the applicable Nasdaq Rules and the SEC Rules for director independence generally and for audit committee service specifically and that each of them is able to read and understand fundamental financial statements as required under the current Nasdaq Rules. The Board has also determined that the three current members of this committee – Mr. D’Ambrosio, Ms. Leverton, and Mr. Turner – meet the qualifications of an “audit committee financial expert,” in accordance with SEC Rules and similar financial sophistication rules under the Nasdaq Rules.

The Audit Committee held eight (8) meetings (including by written consent) during 2025, in addition to meeting regularly with the Company’s independent registered public accounting firm, both privately and with representatives of the Company’s management present.

Michael Turner (Chair)

Lance D'Ambrosio

Jaime Leverton

Douglas Mouton

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Compensation and Human Resources Committee

The Compensation Committee, among other matters, is responsible for:

●
Reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;
●
Overseeing and administering the Company’s executive compensation plans, including equity-based awards;
●
Negotiating and overseeing employment agreements with officers and directors;
●
Overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives;
●
Establishing and overseeing performance-based incentive programs to attract and retain personnel for positions of substantial responsibility with the Company;
●
Overseeing the Company’s personnel development and training programs, its human resources practices, including oversight of management succession planning; and
●
Overseeing the maintenance of the Company’s corporate culture.

A more detailed description of our Compensation Committee’s purposes and responsibilities is contained within its charter, which is available online.

The Board has affirmatively determined in its business judgment that each member of the Compensation Committee meets the director independence standards of the Nasdaq Rules and the SEC Rules and meets the additional independence criteria applicable to Compensation Committee members under the Nasdaq Rules and the applicable SEC rules.

The Compensation Committee held twelve (12) meetings (including by written consent) during the fiscal year ended December 31, 2025.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee is or formerly was an employee or officer of the Company. None of the members had a related person transaction with the Company that required disclosure. In addition, during 2025, none of our executive officers served as a member of the Board of Directors or Compensation Committee (or other board committee performing equivalent functions) of an entity that had one or more executive officers serving as members of the Board or the Compensation Committee.

Lance D’Ambrosio (Chair)

Jaime Leverton

Douglas Mouton

Michael Turner

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CORPORATE GOVERNANCE

Governance and Nominating Committee

The Governance Committee, among other matters, is responsible for:

●
Reviewing and assessing the development of the executive officers, and considering and making recommendations to the Board regarding employment and succession issues;
●
Evaluating and reporting to the Board on the performance and effectiveness of the directors, committees, and the Board as a whole;
●
Working with the Board to determine the desired experience, mix of skills and other qualities to provide for the appropriate composition of the full Board and each committee;
●
Annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;
●
Reviewing, evaluating, and recommending changes to the Company’s Corporate Governance Guidelines and committee charters;
●
Recommending to the Board individuals to be elected to fill vacancies and newly created directorships;
●
Overseeing the Company’s compliance program, including the Code of Ethics; and
●
Overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

A more detailed description of our Governance Committee’s purposes and responsibilities is contained within its charter, which is available online.

The Board has affirmatively determined in its business judgment that each member of the Governance Committee meets the director independence standards of the Nasdaq Rules and SEC Rules.

The Governance Committee held four (4) meetings (including by written consent) during 2025.

Jaime Leverton (Chair)

Lance D'Ambrosio

Douglas Mouton

Michael Turner

Evaluating Director Nominees

As specified in our Corporate Governance Guidelines, we seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as the membership criteria reflected in the Corporate Governance Guidelines. The Governance Committee seeks to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

22	Riot Platforms 2026 Proxy Statement

CORPORATE GOVERNANCE

The Governance Committee may, at its discretion, choose to utilize a third party for identifying and evaluating potential director nominees.

The Governance Committee will consider director candidates properly recommended by stockholders who provided notices of stockholder proposals in compliance with our Bylaws and applicable law. The Governance Committee’s process for considering such stockholder recommendations is no different than its process for screening and evaluating candidates suggested by directors, our management, or third parties.

Certain Relationships and Related Party Transactions

Effective March 29, 2023, the Board adopted a written Related Party Transaction Policy, as amended April 29, 2024, (the “RPT Policy”) for the purpose of describing the procedures used to identify, review, approve and disclose, if necessary, any transaction in which the Company was or is to be a participant in which the amount involved exceeds $120,000 (the “Threshold”), and in which any of the Company’s executive officers, directors or stockholders (or groups of stockholders) owning more than 5% of the Company’s outstanding common stock, or any immediate family members of such persons (collectively a “Related Party”), has a direct or indirect material interest.

Once a Related Party transaction in which the aggregate amount involved will or may be expected to exceed the Threshold in any calendar year has been identified by the Company’s Chief Legal Officer and Corporate Secretary, the Audit Committee must review the transaction for approval or ratification. In determining whether to approve or ratify a Related Party transaction, the Audit Committee shall consider all relevant facts and circumstances including:

(i)	whether the Related Party transaction was undertaken in the ordinary course of business of the Company;
(ii)	whether the Related Party transaction was initiated by the Company, a subsidiary or the Related Party;
(iii)	whether the transaction with the Related Party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
(iv)	the purpose and the potential benefits to the Company of, the Related Party transaction;
(v)	the approximate dollar value of the amount involved in the Related Party transaction, particularly as it relates to the Related Party;
(vi)	the Related Party’s interest in the Related Party transaction; and
(vii)	any other information regarding the Related Party transaction or the Related Party that the Board or its advisors believe could be material to investors’ investment decisions regarding the Company’s securities, in light of the circumstances of the particular transaction.

To be permitted, a Related Party transaction must be approved or ratified by the Audit Committee in accordance with the RPT Policy. To approve or ratify a Related Party transaction, the Audit Committee must determine, in good faith, that, under all circumstances, the reported transaction is in the best interests of the Company and its stockholders, notwithstanding the Related Party nature of the transaction.

No director may participate in any discussion, approval, or ratification of a transaction in which she or he is a related person.

Under the RPT Policy, if we should discover Related Party transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission, or amendment of the transaction.

Riot Platforms 2026 Proxy Statement	23

CORPORATE GOVERNANCE

Gregory Les (“Gregory”), the brother of our CEO, Jason Les, is employed as Co-Head of Corporate Development and reports to the Chief Financial Officer. Gregory joined the Company on January 6, 2023. During the year ended December 31, 2025, Gregory received total cash compensation of approximately $339,557 comprised of a base salary in the amount of $236,900 in connection with such employment and $102,657 under the Company’s AIP. Gregory is eligible to participate in the AIP and his target award is a cash payment of 50% of his base salary. Gregory is also eligible to participate in the LTIP, to earn additional compensation upon Riot’s achievement of performance objectives in the case of performance restricted stock awards (“PRSAs”) and through time-based vesting in the case of restricted stock awards (“RSAs”). Under the Company’s LTIP, Gregory was granted up to 22,183 PRSAs which are eligible to vest, if at all, upon the Compensation Committee certification at the end of the performance period ending December 31, 2027, and 11,091 RSAs which are eligible to vest, if at all, as to one third, annually, through January 1, 2028. Any unearned shares will be forfeited. Gregory is eligible to participate in our general employee benefits plan on the same terms as other employees. The Audit Committee has approved the terms of his employment with the Company.

Soomin David Yi (“David”), the brother of our Executive Chairman, Benjamin Yi, is employed as Co-Head of Corporate Development and reports to the Chief Financial Officer. David joined the Company on May 1, 2024. During the year ended December 31, 2025, David received total cash compensation of $329,667 comprised of a base salary in the amount of $230,000 and $99,667 under the AIP. David is eligible to participate in the Company’s AIP and his Target Award is cash payment of 50% of his base salary. David is also eligible to participate in the Company’s LTIP, to earn additional compensation upon Riot’s achievement of performance objectives in the case of performance restricted stock unit awards (“PSUs”) and through time-based vesting in the case of restricted stock unit awards (“RSUs”). Under the Company’s LTIP, David was granted up to 22,183 PSUs which are eligible to vest, if at all, upon Compensation Committee certification at the end of the performance period ending December 31, 2027, and 11,091 RSUs which are eligible to vest, if at all, as to one third, annually, through January 1, 2028. Upon vesting and settlement by the Company, the RSUs are convertible into shares of our common stock, on a one-for-one basis. Any unearned shares will be forfeited. Additionally, David is eligible to participate in our general employee benefits plan on the same terms as other employees. The Audit Committee has approved the terms of his employment with the Company.

Michael Gibbs (“Michael”), the brother of our former Chief Data Center Officer, Jonathan Gibbs, is employed as Senior Vice President, Marketing and reports to the Chief Operating Officer. Michael joined the Company on July 21, 2025. During the year ended December 31, 2025, Michael received total cash compensation of $208,718 comprised of a base salary in the amount of $135,385 ($310,000 annually) and $73,333 under the AIP. Michael is eligible to participate in the Company’s AIP and as of 2026 his Target Award is cash payment of 70% of his base salary. In 2025, he was granted an initial equity award in the amount of 9,118 RSAs which are eligible to vest, if at all, in four approximately equal quarterly tranches. Michael is also eligible to participate in the Company’s LTIP, with awards granted at the discretion of the Compensation Committee. Under the Company’s LTIP, Michael was granted up to 18,132 PRSAs which are eligible to vest, if at all, upon Compensation Committee certification at the end of the performance period ending December 31, 2027, and 9,066 RSAs which are eligible to vest, if at all, as to one-third, annually, through January 1, 2028. Any unearned shares will be forfeited. Michael received a cash relocation bonus in the amount of $50,000. Additionally, Michael is eligible to participate in our general employee benefits plan on the same terms as other employees. The Audit Committee has approved the terms of his employment with the Company.

All of the Related Parties’ compensation packages were benchmarked against market data provided by the Company’s People Operations team for similar roles at relevant companies. Jonathan Gibbs, Jason Les, and Benjamin Yi recused themselves from any and all discussions and approvals regarding employment and compensation for the above identified Related Parties.

24	Riot Platforms 2026 Proxy Statement

DIRECTOR COMPENSATION

Director Compensation

It is the Board’s practice to maintain a fair and straightforward non-employee director compensation program that is also designed to be competitive with director compensation programs of the Company’s peers. The Compensation Committee periodically reviews the type and form of compensation paid to our non-employee directors in consultation with independent compensation consultants the Committee engages from time to time, before recommending the amount and form of director compensation for approval by the Board. In recommending changes to the Company’s director compensation package, the Compensation Committee reviews peer group data and broad survey data provided by independent compensation consultants and considers whether any changes in director compensation are required to enable the Company to retain talented Board members who, as members of the Board, are responsible for setting the Company’s strategic vision, overseeing its growth and development, and aligning the Company’s mission with its stockholders’ interests.

Board members who are also our employees receive no compensation for their service as Board members. Our directors who also served as executive officers, Messrs. Yi and Les, did not receive additional compensation for their services as directors for the year ended December 31, 2025.

Director Stock Ownership Guidelines

We believe stock ownership by our non-employee directors aligns their interests with the interests of our stockholders. Accordingly, our Board has established Stock Ownership Guidelines (the “Guidelines”) for our non-employee directors who receive equity grants as part of their director compensation. Such Guidelines are expressed as a multiple of three (3) times each director’s annual cash retainer. It is anticipated that each director should be able to achieve the Guidelines within five (5) years of the effective date of the Guidelines (January 10, 2022), or if newly appointed to the Board after January 10, 2022, within five (5) years of joining the Board.

Equity Compensation

On September 27, 2022, the Company converted all unvested shares of RSUs into an equal number of shares of RSAs (RSAs, together with RSUs, “Stock Grants”). Generally, on the date of each annual general meeting of stockholders, each of our non-employee directors is granted either RSAs or RSUs, subject to any interim adjustments authorized by the Compensation Committee and approved by the Board. Stock Grants to non-employee directors vest in quarterly installments beginning in the first quarter following the date of grant (on the same day of the month as the date of grant) subject to continued service through each vesting date. Directors who are appointed mid-year receive a pro-rated Stock Grant based on the number of months between their appointment date and the date of our next annual general meeting of stockholders.

DIRECTOR COMPENSATION TABLE

The compensation paid or awarded for 2025, to our non-employee directors, as of December 31, 2025, is set forth in the table below.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)	($)
Hubert Marleau(3)	20,000	—	—	20,000
Hannah Cho(3)	20,000	—	—	20,000
Lance D’Ambrosio(4)	120,000	199,999	—	319,999
Jaime Leverton(5)	106,071	325,519	—	431,590
Douglas Mouton(6)	88,393	325,519	—	413,912
Michael Turner(7)	106,071	325,519	—	431,590
(1)	Each non-employee director receives a $100,000 annual cash retainer, and each Committee Chair receives an additional $20,000 annual cash fee.

Riot Platforms 2026 Proxy Statement	25

DIRECTOR COMPENSATION

(2)	Represents the grant date fair value for Company stock granted in the year ended December 31, 2025, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Such amounts do not represent amounts actually paid to or realized by the non-employee director. See Note 15 to our consolidated financial statements included in our 2025 Annual Report on Form 10-K for details as to the assumptions used to determine the grant date fair value of applicable Stock Grants. Additional information regarding the Company stock awarded to or held by each non-employee director as of December 31, 2025, is set forth in the table below.

The aggregate number of outstanding equity awards for each of our non-employee directors as of December 31, 2025, is set forth in the table below.

Name	Aggregate Number of Outstanding Awards
Hubert Marleau	0
Hannah Cho	0
Lance D’Ambrosio	8,052
Jaime Leverton	8,052
Douglas Mouton	8,052
Michael Turner	8,052
(3)	Retired from the Board effective February 12, 2025.
(4)	Mr. D’Ambrosio currently serves as the Lead Independent Director of our Board, and as Chair of the Compensation Committee. Mr. D’Ambrosio received a stock award of 16,103 RSAs granted at a fair value of $9.95 per share, as of July 11, 2025, issued under the Company’s 2019 Equity Incentive Plan (as amended, the “2019 Equity Plan”) pursuant to an equity award agreement between Mr. D’Ambrosio and the Company as compensation for Mr. D’Ambrosio’s service as a director through June 30, 2026. Pursuant to the equity award agreement, such RSAs are eligible to vest, if at all, in four equal quarterly installments after the grant date. Mr. D’Ambrosio did not receive an equity award on February 21, 2025, because he continued to be a sitting director and previously received an annual award vesting through June 30, 2025.
(5)	Ms. Leverton joined the Board on February 12, 2025, and currently serves as the Chair of the Governance Committee. Stock awards include (a) 12,000 RSUs granted at a fair value of $10.46 per share, as of February 21, 2025, issued under the Company’s 2019 Equity Plan pursuant to an equity award agreement between Ms. Leverton and the Company as compensation for Ms. Leverton’s service as a director through June 30, 2025, and (b) 16,103 RSUs granted at a fair value of $9.95 per share, as of July 11, 2025, issued under the Company’s 2019 Equity Plan pursuant to an equity award agreement between Ms. Leverton and the Company as compensation for Ms. Leverton’s service as a director through June 30, 2026. Pursuant to the equity award agreement, such RSUs are eligible to vest, and be settled into shares of the Company’s common stock, if at all, in four equal quarterly installments after the grant date.
(6)	Mr. Mouton joined the Board on February 12, 2025, and currently serves as a director and sits on each of the Company’s Committees. Stock awards include (a) 12,000 RSAs granted at a fair value of $10.46 per share, as of February 21, 2025, issued under the Company’s 2019 Equity Plan pursuant to an equity award agreement between Mr. Mouton and the Company as compensation for Mr. Mouton’s service as a director through June 30, 2025, and (b) 16,103 RSAs granted at a fair value of $9.95 per share, as of July 11, 2025, issued under the Company’s 2019 Equity Plan pursuant to an equity award agreement between Mr. Mouton and the Company as compensation for Mr. Mouton’s service as a director through June 30, 2026. Pursuant to the equity award agreement, such RSAs are eligible to vest, if at all, in four equal quarterly installments after the grant date.
(7)	Mr. Turner joined the Board on February 12, 2025, and currently serves as the Chair of the Audit Committee. Stock awards include (a) 12,000 RSAs granted at a fair value of $10.46 per share, as of February 21, 2025, issued under the Company’s 2019 Equity Plan pursuant to an equity award agreement between Mr. Turner and the Company as compensation for Mr. Turner’s service as a director through June 30, 2025, and (b) 16,103 RSAs granted at a fair value of $9.95 per share, as of July 11, 2025, issued under the Company’s 2019 Equity Plan pursuant to an equity award agreement between Mr. Turner and the Company as compensation for Mr. Turner’s service as a director through June 30, 2026. Pursuant to the equity award agreement, such RSAs are eligible to vest, if at all, in four equal quarterly installments after the grant date.

26	Riot Platforms 2026 Proxy Statement

PROPOSAL NO. 2 RATIFICATION OF AUDITOR APPOINTMENT

Audit Matters

Proposal No. 2
Ratification of Auditor Appointment

We are asking our stockholders to ratify the appointment by our Audit Committee of Deloitte to serve as our independent registered public accounting firm for the year ending December 31, 2026. Although our Bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, the Audit Committee is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders’ views on our independent registered public accounting firm. If our stockholders vote against the ratification of Deloitte, the Audit Committee will consider this in its selection of auditors for the following year. Even if our stockholders ratify the appointment, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the interest of the Company and our stockholders.

The Audit Committee has retained Deloitte as the Company’s independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements for the year ending December 31, 2026, to be included in the Company’s annual report on Form 10-K for the same period. The Audit Committee previously retained Deloitte to serve as the Company’s independent public accounting firm and to perform such audit services for the year ended December 31, 2025. A representative of Deloitte is expected to be present virtually at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. During our two most recent years through December 31, 2025, and the subsequent interim period through the Record Date, neither the Company nor anyone on the Company’s behalf consulted Deloitte regarding either (1) the application of accounting principles to a specified transaction regarding us, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (2) any matter regarding us that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Vote Required

The affirmative vote of a majority of the votes cast on this proposal is required to ratify the appointment of the Company’s independent registered public accounting firm. Abstentions will be counted towards the tabulation of votes cast on this proposal but will have no effect on the outcome of the vote on this proposal. Brokers, banks and other nominees that hold shares for beneficial owners in “street name” (“Stockholder Nominees”) have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a Stockholder Nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 2
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Riot Platforms 2026 Proxy Statement	27

PROPOSAL NO. 2 RATIFICATION OF AUDITOR APPOINTMENT

Audit Fees

The current policy of the Company’s Audit Committee requires the Audit Committee’s review and pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors. These services requiring pre-approval by the Audit Committee may include audit services, audit-related services, tax services and other services. All the services performed by the independent registered public accounting firm were approved by the Audit Committee prior to performance. The Audit Committee has determined that the payments made to its independent accountants for these services are compatible with maintaining such auditors’ independence.

Aggregate fees billed or expected to be billed for professional services for the years ended December 31, 2025 and December 31, 2024 in the following categories and amounts were:

	2025	2024
Audit Fees(1)	$1,939,543	$2,129,084
Audit-Related Fees	$—	$—
Tax Fees(2)	$—	$—
All Other Fees	$—	$—
Total Fees	$1,939,543	$2,129,084
(1)Audit Fees relate to the financial statement audits, quarterly reviews and related matters. Audit Fees include services rendered by Deloitte, our independent registered public accounting firm, for the Company’s audits, reviews of the interim condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and the review of our registration statements, including the issuance of comfort letters.
(2)Tax Fees include fees for services rendered for tax compliance and related matters. There were no Tax Fees incurred with, or services provided by our auditor, Deloitte, in 2025 or 2024.

Deloitte, as our independent registered public accounting firm (through its full-time employees) performed all work regarding the audit of our financial statements for the most recently completed fiscal year.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

All services performed in the years ended December 31, 2025 and December 31, 2024 were pre-approved by the Audit Committee. It is the Audit Committee’s policy to pre-approve all audit and permissible non-audit services to be provided to the Company by our independent registered public accounting firm. The Audit Committee pre-approves these services by category and service.

28	Riot Platforms 2026 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

Report of the Audit Committee

The following Report of our Audit Committee (this “Report”) does not constitute soliciting material and this Report should not be deemed filed or incorporated by reference into any other previous or future filings by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this Report by reference therein.

The role of the Audit Committee is, among other things, to assist the Board in its oversight of the following: the integrity of Riot’s financial statements; Riot’s compliance with relevant legal and regulatory requirements; Riot’s internal controls over financial reporting; the qualifications and independence of Riot’s independent registered public accounting firm; and the performance of Riot’s internal audit functions and that of its independent registered public accounting firm.

The Board has determined that, in its business judgment, all members of the Audit Committee are independent within the meaning of the Nasdaq Rules, the Sarbanes-Oxley Act of 2002 and related rules of the SEC.

Riot’s management is responsible for the preparation, presentation and integrity of Riot’s financial statements and the effectiveness of Riot’s system of internal control over financial reporting and disclosure controls and procedures. Management is responsible for maintaining and evaluating appropriate accounting and financial reporting practices and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.

The Audit Committee, on behalf of Riot, engaged Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm for the year ending December 31, 2026, as well as for the year ended December 31, 2025. Pursuant to its appointment, Deloitte is responsible for auditing Riot’s consolidated financial statements and expressing an opinion as to whether such financial statements are presented fairly, in all material respects, in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”). Deloitte was also responsible for auditing the effectiveness of Riot’s internal control over financial reporting for the year ended December 31, 2025.

The Audit Committee has met and held discussions with Riot’s management and Deloitte. The Audit Committee discussed with Riot’s management and Deloitte the overall scope of, and plans for, their respective audits and the identification of audit risks. The Audit Committee also met with Deloitte and Riot’s Chief Financial Officer (Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer), with and without management present, to discuss the results of their respective examinations, the reasonableness of significant judgments, the evaluations of Riot’s internal controls over financial reporting and the overall quality of Riot’s financial reporting. Management has represented to the Audit Committee that Riot’s consolidated financial statements were prepared in accordance with GAAP.

In performance of its oversight function, the Audit Committee has:

●	Reviewed and discussed Riot’s internal controls over financial reporting with management and Deloitte, including a review of management’s report on its assessment and for the year ended December 31, 2025, Deloitte’s audit of the effectiveness of Riot’s internal controls over financial reporting and any significant deficiencies or material weaknesses identified by such audit;
●	Considered, reviewed and discussed the audited financial statements with management and Deloitte, including a discussion of the quality of the accounting principles, the reasonableness thereof, significant adjustments, if any, and the clarity of disclosures in the financial statements, as well as critical accounting policies and other financial accounting and reporting principles and practices;
●	Discussed with Deloitte the matters required to be discussed under the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, and No. 2410, Related Parties;
●	Received, reviewed and discussed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence; and
●	Reviewed the services provided by Deloitte other than its audit services and considered whether the provision of such other services by Deloitte is compatible with maintaining its independence, discussed with Deloitte its independence, and concluded that Deloitte is independent from Riot and its management.

Riot Platforms 2026 Proxy Statement	29

REPORT OF THE AUDIT COMMITTEE

In reliance on the reports, reviews and discussions described in this Report, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in Riot’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC and for inclusion in the Company’s proxy materials to be provided to the Company’s stockholders in advance of its 2026 Annual General Meeting of Stockholders. The Audit Committee has also appointed, and requested stockholder ratification of the appointment of, Deloitte as Riot’s independent registered public accounting firm for the year ending December 31, 2026.

Respectfully submitted,

The Audit Committee of Riot Platforms, Inc.

Michael Turner, Chair
Lance D’Ambrosio
Jaime Leverton
Douglas Mouton

30	Riot Platforms 2026 Proxy Statement

EXECUTIVE COMPENSATION

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview of our executive compensation program for 2025 and our executive compensation philosophies, policies and practices, as well as the compensation paid to our 2025 NEOs (within the meaning of Item 402(a)(3) of Regulation S-K), who are listed below.

Our 2025 Named Executive Officers

Jason Les Chief Executive Officer	Benjamin Yi Executive Chairman	Colin Yee Chief Financial Officer*	Jonathan Gibbs Chief Data Center Officer**	Stephen Howell Chief Operating Officer

* Mr. Yee served as Chief Financial Officer for all of 2025. Effective March 1, 2026, Mr. Yee transitioned to Senior Advisor. For further discussion see “Chief Financial Officer Transition” beginning on page 54 of this Proxy Statement. Mr. Jason Chung, formerly our EVP, Head of Corporate Development & Strategy, succeeded him as of this date.

** Effective April 12, 2026, Mr. Gibbs’ employment with the Company ceased.

2025 Business Highlights

Riot had a remarkable year in 2025, generating record revenue and making significant progress in our strategic evolution to develop the Company’s power capacity at the Corsicana Facility and the Rockdale Facility for non-bitcoin mining data center applications. Our efforts in 2025 put us in a strong position looking forward to the exciting opportunities ahead of us to maximize stockholder value, particularly on the AI/HPC front.

Riot Platforms 2026 Proxy Statement	31

EXECUTIVE COMPENSATION

Total Revenue $647.4M
●
As of December 31, 2025, our Bitcoin Mining business segment had a total deployed hash rate of 38.5 EH/s, compared to a total deployed hash rate of 31.5 EH/s as of December 31, 2024.
●
Acquired the 200 acres of land underlying our Rockdale Facility.
●
We held 18,005 Bitcoin at fiscal year ended December 31, 2025.
●
Began leveraging our core competencies in power optimization, strategic land acquisition, engineering design, and construction execution to begin actively pursuing opportunities to develop and monetize portions of our existing facilities and power pipeline through the provision of data center leasing services.
●
Entered into our first data center lease with AMD to deliver critical IT load capacity.

Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) $306.4M
Adjusted EBITDA $12.96M
Net Income $(663.2)M
Average Cost to Mine One Bitcoin, Excluding Bitcoin Miner Depreciation $49,645
Bitcoin Mined 5,686

32	Riot Platforms 2026 Proxy Statement

EXECUTIVE COMPENSATION

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Annual Report for a more detailed description of our 2025 financial results.

2025 SAY-ON-PAY VOTE

The Compensation Committee considers the results of our Say-on-Pay vote when making decisions regarding the structure and implementation of our executive compensation programs. In response to the results of the 2025 Say-on-Pay vote, we undertook extensive engagement efforts to better understand this result, including direct participation by the Compensation Committee Chair in meetings with institutional stockholders.

After extensive engagement and stockholder feedback, the Compensation Committee, with the support of management, took immediate action and 2024 NEOs did not receive an equity grant as part of the 2025 LTIP program. Further, the Compensation Committee implemented a negative absolute TSR cap on payouts under the LTIP and refined the AIP by adopting more rigorous performance objectives and higher thresholds. The Compensation Committee remains committed to continuous engagement with stockholders as they review our executive compensation program to ensure ongoing alignment between our executive compensation program and the long-term interests of our stockholders.

For further information, please see the section below entitled “Stockholder Engagement” for a discussion of our engagement, feedback, and responses.

2025 Compensation Highlights

Consistent with our compensation philosophy, in 2025 our NEOs were eligible to participate in performance-based short- and long-term incentive programs tied to annual and multi-year goals, respectively, that prioritize and reward performance on critical financial and strategic metrics and our performance relative to our peers.

Short-Term Incentives

The AIP, our short-term incentive program, was developed to be dependent upon meaningful annual performance measures. Payouts are based on a combination of quantitative and qualitative components. Payments were made in cash for our NEOs, except for our CEO and Executive Chairman who received Bitcoin payments in addition to cash in 2025. As further discussed in this Compensation Discussion and Analysis, our CEO and Executive Chairman no longer receive Bitcoin payments in addition to cash starting in 2026. The general philosophy of the Compensation Committee has been to work towards providing AIP opportunities (expressed as a percentage of an individual NEO’s base salary) that are competitive while also recognizing the Company's performance relative to its peer group.

For 2025, the AIP paid out at 125% of target, based on the Company’s performance relative to the metrics established by the Compensation Committee.

The Company’s Strategic Objective payout of 40% resulted from:

●	Sustainably financing all business lines;

Riot Platforms 2026 Proxy Statement	33

EXECUTIVE COMPENSATION

●	Achieving institutional-grade functions to support operations; and
●	Building the most capital and operationally efficient platform companies.

Long-Term Incentives

The LTIP was developed, in part, in response to feedback we received from our stockholders, and focuses primarily on rewarding TSR (as discussed below) performance and over-performance, as compared to the broader market, and is appropriate for a company of our size and stage of growth.

For 2025, in response to the Say-on-Pay vote outcome at our 2025 Annual Meeting, the Compensation Committee elected to suspend LTIP awards to the Company’s 2024 NEOs. Mr. Howell received an award under the LTIP as he was not one of the Company’s 2024 NEOs. In 2025, Mr. Gibbs received a sign-on award upon his hire in June 2025, which consisted of stock options and service-based RSAs.

See additional details in “Our Executive Compensation Program Elements for 2025” below in this Compensation Discussion and Analysis.

Executive Compensation Philosophy, Policies and Practices

Executive Compensation Philosophy

We believe our people are the core driving force behind our long-term success. Our compensation philosophy is to align compensation with the Company’s business objectives and drive stockholder value. Accordingly, the goals of our executive compensation programs are:

Performance Focused - motivate executives to achieve and exceed financial, strategic, business, and other objectives to deliver the highest level of performance over the short-, medium-, and long-term by making a substantial percentage of total executive compensation variable, or “at risk,” based on individual or Company performance;

Competitive in the Market - attract and retain talented leaders through competitive pay programs; and
Aligned with Stockholders - align executive officer and stockholder interests to optimize long-term stockholder value;

Balance - pay-for-performance metrics should ensure a mix of fixed and variable “at risk” compensation that fairly balances with our goals of attracting and retaining top talent, while motivating employees to be high-performing through an appropriate balance of short-, medium-, and long-term incentive awards and managing total compensation costs.

We compensate our NEOs with a mix of base salaries, annual performance-based cash incentive compensation based on operational, financial and strategic performance against pre-defined metrics, and time-based equity and performance-based equity awards. We believe that the performance goals we set should be challenging yet achievable and competitive at the target performance level to increase motivation and to attract, retain, develop and reward executive officers who embody the abilities and skills to build long-term stockholder value. Such goals and objectives should be appropriately rewarded, and there should be a downside risk to compensation if we do not achieve such goals and objectives. Additionally, we believe granting our NEOs (and our other employees) equity compensation encourages them to operate like owners, linking their financial interests with the interests of our stockholders by directly aligning ultimate pay outcomes with our stock price performance and building meaningful long-term ownership of our stock. However, we did not grant equity awards in 2025 to our 2024 NEOs who received supplemental long-term equity awards in response to stockholder feedback regarding the size of those awards. Accordingly, only Mr. Gibbs and Mr. Howell received equity awards in 2025.

34	Riot Platforms 2026 Proxy Statement

EXECUTIVE COMPENSATION

As the Company grows, we will continue to evaluate our compensation philosophy and programs to ensure they continue to meet our financial goals, talent management and strategic objectives.

2026 Executive Pay Mix

2025 Executive Compensation Policies and Practices

What We DO	What We DON'T Do
Caps on cash and equity incentive compensation for our executive officers	No guaranteed salary increases for our executive officers
Multi-year vesting schedules	No minimum AIP payout
Clawback provisions on incentive compensation	No option/Stock Appreciation Rights (“SAR”) repricing without stockholder approval
Meaningful stock ownership requirements for executive officers and directors	No equity compensation plan evergreen features
Use of an independent compensation consultant by the Compensation Committee	No excessive exceptions to minimum vesting requirements
Annual review of our compensation strategy by the Compensation Committee	No option reloading
No nonqualified deferred compensation plan
Equity compensation largely based on achievement of performance metrics	No payout of dividends (or dividend equivalents) on unvested equity awards
Negative absolute TSR caps on LTIP vesting	No tax gross-up on any equity award grants

Stockholder Engagement

Our Say-on-Pay vote at the 2025 Annual Meeting received 31.5% of votes cast in favor from our stockholders. The Board took the 2025 Say-on-Pay vote outcome seriously and undertook a thorough review of our compensation program. In advance of the 2025 Annual Meeting, at the Compensation Committee’s direction, we conducted extensive outreach to investors to discuss our compensation program, including 2024 pay decisions. We reached out to 15 of our top institutional holders representing 32% of our outstanding shares. In total, we engaged 6 stockholders representing

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EXECUTIVE COMPENSATION

25% of outstanding shares. A member of the Compensation Committee joined three (3) of those meetings representing 20% of our shares outstanding. During these meetings, we received feedback primarily regarding the magnitude of the One-Time Supplemental Performance-Based Awards made in January 2024.

Board Responsiveness Process After 2025 Say-on-Pay Advisory Vote

Following the 2025 Say-on-Pay vote, the Compensation Committee conducted a review of our executive compensation program, engaged directly with our shareholders, and took action to address the vote outcome.

In a show of immediate responsiveness, the Compensation Committee acted by electing not to grant shares under the Company’s LTIP in July 2025 for the Company’s 2024 NEOs.

After the 2025 Annual Meeting, the Compensation Committee directed management to again reach out to 18 of our top institutional holders representing over 38% of our outstanding shares. One holder in the top 5 explicitly declined a meeting citing their support of the compensation program at the 2025 Annual Meeting. We also received one inbound request to engage. Ultimately, we engaged with 6 stockholders representing over 25% of our outstanding shares, to solicit views and concerns regarding our executive compensation program. The Chair of the Compensation Committee joined four (4) of those meetings representing over 23% of our outstanding shares, based on the attendance requests made by the institutions. Based on our ownership, we feel this outreach was robust and provided additional valuable insight into the perspectives of our institutional holders, which informed how the Compensation Committee responded following our 2025 Say-on-Pay vote.

A summary of what we heard from investors in 2025 and how we responded is below:

What We Heard:	How We Responded:

Concerns around the magnitude of One-Time Supplemental Performance-Based Awards.

Some, but not all, stockholders raised concerns on the total quantum of pay represented by these one-time awards. While they appreciated the rationale provided in our proxy statement and the fact that 50% were performance-based, they largely did not support the Say-on-Pay for based on total quantum.

●
In response to quantum-related concerns expressed by stockholders during in-season engagements, the Compensation Committee elected not to grant shares under the Company’s LTIP in 2025 for the Company’s 2024 NEOs. For more information on the 2025 LTIP in the Compensation Discussion and Analysis see “2025 LTIP Award” beginning on page 47 of this Proxy Statement.
●
LTIP awards granted in 2026 were based on robust benchmarking against peers and have returned to our historic norms.
●
We have not made any one-time awards and do not anticipate making additional one-time awards (outside of promotion and new hire awards).

Some proxy advisors and investors noted a preference for limiting potential payouts under the Relative TSR portion of the LTIP when TSR performance was negative on an absolute basis.
●
The Compensation Committee acted by implementing a negative absolute TSR cap on payouts under the LTIP.
o
If the Company’s absolute TSR for the applicable LTIP performance period is negative, the maximum vesting percentage that may be earned is limited to 100% of the Target Award, regardless of relative performance.
o
Further, we extended the period for measuring our TSR at the beginning and end of the performance period from 20 trading days to 60 trading days to reduce the impact of short-term volatility on performance measurement.

Investors requested greater rigor in the AIP, including more robust performance objectives and clearer alignment with long-term value creation
●
The Compensation Committee refined the AIP by adopting performance objectives that better reflect the transformation of our business, removing bitcoin yield, which is no longer a strategic focus area for growth, and introducing two new data center-related metrics – data center revenue and

36	Riot Platforms 2026 Proxy Statement

EXECUTIVE COMPENSATION

net operating income (“NOI”) – that are key to our long-term data center development strategy.
●
As a result, our 2026 AIP continues to be weighted 80% towards financial and operational metrics – relative bitcoin production (25%), relative adjusted EBITDA (25%), data center revenue (15%) and data center NOI (15%) – and 20% towards strategic progress in executing our data center strategy.

Investors have appreciated the evolution of our compensation program and our responsiveness to investor feedback.
●
Investor and proxy advisor feedback continue to influence the Compensation Committee’s review of our compensation practices and the evolution of our compensation program.
●
For 2026, our CEO and Executive Chairman will no longer have a portion of their base salary and AIP target denominated and paid in Bitcoin. This strategic move is in response to our evolution into data center development. We believe this change enhances transparency and certainty in our executive compensation program and aligns with broader market practice.

Additionally, in 2026, the Compensation Committee elected to make certain salary adjustments for our NEOs to align with the evolution of the Company’s business and market sentiment. The Compensation Committee established the following base salaries for 2026 for each of our NEOs (excluding Mr. Gibbs, whose employment with the Company ceased effective April 12, 2026).

	Base Salary as of		Base Salary as of
NEO	June 2025		January 2026
Jason Les	$600,000 + 10 Bitcoin	*	$900,000
Benjamin Yi	$600,000 + 10 Bitcoin	*	$900,000
Colin Yee	$500,000		$500,000
Stephen Howell	$450,000		$500,000

The Board continues to emphasize programs that reward our executive officers for generating sustainable profitability and delivering long-term value for our stockholders. The Board and the Compensation Committee remain committed to ongoing dialogue and responsiveness to stockholder perspectives. The changes implemented this year are intended to better align executive compensation with Company performance and the interests of our investors. We intend to continue engaging with our stockholders and reviewing our compensation and governance practices in the future and will continue to consider the results of the Company’s annual stockholder advisory votes on the compensation of our NEOs when making future compensation decisions for our executive officers, including the NEOs.

EXECUTIVE COMPENSATION DECISION-MAKING PROCESS

Role of Our Compensation and Human Resources Committee

The Board has delegated to the Compensation Committee the authority and responsibility for evaluating, overseeing, and approving executive compensation, and for overseeing and administering compensation policies and programs, including the 2019 Equity Plan and our other employee benefit plans and programs. In executing its duties with respect to executive compensation, the Compensation Committee: determines corporate financial and operating performance

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EXECUTIVE COMPENSATION

objectives relevant to each NEO’s incentive compensation; evaluates the CEO’s performance results in light of such objectives; evaluates the competitiveness and mix of each NEO’s compensation as it relates to a Peer Group of companies (as described further below); and recommends changes to our NEOs’ total compensation packages, including base salary, AIP amounts, and equity awards.

In evaluating compensation, the Compensation Committee considers each executive's performance, experience, skills, level of responsibility, future potential, and the competitive marketplace, without adhering to a specific benchmarked percentage for any NEO.

Role of the Compensation Consultant

The Compensation Committee has the authority to retain compensation consultants, outside counsel, and other advisors as it, in its sole discretion, deems appropriate. The Compensation Committee has engaged Compensia Inc. (“Compensia”) as its independent compensation consultant since 2023. Compensia benchmarks the Company's executive compensation program and provides assessments to assist the Committee in determining whether our program is consistent with our business strategy and objectives and promotes our compensation philosophy. The Compensation Committee has also instructed Compensia to provide comparative information regarding companies of similar size and in related industries and to analyze the Company's historical and current compensation practices to inform the Compensation Committee's evaluation and future needs.

Taking into consideration Nasdaq Rules and SEC independence factors, the Compensation Committee has determined that, in its business judgment, its compensation consultant, Compensia, is independent and that Compensia’s work raised no conflicts of interest.

Factors Considered in Setting Compensation and Role of Peer Data

The Compensation Committee reviews NEO roles and responsibilities and establishes ranges for each element of executive compensation after reviewing similar information for a defined group of companies (“Peer Group”). Our Peer Group is used by the Compensation Committee as one factor in its analysis of disclosures and published compensation practices when considering our NEOs’ base salary, AIP, and long-term equity incentive compensation as compared to that of executive officers in similar roles and establishing target compensation opportunities. Other factors evaluated include each executive’s responsibilities and experience, the competitive marketplace, the importance of the position to our organization, overall retention value, tenure, expected future contributions, individual performance, internal pay equity, the projected future value of the total compensation, and current and anticipated future business conditions, none of which is specifically weighted. The target amounts and compensation mix may vary for each NEO.

The Compensation Committee annually reviews our Peer Group and determines the inclusion of peer companies based on the following criteria:

●	companies that compete with us for executive talent and have a similar industry classification;
●	a comparable business model to Riot; and
●	revenue and/or market capitalization.

As part of this process, Compensia, our CEO, and members of management provide input to the Compensation Committee regarding changes to Peer Group composition that may be appropriate based on changes to our business, the attributes of companies within the group, or the availability of their compensation data.

As part of our annual review cycle, the Compensation Committee reviewed potential changes to the 2025 Peer Group after consultation with Compensia. Following this review, the Compensation Committee approved the following 2025 Peer Group, consisting of 19 publicly traded companies capturing the competitive technology landscape and risk profile, as recommended by Compensia. In comparison to the 2024 Peer Group, six (6) new peer companies were added (noted below) and eight (8) were removed. Of the eight (8) removals, four (4) (Cyxtera Technologies, Inc., New Relic, Inc., Squarespace, Inc., and Sumo Logic, Inc.) were no longer publicly traded. Stronghold Digital Mining, Inc. was removed due to an expected acquisition, and HIVE Digital Technologies Ltd. (formerly HIVE Blockchain Technologies, Inc.), Greenidge Generation Holdings Inc., and Bitfarms Ltd. were removed due to lack of continued business alignment.

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EXECUTIVE COMPENSATION

Role of CEO and Executive Chairman

Our CEO and Executive Chairman recommend to the Compensation Committee all compensation elements for our executive team, including NEOs (other than the CEO and Executive Chairman’s own compensation) and the Compensation Committee determines the value of each compensation element as described below. Recommendations are based upon the CEO and Executive Chairman’s assessment of each NEO’s performance and individual retention considerations, as well as the Company’s overall performance. The CEO and Executive Chairman do not recommend their own compensation, and the Compensation Committee, solely comprised of independent directors, meets without the CEO and Executive Chairman present when evaluating and setting their compensation.

The Compensation Committee may also invite other senior executives and members of management to participate in its deliberations or to provide relevant information for the Committee’s consideration. NEOs may be present for the deliberation of, or the voting to approve, the compensation for any officer other than themselves.

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EXECUTIVE COMPENSATION

Selection Criteria
2024 ● Publicly traded companies ● US-headquartered (preferred)	Ownership & Headquarters	2025 ● Publicly traded companies ● US-headquartered (preferred)

● Application Software ● Data Processing and Outsourced Services ● Internet Services and Infrastructure ● Systems Software ● Electronic or Electrical ● Component/Equipment/ Instrument	Industries	● Application Software ● Internet Services and Infrastructure ● Transaction & Payment Processing Services ● Systems Software ● Electronic or Electrical ● Component/Equipment/ Instrument

Size

●
(Crypto mining exposure)
●
(Data center hosting exposure)
●
Software and hardware business mix
●
Broader software/ Fin Tech for balance
●
(No/limited consumer-facing business models)
●
(Positive revenue growth (5%+))
●
Majority of revenue derived from US
	Refinement Criteria (Preferred)	● Crypto mining exposure ● Data center hosting exposure ● Software and hardware business mix ● Positive revenue growth (5%+) ● Majority of revenue derived from US

Peer Groups
2024	2025

1.
A10 Networks Inc.
2.
Applied Digital Corporation
3.
Bitfarms Ltd. *
4.
Cipher Mining, Inc. *
5.
CleanSpark, Inc. *
6.
Couchbase, Inc.
7.
Cyxtera Technologies, Inc.
8.
Fastly, Inc.
9.
Greenidge Generation Holdings, Inc. *
10.
HIVE Blockchain Technologies Ltd *

11.
Hut 8 Corp *
12.
MARA Holdings, Inc. *
13.
Marqeta, Inc.
14.
MicroStrategy Incorporated
15.
New Relic, Inc.
16.
Rapid7, Inc.
17.
Repay Holdings Corporation
18.
Squarespace, Inc.
19.
Stronghold Digital Mining, Inc. *
20.
Sumo Logic, Inc.
21.
TeraWulf Inc. *

1.
A10 Networks, Inc
2.
AppFolio, Inc.
3.
Applied Digital Corporation
4.
C3.ai, Inc.
5.
Cipher Mining Inc. *
6.
CleanSpark, Inc. *
7.
Couchbase, Inc.
8.
Core Scientific, Inc.
9.
DigitalOcean Holdings, Inc.
10.
Fastly, Inc.
11. Flywire Corporation 12. Hut 8 Corp * 13. Klaviyo, Inc. 14. MARA Holdings, Inc.* 15. Marqeta, Inc. 16. MicroStrategy Incorporated 17. Rapid7, Inc. 18. Repay Holdings Corporation 19. TeraWulf Inc. *

*Included in the 2024 AIP Peers as well

●	Removed from the 2024 peer group
●	Added to the 2025 peer group

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EXECUTIVE COMPENSATION

2026 Peer Group Selection Criteria and Composition

As part of our annual review cycle, the Compensation Committee reviewed potential changes to the 2025 Peer Group after consultation with Compensia. Following this review, the following 2026 Peer Group consisting of 22 publicly traded companies, capturing the competitive technology landscape and risk profile, was recommended by Compensia and subsequently approved by the Compensation Committee for 2026 executive pay decisions. In comparison to the 2025 Peer Group, we have added six (6) new peer companies. which are intended to ensure continued alignment between the Company’s Peer Group and the market in which the Company competes for executive talent. We have removed three (3) companies: Couchbase, Inc., which was determined to have a less comparable business profile; Repay Holdings Corporation, due to its smaller market capitalization; and MicroStrategy Incorporated due to its significantly higher market capitalization.

The Peer Group to be used for 2026 pay decisions is based on the same selection criteria as 2025, which resulted in further refinements to the group composition:

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EXECUTIVE COMPENSATION

Our Executive Compensation Program Elements for 2025

		Compensation Element	Relationship To Executive Compensation Program Objectives	Key Features

FIXED	CASH	ANNUAL BASE SALARY	● Attract and retain talented executive officers through competitive pay programs

Established considering:

●
Executive’s experience;
●
Knowledge of the Company and our industry;
●
Expected future contributions;
●
Overall ability to influence our financial performance and the strategic impact of the role;
●
The ease or difficulty of replacing the incumbent; and
●
In the case of executive officers other than the CEO, recommendations of the CEO

	CASH/BITCOIN	AIP	● Motivate executive officers to achieve and exceed annual financial, strategic, business and other objectives ● Manage total compensation costs by aligning them with financial performance	● Payout determined relative to achievement of the Company's annual financial, operational and strategic objectives ● For 2025, includes:

VARIABLE	EQUITY	LONG-TERM EQUITY INCENTIVES ("EQUITY AWARDS")	● Align executive officer and stockholder interests to optimize stockholder value ● Motivate executive officers to achieve and exceed long-term financial, strategic, business and other objectives
●
In response to stockholder feedback, 2024 NEOs did not receive LTIP awards in 2025;
●
Mr. Gibbs’ equity was awarded in connection with his June 2025 hire and consisted of 67% performance stock options and 33% RSAs; and
●
Mr. Howell received a 2025 LTIP award that consisted of an equal mix of RSAs and PRSAs, consistent with our historic annual LTIP mix

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EXECUTIVE COMPENSATION

Annual Base Salary

Base salary reflects the fixed, stable portion of the overall compensation package and serves as the base amount from which other compensation elements may be determined. Salaries are reviewed annually and may be modified to reflect significant changes in the scope of an executive officer’s responsibilities and/or market conditions. Our goal is to provide competitive base salaries that attract and retain top talent. Executive base salaries are not subject to automatic annual adjustments and represent a relatively small percentage of total target direct compensation, particularly for executive officers with greater responsibility and ability to influence Company results.

The Compensation Committee reviews executive base salary levels prior to or early in each fiscal year and whenever there is a substantial change in an executive’s responsibilities or in market conditions, taking into consideration the relative factors outlined above.

In 2025, the Compensation Committee chose to forgo salary increases for all of our then-serving NEOs, other than Mr. Howell who received a raise due to increased responsibility within the organization.

	Base Salary as of		Percent Change	Base Salary as of
NEO	June 2024		Year-Over-Year (%)	July 2025
Jason Les	$600,000 + 10 Bitcoin	*	0	$600,000 + 10 Bitcoin	*
Benjamin Yi	$600,000 + 10 Bitcoin	*	0	$600,000 + 10 Bitcoin	*
Colin Yee	$500,000		0	$500,000
Jonathan Gibbs	$ N/A		0	$550,000
Stephen Howell	$400,000		12.5	$450,000

* The Company’s CEO and Executive Chairman received Bitcoin as part of 2025 compensation to demonstrate commitment to, and faith in, the Company’s underlying industry.

In 2026, the Compensation Committee elected to make certain salary adjustments for our NEOs to align with the evolution of the Company’s business and market sentiment. Specifically, the Compensation Committee, with the support of Messrs. Yi and Les, entered into agreement that Bitcoin would no longer be provided as compensation (base salary or AIP target) starting in 2026.

Annual Incentive Plan Compensation

Each year, the Compensation Committee establishes performance metrics, weighting and targets, cash incentive amounts (generally as a percentage of the applicable employee’s base salary for the year), target award opportunities and other terms and conditions of annual cash incentive for each of our NEOs and other eligible employees under the AIP. Generally, employees become eligible to participate in the AIP after completing 90 days of continuous employment with the Company, and eligible employees must remain employed through the date the AIP bonus is paid to receive the cash incentive bonus for the applicable year, subject to the terms of individual employment agreements and the Company’s change in control policies. See “Compensation Upon Termination of Employment Policy” beginning on page 50 of this Proxy Statement.

2025 Annual Incentive Plan

All NEOs participated in the AIP in 2025. The primary objective of the AIP in 2025 was to incentivize Riot’s senior management team to achieve industry-leading financial, operational and strategic results. Payout percentages are structured to range from 0% to 200% of pre-established award values dependent upon Company performance in specific pre-determined financial performance measures compared to the 2025 AIP Peer Group as defined below; and our performance in achieving the Company’s strategic objectives.

Award Target Values. Generally, target values are set as a percentage of each NEO’s base salary, as adjusted for any changes in base salary throughout the year.

For 2025, there were no changes to the target AIP percentages from the prior year.

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EXECUTIVE COMPENSATION

Award Target Values

NEO	Role	Base Salary	Target AIP%	Target AIP Value
Jason Les	Chief Executive Officer	$600,000 + 10 Bitcoin	100%	$600,000 + 10 Bitcoin
Benjamin Yi	Executive Chairman	$600,000 + 10 Bitcoin	100%	$600,000 + 10 Bitcoin
Colin Yee	Chief Financial Officer	$500,000	100%	$500,000
Jonathan Gibbs	Chief Data Center Officer	$550,000	100%	$550,000
Stephen Howell	Chief Operating Officer	$450,000	100%	$450,000

Performance Metrics. The Compensation Committee established specific financial, operational and strategic performance metrics and assigned relative weights to each. The performance targets strategically chosen represented key performance indicators at the beginning of 2025, achievement of which would contribute to our ability to generate value for our stockholders. The quantitative financial performance metrics established for the 2025 AIP are three key metrics that investors use to evaluate the financial and operational performance of companies in our sector. To align with market expectations and previously received stockholder feedback, we continued to weigh the quantitative portion of the AIP much heavier (80% of the target payout). Of this 80%, Adjusted EBITDA is the most encompassing and important financial metric and was therefore weighted at 30%, while the other two financial metrics were weighted at 25%. The strategic portion was weighted at 20% of the target payout.

All three quantitative financial performance metrics were measured relative to other publicly traded bitcoin mining peers. Accordingly, the Compensation Committee approved a group of peer companies (overlapping with but distinct from the Peer Group used to assess our compensation practices) to use for measuring our relative performance for the quantitative components of the 2025 AIP – Bitcoin production, direct cost per Bitcoin and Adjusted EBITDA (the “2025 AIP Peer Group”).

The 2025 AIP Peer Group included:

AIP Peer Group 2025

1	Bit Digital, Inc.	5	Core Scientific, Inc.	9	IREN Limited
2	Bitfarms Ltd.	6	DMG Blockchain Solutions	10	MARA Holdings, Inc.
3	Cipher Mining Inc.	7	HIVE Digital Technologies Ltd.	11	TeraWulf Inc.
4	CleanSpark, Inc.	8	Hut 8 Corp.

For 2026, the Compensation Committee approved the following changes to the 2025 AIP Peer Group: removal of Bit Digital, Inc. due to their announced plan to become a pure-play Ethereum treasury company, removal of DMG Blockchain Solutions due to business and market capitalization far below other peers, and addition of BitFuFu Inc. and Cango Inc.

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EXECUTIVE COMPENSATION

AIP Peer Group 2026

1	Bitfarms Ltd.	5	CleanSpark, Inc.	9	IREN Limited
2	BitFuFu Inc.	6	Core Scientific, Inc.	10	MARA Holdings, Inc.
3	Cango Inc.	7	HIVE Digital Technologies Ltd.	11	TeraWulf Inc.
4	Cipher Mining Inc.	8	Hut 8 Corp.

Determining Payout. The Compensation Committee determines and certifies payouts of performance-based cash incentive compensation under the AIP. Such certification occurs soon after the end of the calendar year and utilizes the four (4) preceding fiscal quarters of our publicly filed financial data, as well as that of the 2025 AIP Peer Group, for purposes of ranking our performance against our 2025 AIP Peer Group.

For 2025, the Compensation Committee determined and recommended that the AIP percentage payout should be 125% of the pre-established award values target.

			2025 Performance Relative to the Peers
	Metric	Weighting	Below Threshold (0% Payout)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Payout %		Combined Payout %
Financial Performance	Relative Adjusted EBITDA	30%					60%	85%	125%

			4th Quartile	3rd Quartile	2nd Quartile	1st Quartile
	Relative Bitcoin Yield	25%					0%

			4th Quartile	3rd Quartile	2nd Quartile	1st Quartile
	Relative Bitcoin Production	25%					25%

			4th Quartile	3rd Quartile	2nd Quartile	1st Quartile
		20%	● Sustainably financing all business lines. ● Achieving institutional-grade functions to support operations. ● Building the most capital and operationally efficient platform companies.				40%
Discretionary	Strategic Objectives*

Quantitative Components (payout 85%)

●	Bitcoin Production – Riot ranked in the 2nd quartile of its Bitcoin mining peers (25%).
●	Bitcoin Yield – Riot ranked in the 4th quartile of its Bitcoin mining peers (0%).
●	Adjusted EBITDA – Riot ranked in the 1st quartile of its Bitcoin mining peers (60%).

Discretionary Strategic Component (payout 40%)

●	Sustainably financed all operations and capital expenditures, maintaining best in class rates.
●	Built capital and operationally efficient platform companies.
●	Made significant data center evolution progress.

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EXECUTIVE COMPENSATION

Based on this achievement, NEOs received AIP award payouts as follows:

2025 AIP Award Payouts

NEO	Base Salary	AIP Bonus	2025 Actual Bonus Payment
Jason Les	$600,000	125%	$750,000 + 12.5 Bitcoin
Benjamin Yi	$600,000	125%	$750,000 + 12.5 Bitcoin
Colin Yee	$500,000	125%	$625,000
Jonathan Gibbs	$550,000	200%	$641,667	(1)
Stephen Howell	$450,000	125%	$562,500

(1) Mr. Gibbs’ AIP payment was pro-rated based on his start date of June 1, 2025.

Long-Term Equity Incentives

Our long-term equity incentives are intended to:

●	Focus NEOs and other employees on achieving long-term financial, strategic and other business performance goals;
●	Provide significant reward potential for outstanding TSR;
●	Enhance the Company’s ability to attract and retain talented NEOs and employees; and
●	Provide the Company’s management and employees with an opportunity for greater equity ownership aligned with the long-term interests of our stockholders.

The Compensation Committee determines equity grants for each NEO based on the factors outlined above, as applicable. It also considers the appropriate mix of types of equity-based compensation (i.e., the percentage of total award target value allocated to each type of award), and in considering the specific numbers of restricted shares or units to be granted it considers the intended percentage of the total award target value allocated to each type of equity award and the market value of our common stock, which sometimes varies greatly, as of the grant date.

Typically, equity awards made to our NEOs under the LTIP are comprised of 50% time-based RSAs or RSUs and 50% performance-based PRSAs or PSUs. New hire equity awards are determined by the Compensation Committee, and depend heavily upon the new-hire’s experience, level of responsibility, and average benchmarked pay against similar positions in peer companies.

Responsiveness to Stockholder Feedback

In a show of immediate responsiveness to stockholder input on the Company’s 2025 Say-on-Pay vote, the Compensation Committee elected to forgo LTIP equity awards to the Company’s 2024 NEOs.

The 2019 Equity Plan, as amended

We currently have one equity compensation plan, the 2019 Equity Plan. We provide stock-based compensation to employees, directors and consultants under the 2019 Equity Plan. Our previous 2017 Stock Incentive Plan, as amended (the “2017 Plan”), was replaced by the 2019 Equity Plan. No additional grants can be made under the 2017 Plan.

We currently have reserved 53,500,000 common shares for issuance under the 2019 Equity Plan. As of the date of this Proxy Statement, we have granted awards of 61,476,236 shares underlying awards of RSAs, RSUs, PRSAs and PSUs, excluding forfeitures, as discussed under the following section, under the 2019 Equity Plan. Upon vesting and settlement by the Company, RSUs and PSUs are convertible into an equal number of shares of the Company’s common stock.

LTIP

On July 13, 2023, under the 2019 Equity Plan, the Compensation Committee originally adopted the LTIP for all eligible employees of Riot and its subsidiaries. The purpose of the LTIP is to encourage long-term employee retention through service-based and performance-based awards which are comprised of RSAs, RSUs, PRSAs, or PSUs, as identified in each participant’s award agreement (each, an “LTIP Award”). The Compensation Committee, or its delegee, determines the size of the awards. Each LTIP Award is divided and allocated one portion (50%) to service-based awards and the other portion (50%) to performance-based awards.

46	Riot Platforms 2026 Proxy Statement

EXECUTIVE COMPENSATION

On December 31, 2025, the Compensation Committee approved certain amendments to the Company’s form of “LTIP Award Agreement” in response to investor outreach on the Company’s pay practices. For a discussion of the changes made to the LTIP, and changes made to the LTIP Award Agreements, see the Company’s current report on Form 8-K filed January 2, 2026, and the corresponding forms of “LTIP Award Agreement” filed with the SEC as Exhibits 10.1 through 10.4.

2025 LTIP Award

Only Mr. Howell, who was not a NEO prior to 2025, received a LTIP Award in 2025 (the “2025 LTIP Award”). Mr. Howell’s 2025 LTIP Award was comprised of 50% time-based RSAs and 50% performance-based PRSAs and was intended to deliver a target value of $5.0 million.

Service-based (Time-based) Awards

Service-based
2025 LTIP Award
Named Executive Officer	# of Shares
Jason Les	0
Benjamin Yi	0
Colin Yee	0
Jonathan Gibbs	0
Stephen Howell	221,827

Mr. Howell’s service-based RSAs are eligible to vest, if at all, in three (3) approximately equal tranches, annually, over three (3) years (the “Award Term”). Service-based awards under the LTIP are granted, subject to and contingent upon, the recipient’s continued service with the Company through the applicable annual vesting dates, as specified in the applicable LTIP Award agreement. Any portion of the LTIP Award that remains unvested at the termination of the NEO’s service with the Company will be automatically forfeited and returned to the Company, without consideration, except as otherwise agreed by the Company. No proportionate vesting or credit shall be given for partial service prior to the applicable vesting date, except as otherwise agreed by the Company.

Performance-based Awards

	Target 2025	Maximum 2025
	Performance-based LTIP	Performance-based LTIP
Named Executive Officer	# of Shares	# of Shares
Jason Les	0	0
Benjamin Yi	0	0
Colin Yee	0	0
Jonathan Gibbs	0	0
Stephen Howell	221,827	443,656

The performance-based PRSAs are subject to a three-year performance period and vest, if at all, based on the Company’s TSR relative to the TSR of the RUSSELL 3000 Index (INDEXRUSSELL: RUA) over the Award Term contingent upon the participants’ continued service through the end of the performance period.

The Compensation Committee utilizes TSR as the key metric of the LTIP to align executive compensation with market-based value creation by the Company. The RUSSELL 3000 Index was selected as the comparative measure because the Compensation Committee believes the RUSSELL 3000 Index, which includes the Company’s common stock, provides a fair competitive benchmark for the Company’s share price performance. Relative TSR is calculated as the difference between the percentage change in the Company’s common stock price and the percentage change in the RUSSELL 3000 Index over the performance period (“Relative TSR”).

The size of the award of PRSAs is determined by the Compensation Committee using a matrix of LTIP tiers based on the NEO’s title and position. Participants are rewarded for positive Relative TSR, accordingly, actual payouts under the awards are determined by the achievement of specific Relative TSR hurdles, as certified by the Compensation

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Committee. A higher Relative TSR results in the vesting or payout of more shares of common stock under the award. A Relative TSR that matches the RUSSELL 3000 Index results in a 100% target payout. The plan provides for a maximum payout of 200% of the Target Award, with no minimum guaranteed vesting, as outlined in the chart below. Payouts are binary at each hurdle; no proportionate or interpolated vesting applies between the established tiers.

In 2025, the Compensation Committee incorporated a "negative absolute TSR cap" to the LTIP, applicable to awards starting in 2026. Under this provision, if the Company’s absolute TSR is negative for the performance period, the maximum vesting is capped at 100% of the Target Award, regardless of Relative TSR outperformance.

Vesting occurs following the Compensation Committee’s certification of performance results at the end of the three-year term, as identified in the LTIP Award Agreements. As with the service-based awards, any awards that remain unvested at the end of the performance period, or upon a participant’s earlier termination of service, are automatically forfeited. For additional details, refer to the form of Award Agreements filed as Exhibits 10.1 through 10.4 to the Company’s Form 8-K filed on January 2, 2026.

For the 2025 LTIP Award, the Compensation Committee adopted the vesting percentages, as shown below, corresponding to each tiered change in Relative TSR.

Relative TSR Hurdle Tiers	Vesting Percentage* (of the Target Award)
(50%) but less than (40%)	0%
(40%) but less than (30%)	20%
(30%) but less than (20%)	40%
(20%) but less than (10%)	60%
(10%) but less than 0%	80%
0% but less than 10%	100%	(Target Award)
10% but less than 20%	140%
20% but less than 25%	180%
at least 25% and above	200%	(Maximum Award)

*Vesting percentage relates to the percentage increase or decrease relative to the RUSSELL 3000 Index, with 0% representing performance in line with the Index.

2023 LTIP Performance-based Award Payouts

On January 8, 2026, the Compensation Committee reviewed the Company’s performance for awards granted on July 13, 2023, under the 2023 LTIP over the performance period from January 1, 2023 through December 31, 2025. Utilizing the twenty (20) day trailing average TSR, the Company achieved an absolute TSR of 253.8% and the RUSSELL 3000 achieved an absolute TSR of 72.2%. As a result, the Compensation Committee determined and certified that the Company achieved the Relative TSR Hurdle of 25%, which required a Company absolute TSR of at least 90.3%, resulting in a vesting percentage of 200%, being the maximum award.

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In accordance with the Compensation Committee’s certification that the Company achieved the Relative TSR Hurdle of 25%, each NEO shall vest on July 31, 2026, as follows:

Total 2023
Performance
Named Executive Officer	LTIP Shares
Jason Les	5,369,640
Benjamin Yi	5,369,640
Colin Yee	1,246,426
Jonathan Gibbs	0
Stephen Howell	349,284

2025 Vested Equity Awards

The following table indicates previously granted LTIP service-based awards from 2023 and 2024 that vested in 2025, with the exception of the shares of Mr. Gibbs, which were granted as part of his sign-on award and vested semi-annually after his start date.

Shares
Named Executive Officer	Vested (#)
Jason Les	187,234
Benjamin Yi	187,234
Colin Yee	124,823
Jonathan Gibbs	145,857
Stephen Howell	50,090

Stock Options

The Compensation Committee may allocate any or all of the shares of the Company’s common stock to Incentive Stock Options (“ISO”) under the 2019 Equity Plan. The maximum term of any ISO is ten (10) years. The per-share exercise price for each option shall be not less than 100% of the fair market value of a share of common stock on the date of grant. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Compensation Committee.

2025 Chief Data Center Officer Sign-on Option Award

The Compensation Committee granted a performance-based stock option award to Mr. Gibbs upon his hiring as our Chief Data Center Officer. This award, with an aggregate target grant date value of approximately $10.0 million, was designed to induce him to join the Company and align his equity incentives with the execution of the Company’s hyperscale data center strategy and long-term earnings growth. All such granted stock options have been forfeited in connection with the termination of his employment relationship with the Company on April 12, 2026.

The number of options awarded was determined based on the 20-trading day average closing price of our common stock immediately preceding Mr. Gibbs’ commencement of employment. The exercise price was set at the closing price on the trading day immediately prior to the commencement date.

The award was divided into three equal tranches requiring the achievement of both the absolute data center EBITDA targets by at latest, December 31, 2029, and a minimum yield-to-cost spread of 6.5% above the 10-Year U.S. Treasury yield, for each milestone.

●	Milestone 1: Execution of a lease with a "Hyperscaler Tenant" (e.g., Amazon, Microsoft, Google, Meta, etc., or other Riot CEO-approved customer) and achievement of $100 million in data center EBITDA
●	Milestone 2: Achievement of $200 million in data center EBITDA, subject to the completion of Milestone 1.
●	Milestone 3: Achievement of $300 million in data center EBITDA, subject to the completion of Milestone 1 and 2.

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These milestones were intended to incentivize the commercialization of the Company’s data center platform at returns that exceed market benchmarks, reinforcing a commitment to disciplined capital allocation and the creation of sustainable stockholder value.

Mr. Gibbs also received a sign-on equity award with an aggregate grant date value of approximately $5.0 million in restricted shares which are eligible to vest in four (4) approximately equal semi-annual installments following the start date, subject to his continued service with the Company through each vesting date.

All unvested shares of restricted stock were forfeited in connection with Mr. Gibbs’ service with the Company ending on April 12, 2026.

Other Compensation Elements

Benefits and Perquisites

We do not provide excessive perquisites. Our NEOs are eligible to participate in a broad range of employee benefit programs in the same manner as non-executive employees as well as participation in an executive wellness program pursuant to which eligible executives receive additional benefits focused on healthcare screening and wellness. For participating NEOs, the cost of the executive wellness program is included in the Summary Compensation Table. Riot does not offer separate benefits for executive officers, other than severance benefits (see “Compensation Upon Termination of Employment Policy” below) and the executive wellness program.

In addition, upon the determination of our CEO, business use of any leased corporate aircraft is permitted by our NEOs. If a NEO’s travel on any leased corporate aircraft includes a personal element, the NEO is required to fully reimburse us for the aggregate incremental cost of any such usage. We consider the value of perquisites, to the extent provided at Peer Group companies, in assessing the competitiveness of our total compensation package for our NEOs.

Other Policies and Practices

Compensation Upon Termination of Employment Policy

We believe that to properly motivate and incentivize our executive team in the event of a change in control and the possibility of a termination without “cause” or a termination with “good reason,” a standardized “double trigger” change in control severance policy is critical. We have agreed to provide certain payments and benefits to our NEOs and certain other executive officers in the event of a termination without “cause” or by the officer for “good reason” following a change in control transaction. Our Compensation Committee approves all change in control compensation and periodically evaluates the appropriateness of such compensation in light of advice from the Compensation Committee’s independent compensation consultant, Compensia, as well as the Compensation Committee’s evaluation of the Company, the Peer Group, as identified in this Proxy Statement, and the Bitcoin mining industry generally. We believe that these change in control benefits assist in maximizing stockholder value and maintaining our NEOs’ focus in the period prior to, during and after the change in control event.

Our NEO’s change in control severance benefit terms include the following features:

●	no post-termination healthcare benefit subsidy;
●	enhanced severance benefits in connection with a change in control require a “double trigger” (which is defined as a qualifying termination during a “change in control period”) before a NEO becomes entitled to receive such benefits; and
●	no severance benefits for a termination for cause, or without good reason.

The severance provisions are included in such NEO’s Executive Employment Agreement. Our NEOs are eligible to receive a level of severance benefits as further identified below, reflecting changes adopted January 1, 2026. The tables below exclude Mr. Gibbs, whose employment with the Company ceased on April 12, 2026. Consistent with our compensation strategy, severance is provided only in the event of a qualifying termination (i.e., a termination by the Company without “cause” or by the NEO for “good reason”).

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Qualifying Termination	CEO, Executive Chairman & Senior Executives – Months of Base Salary
Termination without Good Reason (with Notice)	1 month
Termination Without Cause or Resignation for Good Reason	Lesser of 12 months or remainder of employment term
Death or Disability	6 months
Change in Control "Double Trigger"	12 months + salary through end of employment term

Qualifying Termination	Chief Operating Officer – Months of Base Salary
Termination without Good Reason (with Notice)	3 months
Termination Without Cause or Resignation for Good Reason	Lesser of 12 months or remainder of employment term
Death or Disability	Lesser of 12 months or remainder of employment term
Change in Control "Double Trigger"	Greater of 12 months or remainder of employment term

Additionally, such NEOs are eligible for accelerated vesting of all then outstanding service-based and performance-based awards upon a qualifying termination. For further details on severance payments, see the section below titled “Potential Post Employment Benefits.”

Policy for the Recovery of Erroneously Awarded Compensation (Clawback)

The Compensation Committee adopted the Riot Platforms, Inc. Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) effective as of October 2, 2023, in accordance with the applicable Nasdaq Rules, Section 10D of the Exchange Act, and Rule 10D-1 promulgated thereunder. In the event of an accounting restatement (i) due to material noncompliance with any financial reporting requirement under the securities laws or (ii) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were not corrected in the current period or left uncorrected in the current period, the Clawback Policy requires the Company to recover from Section 16 officers (including our NEOs) the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on restated amounts.

The Clawback Policy is compliant with the SEC’s final rule adopted on January 27, 2023. The Clawback Policy operates in addition to, and not in lieu of, any other rights of the Company to recoup or recover incentive awards under applicable laws and regulations, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Company to date has not sought to recoup any payments under this Clawback Policy. We review our Clawback Policy periodically and will amend or update it as necessary to comply with the applicable regulations and any new requirements.

Insider Trading, Hedging and Pledging Policies

Our Insider Trading Policy establishes guidelines with respect to transacting in Company securities and prohibits directors, employees, consultants and contractors, and certain of their family members, from transacting in Company securities (whether issued by Riot or another company) while such person is aware of material non-public information (except pursuant to an approved 10b5-1 trading plan), or from providing such material non-public information to any person who may trade while aware of such information. We also have procedures that require trades by Board members and executive officers to be pre-cleared by the Compliance Officer, as defined in the Insider Trading Policy, or his or her staff before transacting in Company stock.

Additionally, our Insider Trading Policy restricts Board members and executive officers from taking part in short sales, tipping, holding securities in margin accounts, and trading in Company derivatives. We also strongly discourage our Board members and executive officers from participating in hedging or monetization transactions (through financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds). Board members and executive officers may pledge Riot stock as collateral for a loan or investment, however, to mitigate any risk created by

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such actions, Board members and executive officers are permitted to pledge only if the maximum aggregate loan or investment amount collateralized by such pledge of Riot securities does not exceed twenty-five percent (25%) of the total value of the pledged Riot securities.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

Annual equity award grants to NEOs are generally made on an annual basis on a pre-established schedule, coinciding with the Company’s fiscal year-based performance management cycle, allowing the Board and Compensation Committee to grant new annual equity awards close in time to prior-year performance-based equity award performance appraisals. In 2025, the Board and Compensation Committee determined to adjust the pre-established schedule for annual equity award grants to their regular December meetings (with equity award grant dates of January 1) from the June meetings timeframe (with equity award grant dates of July 1).

It is the Compensation Committee’s practice not to grant equity-based awards, generally, when in possession of material nonpublic information, and if such awards are to be granted, our practice is to wait until such material non-public information has been fully disclosed, widely disseminated to the public, and at least 24 hours have passed after such material nonpublic information has been disclosed. Furthermore, the Company does not time the disclosure of material nonpublic information for the purpose of affecting executive compensation value. These practices are governed by the Company’s Insider Trading Policy and Code of Ethics.

During the year ended December 31, 2025, Mr. Gibbs was the only NEO to receive a stock option award. This grant, issued under the 2019 Equity Plan on June 10, 2025, consisted of performance-based non-qualified stock options subject to specific milestone vesting conditions. Consistent with Company policy, the grant was made only after all material nonpublic information had been public for a minimum of 24 hours. No other NEOs received stock option awards during 2025.

Detailed information regarding the 2025 Chief Data Center Officer Sign-on Option Award—including the number of underlying shares, grant date, exercise price, and vesting terms—is disclosed in the “Grants of Plan-Based Awards for Fiscal 2025” table. For financial reporting purposes, these options are valued based on their grant date fair value as calculated in accordance with FASB ASC Topic 718.

Stock Ownership Requirements

We maintain stock ownership requirements to ensure that our NEOs hold a meaningful equity stake in the Company and, by doing so, link their interests with those of our stockholders. Stock directly or indirectly owned (for example, through a trust), along with unvested RSAs (if any), are included in the calculation of shares owned for purposes of the stock ownership requirements. NEOs are expected to meet the ownership requirements within five (5) years of the date upon which the NEO first becomes subject to the requirements.

Our NEOs are required to own shares in an amount equal to an applicable target value based on a multiple of annual base salary. Our NEOs are required to meet the requirements by the following ownership requirement dates.

Ownership Guideline
NEO	Role	Ownership Date	Salary Multiple	Guideline Met(1)
Jason Les	Chief Executive Officer	January 10, 2026	5x	Met
Benjamin Yi	Executive Chairman	January 10, 2026	5x	Met
Colin Yee	Chief Financial Officer	September 27, 2027	3x	Met
Stephen Howell	Chief Operating Officer	June 1, 2029	3x	Met
(1)As of April 12, 2026. Mr. Gibbs is excluded.

Tax and Accounting Considerations

Accounting Treatment

We recognize a non-cash charge to earnings for accounting purposes for equity awards. We expect that our Compensation Committee will continue to review and consider the accounting impact of equity awards in addition to considering the impact for dilution and overhang when determining the amounts and terms of equity grants.

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Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) may limit the amount that we may deduct from our federal income taxes for compensation paid to certain of our current or former executive officers who qualify as “covered employees” within the meaning of Code Section 162(m) to one million dollars per executive officer per year. While we are mindful of the benefit of the full deductibility of compensation, we believe that we should not be constrained by the requirements of Code Section 162(m) where those requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, we have not adopted a policy that would require that all compensation be deductible, though we do consider the deductibility of compensation when making compensation decisions. We may authorize compensation payments that are not fully tax deductible if we believe that such payments are appropriate to attract and retain executive talent or meet other business objectives.

Taxation of Parachute Payments and Deferred Compensation

We have no obligation to provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that they might owe as a result of the application of Section 280G, 4999, or 409A of the Code. However, we may provide additional payments to cover taxes due in connection with the vesting and settlement of PRSAs and RSAs, or otherwise provide for the net settlement of vested PRSAs and RSAs to cover the state and federal withholding obligations, as permitted under the 2019 Equity Plan and approved by the Compensation Committee. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceed certain limits prescribed by the Code, and that the employer may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also may impose significant taxes on a service provider in the event that they receive deferred compensation that does not comply with the requirements of Section 409A of the Code. We have structured our compensation arrangements with the intention of complying with or otherwise being exempt from the requirements of Section 409A of the Code.

Risk and Analysis of Compensation Plans

The Compensation Committee engaged Compensia to assess and determine whether the design and operation of our compensation policies and practices could encourage executives or employees to take excessive or inappropriate risks that would be reasonably likely to have a material adverse effect on the Company. In conducting the assessment, the Compensation Committee considered, among other factors: the design, size and scope of our cash and equity incentive programs and program features that mitigate against potential risks, such as payout caps, equity award clawbacks, the quality and mix of performance-based and “at risk” compensation and various policies such as trading, severance, benefits and governance. After reviewing the analysis performed by Compensia, the Compensation Committee concluded that any potential risks arising from our employee compensation policies and practices, including our executive compensation programs, are not reasonably likely to have a material adverse effect on the Company.

Executive Employment Agreements

We have entered into employment or services agreements with, and provide post-employment benefits to, our NEOs as follows:

Benjamin Yi, Executive Chairman

On January 1, 2026, we entered into an amended and restated executive employment agreement with Mr. Yi, pursuant to which he agreed to serve as our Executive Chairman for a term through January 10, 2031, which renews for successive twelve-month terms after the expiration of the initial term. Mr. Yi’s compensation for his services as our Executive Chairman is $900,000 as annual base salary, paid in cash. Mr. Yi is eligible to receive additional annual incentive bonuses under the AIP with a target amount of 125% of his base salary, and a minimum amount of 0% of his base salary. The Company pays the cash aspect of Mr. Yi’s base salary in accordance with its regular compensation practices. As additional compensation for his services as our Executive Chairman, Mr. Yi is eligible to receive periodic grants of equity awards, which will be subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company, to be entered into as of the date of such future awards. Any equity Mr. Yi may receive as compensation for his services as our Executive Chairman will be awarded under the 2019 Equity Plan, as the same may be amended or replaced from time to time during the term of his employment as our Executive Chairman.

Jason Les, Chief Executive Officer

Effective January 1, 2026, the Company entered into an amended and restated executive employment agreement with Mr. Les, pursuant to which he agreed to serve as our CEO for a term through January 10, 2031, which renews for

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successive twelve-month terms after the expiration of the initial term. Mr. Les’s compensation for his services as our CEO includes $900,000 as annual base salary, paid in cash. Mr. Les is eligible to receive additional annual incentive bonuses under the AIP with a target amount of 125% of his base salary, and a minimum amount of 0% of his base salary. The Company pays the cash aspect of Mr. Les’s base salary in accordance with its regular compensation practices. As additional compensation for his services as our CEO, Mr. Les is eligible to receive periodic grants of equity awards, which will be subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company, to be entered into as of the date of such future awards. Any equity Mr. Les may receive as compensation for his services as our CEO will be awarded under the 2019 Equity Plan, as the same may be amended or replaced from time to time during the term of his employment as our CEO.

Jonathan Gibbs, Former Chief Data Center Officer

Effective as of June 1, 2025, the Company entered into an employment agreement with Mr. Gibbs pursuant to which he agreed to serve as our Chief Data Center Officer, for a twelve-month term, which was eligible to renew for successive twelve-month terms after the expiration of the initial term. Mr. Gibbs’ compensation for his services as our Chief Data Center Officer was $550,000 as annual base salary, paid in cash. Mr. Gibbs was eligible to receive additional annual incentive bonuses under the AIP with a target amount of 100% of his base salary, which would have been be paid in accordance with the Company’s regular compensation practices. Mr. Gibbs received a sign-on equity award with an aggregate grant date value of approximately $5,000,000 in restricted shares of our common stock which were eligible to vest in four (4) semi-annual installments following the start date, subject to his continued service with the Company through each vesting date. Additionally, Mr. Gibbs was granted a performance-based stock option with an aggregate target grant date value of approximately $10,000,000, which were eligible to become exercisable only upon achievement of predetermined, specified operational and financial milestones outlined in his employment agreement. As additional compensation for his services Mr. Gibbs was also eligible to receive equity awards, which would be subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company, to be entered into as of the date of such future awards. Any equity Mr. Gibbs received as compensation for his services as our Chief Data Center Officer was awarded under the 2019 Equity Plan, as the same may be amended or replaced from time to time during the term of his employment.

Mr. Gibbs’ employment with the Company ceased on April 12, 2026, pursuant to a Separation Agreement and General Release (the “Separation Agreement”). In connection with the termination of employment, Mr. Gibbs received payment of any accrued obligations or reimbursements through April 12, 2026, and became entitled to a cash severance of twelve months of his base salary ($550,000). In accordance with the terms of Mr. Gibbs’ equity award agreements and Separation Agreement, all unvested equity awards were forfeited immediately upon termination.

Stephen Howell, Chief Operating Officer

Effective January 1, 2026, the Company entered into an executive employment agreement with Mr. Howell, pursuant to which he agreed to serve as our Chief Operating Officer (“COO”), for a term through January 10, 2031, which renews for successive twelve-month terms after the expiration of the initial term. Mr. Howell’s compensation for his services as our COO is $500,000 as annual base salary, paid in cash. Mr. Howell is eligible to receive additional annual incentive bonuses under the AIP with a target amount of 100% of his base salary, which will be paid in accordance with the Company’s regular compensation practices. As additional compensation for his services Mr. Howell is also eligible to receive equity awards, which will be subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company, to be entered into as of the date of such future awards. Any equity Mr. Howell may receive as compensation for his services as our COO will be awarded under the 2019 Equity Plan, as the same may be amended or replaced from time to time during the term of his employment.

Chief Financial Officer Transition

Effective March 1, 2026, in a planned CFO transition, Mr. Yee stepped down as the Company’s CFO and immediately transitioned to a Senior Advisor role to support a smooth handoff and ensure continuity across all financial functions during the transition. Jason Chung succeeded Mr. Yee as the Company’s new CFO. Mr. Yee’s transition was not the result of any dispute or disagreement with the Company on any matter relating to its accounting or financial policies, procedures or practices or its financial statements or disclosures.

Effective January 1, 2026, the Company entered into a new professional services agreement with Clear Capital Management Corporation, a personal services corporation organized under the federal laws of Canada, wherein the professional services of Mr. Yee would be rendered. Pursuant to such agreement, Mr. Yee transitioned from his position as our Chief Financial Officer and now serves as our Senior Advisor beginning March 1, 2026, through his professional

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services corporation, for an initial term through January 1, 2028, which may be extended for additional twelve-month terms upon mutual written consent. Mr. Yee’s annual fee for his services as our Senior Advisor is $500,000, paid in cash, for the 12 months following March 1, 2026, and commencing on the thirteenth month following the transition, through the remainder of the initial term of his agreement, $240,000, paid in cash. Mr. Yee is eligible to receive additional annual incentive bonuses under the AIP with a target amount of 100% of his base salary, which will be paid in accordance with the Company’s regular compensation practices. Additionally, for his services, Mr. Yee is also eligible to receive periodic grants of equity awards, which will be subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company, to be entered into as of the date of such future awards. Any equity Mr. Yee may receive as compensation for his services as our Senior Advisor will be awarded under the 2019 Equity Plan, as the same may be amended or replaced from time to time during the term of his agreement.

Compensation Committee Report

This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The Compensation and Human Resources Committee oversees the Company’s compensation programs, policies and practices. The Compensation and Human Resources Committee has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation and Human Resources Committee has recommended to the Board that the foregoing “Compensation Discussion and Analysis” be included in the Proxy Statement for the 2026 Annual General Meeting of Stockholders.

Respectfully submitted,

The Compensation and Human Resources Committee of Riot Platforms, Inc.

Lance D’ Ambrosio, Chair
Jaime Leverton
Douglas Mouton
Michael Turner

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Summary Compensation Table

The compensation we paid to our NEOs for 2025, 2024 and 2023 is summarized in the table below:

								Non-Equity
Name and Principal					Stock		Option	Incentive Plan		All Other
Position	Year	Salary		Bonus	Awards(1)		Awards	Compensation(2)		Compensation		Total
		($)		($)	($)		($)	($)		($)		($)
Jason M. Les
CEO (Principal Executive Officer)
	2025	1,584,337	(3)	—	—		—	1,827,581	(4)	48,304	(5)	3,460,222
	2024	1,334,219	(6)	—	79,263,056	(6)	—	2,893,957	(6)	41,096		83,532,328
	2023	963,807	(7)	—	10,991,245	(7)	—	1,496,478	(7)	39,060		13,490,590
Benjamin Yi
Executive Chairman
	2025	1,576,043	(8)	—	—		—	1,867,438	(9)	8,853	(10)	3,452,334
	2024	1,365,153	(11)	—	79,263,056	(11)	—	2,865,610	(11)	9,591		83,503,410
	2023	986,087	(12)	—	10,991,245	(12)	—	1,496,478	(12)	28,539		13,502,349
Colin Yee
CFO (Principal Financial Officer)
	2025	500,000		—	—		—	625,000		8,655	(13)	1,133,655
	2024	475,000		—	19,755,371	(14)	—	863,750		8,046		21,102,167
	2023	400,000		—	7,327,477	(14)	—	600,000		7,475		8,334,952
Jonathan Gibbs(15)
Former Chief Data Center Officer
	2025	320,833	(16)	—	4,708,280	(16)	6,989,497	641,667		14,505	(16)	12,674,783
	2024	—		—	—		—	—		—		—
	2023	—		—	—		—	—		—		—
Stephen Howell(17)
Chief Operating Officer
	2025	450,000		—	6,160,152	(18)	—	562,500		28,074	(18)	7,200,726
	2024	—		—	—		—	—		—		—
	2023	—		—	—		—	—		—		—
(1)	Amounts reflect the aggregate grant date fair value, computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures, of the RSA, RSUs, PRSAs, and PSUs granted to the NEOs under the LTIP, based on the closing price per share of our common stock as of the grant date, as reported on the Nasdaq Capital Market. The FASB ASC Topic 718 grant date fair value: (a) of one RSA or RSU, in the applicable fiscal year, is the closing price of one share of our stock on the date of grant; and (b) for PRSAs or PSUs, which are subject to performance conditions, is based on the probable outcome of completion of all performance conditions on the grant date, as applicable, determined using a third-party, multifactor Monte Carlo valuation model. These amounts do not necessarily correspond to the actual value that may be recognized by the NEO, which depends, among other things, on the vesting of the applicable RSAs, RSUs, PRSAs, or PSUs, and the closing price per share of our common stock as of settlement of the vested award. For details as to the assumptions used to determine the grant date fair value of the RSAs, RSUs, PRSAs and PSUs, see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, 2024 and 2023, respectively.
(2)	Reflects awards of annual non-equity incentive compensation to NEOs and other eligible employees under the AIP, with payouts based on achievement of designated and rigorous Company and individual performance targets during the applicable year.
(3)	Reflects the following amounts paid to Mr. Les as salary compensation for services in 2025 inclusive of: $600,000 in cash and 10.0 Bitcoin (with an aggregate fair value of $984,337 measured as of the quarterly Bitcoin payment date).
(4)	Includes, for Mr. Les $750,000 in cash and 12.5 Bitcoin (with an aggregate fair value of $1,077,581, measured as of the Bitcoin payment date) for 2025 AIP non-equity compensation.
(5)	Reflects the amounts paid on behalf of Mr. Les in 2025 for medical insurance coverage of $18,220, vision and dental insurance coverage of $771, Executive Wellness Program of $19,150, life insurance of $813, disability insurance of $1,158, and 401(k) match of $8,192.
(6)	Reflects amounts paid to Mr. Les as compensation for services in 2024, including salary compensation of: $600,000 in cash, 10.0 Bitcoin (with an aggregate fair value of $734,219 measured as of the quarterly Bitcoin payment date). Includes 376,884 shares of RSAs awarded on July 1, 2024, and up to 5,753,768 PRSAs, 5,000,000 of which were awarded on January 3, 2024, and 753,768 of which were awarded on July 1, 2024 under the Company’s LTIP. The grant date fair value of the 2024 PRSAs at the January 3, 2024 grant date, assuming the highest level of performance conditions will be achieved, is $75,200,000. The grant date fair value of the 2024 PRSAs at the July 1, 2024 grant date, assuming

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the highest level of performance conditions will be achieved, is $7,499,992.The 2024 AIP non-equity compensation for Mr. Les includes: $990,000 in cash and 16.5 Bitcoin (with an aggregate fair value of $1,671,720, measured as of December 31, 2024); and $115,000 in cash and 1.828 Bitcoin (with an aggregate fair value of $117,237 measured as of the Bitcoin payment date) for the 2023 AIP adjustment payout.
(7)	Reflects amounts paid to Mr. Les as compensation for services in 2023, including salary compensation of: $623,473 in cash, 10.0 Bitcoin, and 0.88 Bitcoin paid time off payout compensation (with an aggregate fair value of $340,334 measured as of the quarterly Bitcoin payment date). Includes 184,820 shares of RSAs and up to 369,640 PRSAs, which were awarded on July 13, 2023, under the Company’s LTIP. The grant date fair value of the 2023 PRSAs, assuming the highest level of performance conditions will be achieved, is $7,499,996. The 2023 AIP non-equity compensation for Mr. Les includes: $826,500 in cash and 15 Bitcoin (with an aggregate fair value of $633,978, measured as of December 31, 2023).
(8)	Reflects the following amounts paid to Mr. Yi as salary compensation for services in 2025 inclusive of: $600,000 in cash and 10.0 Bitcoin (with an aggregate fair value of $976,043 measured as of the quarterly Bitcoin payment date).
(9)	Includes, for Mr. Yi: $750,000 in cash and 12.5 Bitcoin (with an aggregate fair value of $1,117,438, measured as of the Bitcoin payment date) for 2025 AIP non-equity compensation.
(10)	Reflects the amounts paid on behalf of Mr. Yi in 2025 for medical insurance coverage of $8,853.
(11)	Reflects the amounts paid to Mr. Yi as compensation for services in 2024, including salary compensation of: $600,000 in cash and 10.0 Bitcoin (with an aggregate fair value of $765,153 measured as of the quarterly Bitcoin payment date). Includes 376,884 shares of RSAs awarded on July 1, 2024, and up to 5,753,768 PRSAs, 5,000,000 of which were awarded on January 3, 2024, and 753,768 of which were awarded on July 1, 2024 under the Company’s LTIP. The grant date fair value of the 2024 PRSAs at the January 3, 2024 grant date, assuming the highest level of performance conditions will be achieved, is $75,200,000. The grant date fair value of the 2024 PRSAs at the July 1, 2024 grant date, assuming the highest level of performance conditions will be achieved, is $7,499,992. The 2024 AIP non-equity compensation for Mr. Yi includes: $990,000 in cash and 16.5 Bitcoin (with an aggregate fair value of $1,642,953, measured as of December 31, 2024); and $115,000 in cash and 1.828 Bitcoin (with an aggregate fair value of $117,657 measured as of the Bitcoin payment date) for the 2023 AIP adjustment payout.
(12)	Reflects the amounts paid to Mr. Yi as compensation for services in 2023, including salary compensation of: $638,462 in cash and 10.0 Bitcoin (with an aggregate fair value of $347,625 measured as of the quarterly Bitcoin payment date). Includes 184,820 shares of RSAs and up to 369,640 PRSAs, which were awarded on July 13, 2023, under the Company’s LTIP. The grant date fair value of the 2023 PRSAs, assuming the highest level of performance conditions will be achieved, is $7,499,996. The 2023 AIP non-equity compensation for Mr. Yi includes: $862,500 in cash and 15.0 Bitcoin (with an aggregate fair value of $633,978, measured as of December 31, 2023).
(13)	Reflects the amounts paid on behalf of Mr. Yee in 2025 for the Executive Wellness Program of $8,655.
(14)	Includes for 2024, 251,256 shares of RSAs awarded on July 1, 2024, and up to 1,502,512 PRSAs, 1,000,000 of which were awarded on January 3, 2024, and 502,512 of which were awarded on July 1, 2024 under the Company’s LTIP. The grant date fair value of the 2024 PRSAs at the January 3, 2024 grant date, assuming the highest level of performance conditions will be achieved, is $15,040,000. The grant date fair value of the 2024 PRSAs at the July 1, 2024 grant date, assuming the highest level of performance conditions will be achieved, is $4,999,994. Includes for 2023, 123,213 shares of RSAs and up to 246,426 PRSAs, which were awarded on July 13, 2023, under the Company’s LTIP. The grant date fair value of the 2023 PRSAs, assuming the highest level of performance conditions will be achieved, is $4,999,984.
(15)	Mr. Gibbs was not a NEO prior to 2025. Mr. Gibbs’ employment with the Company ceased on April 12, 2026.
(16)	Reflects prorated amounts paid to Mr. Gibbs as compensation for services beginning June 1, 2025. Includes 583,430 shares of RSAs and up to 1,166,861 performance-based options, which were awarded on June 10, 2025, as a one-time sign on award. The grant date fair value of the 2025 performance-based options, assuming the highest level of performance conditions will be achieved, is $9,894,981. In connection with Mr. Gibbs’ employment ceasing on April 12, 2026, all unvested shares were immediately forfeited back to the Company. Amounts paid on behalf of Mr. Gibbs in 2025 for medical insurance coverage of $11,230, vision and dental insurance coverage of $584, life insurance of $393, disability insurance of $579, and 401(k) match of $1,719.
(17)	Mr. Howell was not a NEO prior to 2025.
(18)	Includes 221,827 shares of RSAs and up to 443,656 PRSAs, which were awarded on July 1, 2025, under the Company’s LTIP. The grant date fair value of the 2025 PRSAs, assuming the highest level of performance conditions will be achieved, is $5,000,003. Amounts paid on behalf of Mr. Howell in 2025 for medical insurance coverage of $12,876, vision and dental insurance coverage of $772, life insurance of $1,193, disability insurance of $1,158, and 401(k) match of $12,075.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards Table for Fiscal Year 2025

The following table presents, for each of our NEOs, information concerning each plan-based award grant made during the year ended December 31, 2025. This information supplements the information about these awards set forth in the foregoing Summary Compensation Table.

									All other	All other
									Stock	Option		Grant
			Estimated Possible				Estimated Future		Awards:	Awards:		Date Fair
			Payouts Under				Payouts Under		Number of	Number of	Exercise or	Value of
			Non-Equity Incentive				Equity Incentive		Shares of	Securities	Base Price	Stock and
			Plan Awards(1)				Plan Awards(2)		Stock or	Underlying	of Option	Option
		Type of	Target		Maximum		Target	Maximum	Units(3)	Options(4)	Awards(5)	Awards(6)
Name	Grant Date	Award	($)		($)		(#)	(#)	(#)	(#)	($)/Sh	($)
Jason Les
CEO (Principal Executive Officer)
	January 10, 2025	AIP	1,827,581	(7)	2,949,960	(7)	—	—	—	—	—	—
Benjamin Yi
Executive Chairman
	January 10, 2025	AIP	1,867,438	(8)	2,949,960	(8)	—	—	—	—	—	—
Colin Yee
CFO (Principal Financial Officer)
	January 10, 2025	AIP	625,000		1,000,000		—	—	—	—	—	—
Jonathan Gibbs
Former Chief Data Center Officer
	January 10, 2025	AIP	641,667		1,100,000		—	—	—	—	—	—
	June 1, 2025	RSA	—				—	—	583,430	—	—	4,708,280
	June 10, 2025	Option	—				—	—	—	1,166,861	8.07	6,989,497
Stephen Howell
Chief Operating Officer
	January 10, 2025	AIP	562,500		950,000		—	—	—	—	—	—
	July 1, 2025	RSA	—				—	—	221,827	—	—	2,499,990
	July 1, 2025	PRSA	—				221,827	443,656	—	—	—	3,660,162
(1)The Compensation Committee may grant non-equity incentive plan awards to each of our NEOs under the AIP on an annual basis pursuant to each employment agreement between the Company and such NEO. Target awards for the year ended December 31, 2025, were set at 100% of each NEO’s base salary, with a maximum potential payout of 200% and no minimum threshold. Final payouts are determined by the Compensation Committee based on its assessment of each NEO’s achievement of performance objectives during the year. For further information regarding the AIP, see "2025 Annual Incentive Plan" beginning on page 43 of this Proxy Statement.
(2)Reflects the possible range of shares earnable from PRSAs granted in 2025 for the three-year performance period. There is no minimum threshold.
(3)Reflects RSAs granted in 2025.
(4)Reflects the shares of our common stock underlying stock options granted in 2025, were to expire no later than December 31, 2030, but have since been forfeited.
(5)Reflects the exercise price per share for the stock options at the time of grant, which was the closing price on the trading day immediately prior to the employment commencement date.
(6)In accordance with SEC requirements, these amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC 718 based upon probable (at target) achievement of the performance goals, excluding the effect of estimated forfeitures. The amounts reported do not reflect compensation actually received by the NEOs.
(7)Mr. Les’ base salary for 2025 was $600,000 and 10.0 Bitcoin, and the 2025 AIP target amount for Mr. Les was $600,000 cash and 10.0 Bitcoin (or $874,980, based on the price of one Bitcoin on December 31, 2025, the determination date for calculation under the AIP). The U.S. Dollar amount of the Bitcoin ultimately awarded to Mr. Les under the AIP for 2025 is disclosed in the “Non-Equity Incentive Plan Compensation” column of the foregoing Summary Compensation Table.
(8)Mr. Yi’s base salary for 2025 was $600,000 and 10.0 Bitcoin, and the 2025 AIP target amount for Mr. Yi was $600,000 cash and 10.0 Bitcoin (or $874,980, based on the price of one Bitcoin on December 31, 2025, the determination date for calculation under the AIP). The actual U.S. Dollar amount of the Bitcoin ultimately awarded to Mr. Yi under the AIP for 2025 is disclosed in the “Non-Equity Incentive Plan Compensation” column of the foregoing Summary Compensation Table.

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Outstanding Equity Awards at Fiscal Year End Table

The Company does not grant equity awards outside of the 2019 Equity Plan. The following table provides information regarding the outstanding equity awards granted under the 2019 Equity Plan to our NEOs as of December 31, 2025:

			Option Awards					Stock Awards
										Equity	Equity
					Equity					Incentive	Incentive
					Incentive					Plan	Plan Awards
					Plan					Awards	Market
					Awards:				Market	Number of	Value of
			Number of	Number of	Number of			Number of	Value of	Unearned	Unearned
			Securities	Securities	Securities			Shares or	Shares or	Shares or	Shares or
			Underlying	Underlying	Underlying			Units of	Units of	Units of	Units of
			Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Stock That	Stock That
			Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
		Type of	(#)	(#)	Options	Price	Expiration	Vested(1)	Vested(2)	Vested(1)	Vested(2)
Name	Grant Date	Award(1)	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	#	($)
Jason Les(3)
CEO (Principal Executive Officer)
	July 13, 2023	RSA	—	—	—	—	—	61,608	780,573	—	—
	July 13, 2023	PRSA	—	—	—	—	—	—	—	369,640	4,683,339
	January 3, 2024	PRSA	—	—	—	—	—	—	—	5,000,000	63,350,000
	July 1, 2024	RSA	—	—	—	—	—	251,256	3,183,414	—	—
	July 1, 2024	PRSA	—	—	—	—	—	—	—	753,768	9,550,241
Benjamin Yi(4)
Executive Chairman
	July 13, 2023	RSA	—	—	—	—	—	61,608	780,573	—	—
	July 13, 2023	PRSA	—	—	—	—	—	—	—	369,640	4,683,339
	January 3, 2024	PRSA	—	—	—	—	—	—	—	5,000,000	63,350,000
	July 1, 2024	RSA	—	—	—	—	—	251,256	3,183,414	—	—
	July 1, 2024	PRSA	—	—	—	—	—	—	—	753,768	9,550,241
Colin Yee(5)
CFO (Principal Financial Officer)
	July 13, 2023	RSU	—	—	—	—	—	41,071	520,370	—	—
	July 13, 2023	PSU	—	—	—	—	—	—	—	246,426	3,122,217
	January 3, 2024	PSU	—	—	—	—	—	—	—	1,000,000	12,670,000
	July 1, 2024	RSU	—	—	—	—	—	167,504	2,122,276	—	—
	July 1, 2024	PSU	—	—	—	—	—	—	—	502,512	6,366,827
Jonathan Gibbs(6)
Former Chief Data Center Officer
	June 10, 2025	RSA	—	—	—	—	—	437,573	5,544,050	—	—
	June 10, 2025	Option	—	—	1,166,861	8.07	12/31/2030	—	—	—	—
Stephen Howell(7)
Chief Operating Officer
	July 13, 2023	RSA	—	—	—	—	—	8,215	104,084	—	—
	July 13, 2023	PRSA	—	—	—	—	—	—	—	49,284	624,428
	January 3, 2024	PRSA	—	—	—	—	—	—	—	300,000	3,801,000
	July 1, 2024	RSA	—	—	—	—	—	83,752	1,061,138	—	—
	July 1, 2024	PRSA	—	—	—	—	—	—	—	251,256	3,183,414
	July 1, 2025	RSA	—	—	—	—	—	221,827	2,810,548	—	—
	July 1, 2025	PRSA	—	—	—	—	—	—	—	443,656	5,621,122
(1)All awards were granted under the 2019 Equity Plan pursuant to equity award agreements between the NEOs and the Company as of the grant date shown.

All options granted were nonqualified stock options that were performance-based stock options which were eligible to vest as to one-third (1/3) and become exercisable by December 31, 2029 contingent upon Riot’s achievement of specified performance objectives. The exercise price for all stock options is the closing market price of our common stock on the trading day immediately prior to the Sunday, June 1, 2025, start date, in accordance with Mr. Gibbs’ executive employment agreement. All such stock options have since been forfeited in connection with Mr. Gibbs’ mutual separation from the Company. For additional information, see “2025 Chief Data Center Officer Sign-on Option Award” on page 49 of this Proxy Statement.

RSAs and RSUs vest upon specified vesting dates (e.g., vesting in arrears following the end of each fiscal year completed after the grant date), provided the NEO’s service with the Company has not ceased prior to the vesting date. Unvested PRSAs and PSUs are eligible to vest upon the Company’s achievement of specified performance metrics and targets (specified under the LTIP, as applicable), provided the NEO’s service with the Company has not ceased prior to the date the Compensation Committee certifies the achievement of the specified performance metrics and targets (or a portion thereof) relating to the awards, as specified under the LTIP. Subject to any provisions relating to accelerated vesting upon a change in control or post-termination, unvested RSAs, PRSAs, RSUs and PSUs are subject to forfeiture if a separation from service occurs prior to the vesting event. See “Potential Post-Employment Benefits” beginning on page 62 of this Proxy Statement.

For additional information regarding the LTIP, see “Long-Term Equity Incentives” on page 46 of this Proxy Statement.

(2)Based on the closing price per share of our common stock on December 31, 2025 of $12.67, as reported on the Nasdaq Capital Market.

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EXECUTIVE COMPENSATION

(3)Includes: (a) 184,820 RSAs granted July 13, 2023 under the LTIP which are eligible to vest as to one third (1/3) per year through July 1, 2026, (b) up to a maximum of 369,640 unvested PRSAs granted July 13, 2023 which are eligible to vest, if at all, on July 31, 2026, (c) up to a maximum of 5,000,000 unvested PRSAs granted January 3, 2024 (see “2023 LTIP Performance-based Award Payouts” beginning on page 48 of this Proxy Statement) which are eligible to vest, if at all, on July 31, 2026, amending the original PRSA LTIP award granted on July 13, 2023, (d) 376,884 RSAs granted July 1, 2024 under the LTIP which are eligible to vest as to one third (1/3) per year through July 1, 2027, and (e) up to a maximum of 753,768 unvested PRSAs granted July 1, 2024 which are eligible to vest, if at all, on July 1, 2027. The vesting of PRSAs is contingent upon Riot’s achievement of specified Performance Objectives, and the final number of vested PRSAs may be less than the target award, depending on the Company’s future performance.
(4)Includes: (a) 184,820 RSAs granted July 13, 2023 under the LTIP which are eligible to vest as to one third (1/3) per year through July 1, 2026, (b) up to a maximum of 369,640 unvested PRSAs granted July 13, 2023 which are eligible to vest, if at all, on July 31, 2026, (c) up to a maximum of 5,000,000 unvested PRSAs granted January 3, 2024 (see “2023 LTIP Performance-based Award Payouts” beginning on page 48 of this Proxy Statement) which are eligible to vest, if at all, on July 31, 2026, amending the original PRSA award granted on July 13, 2023, (d) 376,884 RSAs granted July 1, 2024 under the LTIP which are eligible to vest as to one third (1/3) per year through July 1, 2027, and (e) up to a maximum of 753,768 unvested PRSAs granted July 1, 2024 which are eligible to vest, if at all, on July 1, 2027. The vesting of PRSAs is contingent upon Riot’s achievement of specified Performance Objectives, and the final number of vested PRSAs may be less than the target award, depending on the Company’s future performance.
(5)Includes: (a) 123,213 RSUs granted July 13, 2023 under the LTIP which are eligible to vest as to one-third (1/3) per year through July 1, 2026, (b) up to a maximum of 246,426 unvested PSUs which are eligible to vest, if at all, July 31, 2026, (c) up to a maximum of 1,000,000 unvested PSUs granted January 3, 2024 (see “2023 LTIP Performance-based Award Payouts” beginning on page 48 of this Proxy Statement) which are eligible to vest, if at all, July 31, 2026, (d) 251,256 RSUs granted July 1, 2024 under the LTIP which are eligible to vest as to one-third (1/3) per year through July 1, 2027, and (e) up to a maximum of 502,512 unvested PSUs which are eligible to vest, if at all, on July 1, 2027. The vesting of PRSAs and PSUs is contingent upon Riot’s achievement of specified Performance Objectives, and the final number of vested PRSAs may be less than the target award, depending on the Company’s future performance.
(6)On April 12, 2026, Mr. Gibbs’ employment with the Company ceased, and all unvested shares were forfeited back to the Company. Includes: (a) 583,430 RSAs granted in connection with Mr. Gibbs’ service as the Chief Data Center Officer which are eligible to vest in four approximately equal tranches semi-annually, through June 1, 2027, and (b) up to 1,166,861 performance-based stock options which are eligible to vest as to one-third (1/3) and become exercisable by December 31, 2029 contingent upon Riot’s achievement of specified performance objectives. See “2025 Chief Data Center Officer Sign-on Option Award” on page 49 of this Proxy Statement.
(7)Includes: (a) 24,643 RSAs granted July 13, 2023 under the LTIP which are eligible to vest as to one third (1/3) per year through July 1, 2026, (b) up to a maximum of 49,284 unvested PRSAs granted July 13, 2023 which are eligible to vest, if at all, on July 31, 2026, (c) up to a maximum of 300,000 unvested PRSAs granted January 3, 2024 (see “2023 LTIP Performance-based Award Payouts” beginning on page 48 of this Proxy Statement) which are eligible to vest, if at all, on July 31, 2026, amending the original PRSA award granted on July 13, 2023, (d) 125,628 RSAs granted July 1, 2024 under the LTIP which are eligible to vest as to one-third (1/3) per year through July 1, 2027, (e) up to a maximum of 251,256 unvested PRSAs granted July 1, 2024 which are eligible to vest, if at all, on July 1, 2027, (f) 221,827 RSAs granted July 1, 2025 under the LTIP which are eligible to vest as to one third (1/3) per year through January 1, 2028, and (g) up to a maximum of 443,656 unvested PRSAs granted on July 1, 2025, which are eligible to vest, if at all, on January 1, 2028. The vesting of PRSAs is contingent upon Riot’s achievement of specified Performance Objectives, and the final number of vested PRSAs may be less than the Target Award, depending on the Company’s future performance.

60	Riot Platforms 2026 Proxy Statement

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Option Exercises and Stock Vested Table

The following table presents, for each of the NEOs, the number of shares of the Company’s common stock underlying the stock options and stock grants which vested during 2025, as well as the aggregate value realized upon the exercise of such vested options and the settlement of such vested stock grants.

		Option Awards		Stock Awards
		Number of		Number of
		Shares	Value	Shares	Value
		Acquired	Realized	Acquired	Realized
		Upon	Upon	Upon	Upon
	Type of	Exercise	Exercise	Vesting	Vesting(1)
Name	Award	(#)	($)	(#)	($)
Jason Les
CEO (Principal Executive Officer)
	RSA	—	—	61,606	694,300
	RSA	—	—	125,628	1,415,828
Benjamin Yi
Executive Chairman
	RSA	—	—	61,606	694,300
	RSA	—	—	125,628	1,415,828
Colin Yee
CFO (Principal Financial Officer)
	RSU	—	—	83,752	943,886
	RSU	—	—	41,071	408,656
Jonathan Gibbs
Former Chief Data Center Officer
	RSA	—	—	145,857	2,257,866
Stephen Howell
Chief Operating Officer
	RSA	—	—	8,214	92,572
	RSA	—	—	41,876	471,943
(1)	Calculated by multiplying (i) the fair market value of the Company’s common stock on the vesting date, which was determined using the closing price on the Nasdaq Capital Market of a share of the Company’s common stock on the date of vesting, or if such day falls on a weekend or holiday, on the immediately preceding trading day, by (ii) the number of shares of the Company’s common stock underlying the vested RSA or RSU, as appropriate.

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EXECUTIVE COMPENSATION

Potential Post-Employment Benefits

The following table discloses the potential payments upon termination or change in control that would have been received by our NEOs, had a termination event occurred on December 31, 2025, based on the terms of the applicable employment agreements and equity award agreements that were in effect on that date. The table assumes that any equity awards that vest in connection with the applicable triggering event that are subject to performance conditions are earned at the target level of performance within the applicable period except as may be noted otherwise, and values equity awards based on the closing price of a share of our common stock on December 31, 2025 of $12.67, as reported on the Nasdaq Capital Market. These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, amounts would only be known at the time that she or he becomes entitled to such payment.

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EXECUTIVE COMPENSATION

	Termination Event
				Termination
	Termination	Termination		Without
	For Cause or	by Employee		Cause or			Change in
	Without	Without	Non-Renewal	For Good		Change in	Control
Named Executive	Good Reason	Good Reason	of Employment	Reason or	Death or	Control (Single	(Double
Officer	(Without Notice)	(With Notice)	Term	Resignation	Disability(2)	Trigger)	Trigger)(3)
Benefit(1)	($)	($)	($)	($)	($)	($)	($)
Jason Les
Chief Executive Officer
Severance	—	491,660	737,490	2,949,960	1,474,980	—	4,263,298
Restricted Stock	—	—	—	41,164,070	39,977,930	—	81,547,566
Options	—	—	—	—	—	—	—
Total	—	491,660	737,490	44,114,030	41,452,910	—	85,810,864
Benjamin Yi
Executive Chairman
Severance	—	491,660	737,490	2,949,960	1,474,980	—	4,263,298
Restricted Stock	—	—	—	41,164,070	39,977,930	—	81,547,566
Options	—	—	—	—	—	—	—
Total	—	491,660	737,490	44,114,030	41,452,910	—	85,810,864
Colin Yee
Chief Financial Officer
Severance	—	166,667	250,000	1,000,000	500,000	—	1,639,726
Restricted Stock	—	—	—	12,661,030	11,870,276	—	24,801,690
Options	—	—	—	—	—	—	—
Total	—	166,667	250,000	13,661,030	12,370,276	—	26,441,416
Jonathan Gibbs
Former Chief Data Center Officer
Severance	—	275,000	275,000	780,548	780,548	—	1,100,000
Restricted Stock	—	—	—	1,848,015	1,848,015	—	5,544,050
Options	—	—	—	—	—	—	—
Total	—	275,000	275,000	2,628,563	2,628,563	—	6,644,050
Stephen Howell
Chief Operating Officer
Severance	—	200,000	200,000	800,000	800,000	—	965,479
Restricted Stock	—	—	—	—	—	—	5,251,639
Options	—	—	—	—	—	—	—
Total	—	200,000	200,000	800,000	800,000	—	6,217,118
(1)“Severance” excludes the cost of COBRA coverage; however, it includes the NEO’s AIP cash incentive. Because the amount of the AIP target cash incentive granted to the NEO varies, the target is set at 100% of each NEO’s salary as of December 31, 2025. The AIP target cash incentive is contingent upon the future achievement of performance objectives that cannot be reasonably predicted; further, the NEO’s AIP performance target (i.e., the maximum percentage of the NEO’s base salary that can be achieved as an AIP bonus for the applicable year) is set each year by the Compensation Committee based on contemporaneous business expectations and conditions, which likewise cannot be reasonably predicted. The severance for Mr. Les and Mr. Yi includes Bitcoin salary in an amount of 10.0 Bitcoin per year, and Bitcoin AIP target cash incentive in the amount of 10.0 Bitcoin per year, calculated using the December 31, 2025 Bitcoin price of $87,498. “Restricted Stock” includes time-based RSAs granted under and subject to the terms and conditions of the 2019 Equity Plan and PRSAs granted pursuant to the LTIP.
(2)Assumes death or disability as of December 31, 2025, and AIP compensation at target payout. The severance for Mr. Les and Mr. Yi includes Bitcoin salary in an amount of 5.0 Bitcoin, and Bitcoin AIP target cash incentives in the amount of 5.0 Bitcoin, calculated using the December 31, 2025, Bitcoin price of $87,498.

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EXECUTIVE COMPENSATION

(3)We have a “Double-Trigger” Change in Control policy that applies to all compensation paid or payable to our NEOs, including any equity compensation paid or payable under the 2019 Equity Plan, which governs all our currently outstanding equity awards. Accordingly, a Change in Control (as defined in the Executive Employment Agreements) does not automatically trigger any severance, accelerated vesting of equity-based awards, or any other post-employment benefits without a subsequent qualifying separation from service, diminution in responsibilities, or other “Good Reason” termination event (as defined in the 2019 Equity Plan). If a Change in Control is followed by a subsequent qualifying separation from service within the period specified under our agreements with the NEO (generally six (6) to twelve (12) months following the Change in Control), the vesting of any unvested RSAs held by the NEO as of the Change in Control is automatically accelerated and unvested RSAs are deemed to have vested as of immediately prior to the consummation of the applicable Change in Control event. No severance is due to the NEO following a Change in Control unless a subsequent qualifying separation from service occurs.

CEO Pay Ratio

We are required under Item 402(u) of Regulation S-K to calculate and disclose our “CEO pay ratio.” We conduct our business within the continental United States and as of December 31, 2025, we had 816 employees, of whom approximately 0.9% are located outside the United States. We have not excluded employees located outside the United States when identifying the median employee.

We used total compensation to determine the median employee as of December 31, 2024, which includes (i) annual base salary plus annual incentives paid to salaried employees and (ii) hourly salary rate times annual hours plus additional adjustments for annual incentives, shift differentials, actual overtime rates, and other cash allowances paid to hourly employees and any equity granted to eligible employees.

As there has been no material change to our employee population or employee compensation programs that we reasonably believe would result in a significant change to our pay ratio disclosure, we have continued to identify the same employee reported for 2024 as our median employee for 2025. The annual total compensation of the median employee of the Company, excluding our CEO, was $64,137.87, and the annual total compensation of our CEO was $3,460,222, see “Summary Compensation Table” on page 56 of this Proxy Statement. Accordingly, the ratio of our CEO’s annual total compensation to the median annual compensation of all employees (excluding the CEO) was 54:1.

The ratio and annual total compensation amount of the median employee are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. The Company notes that its ratio and annual total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee may vary significantly among companies.

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EXECUTIVE COMPENSATION

Pay vs. Performance

The following tables summarize the relationship between executive compensation for our principal executive officer (“PEO” or also known as CEO) and other NEOs and financial performance measures for the Company’s five (5) most recently completed fiscal years, calculated in accordance with Item 402(v) of Regulation S-K. The disclosure included in this section is prescribed by SEC rules and Section 953(a) of the Dodd-Frank Act, and it does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and compensation paid to its NEOs. For discussion of how Riot views its executive compensation, including alignment with the Company’s performance, see “Compensation Discussion and Analysis” beginning on page 31 of this Proxy Statement. Please review the tables and associated narrative and graphical disclosure together for a more complete presentation of such relationship over the periods presented.

					Average					Company
					Summary	Average	Value of Initial Fixed			Selected
	Summary	Summary			Compensation	Compensation	$100 Investment			Measure
	Compensation	Compensation	Compensation	Compensation	Table Total	Actually Paid	Based On:		Net	Adjusted
	Table Total	Table Total for	Actually	Actually Paid to	Paid	to		Peer	Income (loss)	EBITDA
	for	Mr.	Paid to	Mr.	to non-PEO	non-PEO		Group	(in	(in
	Mr. Les(1)	McGonegal(2)	Mr. Les(3)	McGonegal(3)	NEOs(4)	NEOs(3)(4)	TSR	TSR	thousands)	thousands)(9)
Year	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
2025	3,460,222	—	19,491,919	—	6,115,375	14,819,967	74.57	92.95(5)	(663,181)	12,956
2024	83,532,328	—	55,439,295	—	36,724,800	26,210,124	911.61	383.88(6)	109,401	463,189
2023	13,490,590	—	42,806,252	—	9,658,511	18,573,480	1,381.25	146.52(7)	(49,472)	214,021
2022	21,500,269	—	4,979,102	—	7,788,383	377,785	302.68	105.56(8)	(509,553)	(67,193)
2021	21,876,868	18,196,470	23,262,732	10,634,670	17,197,333	12,682,777	1,993.75	134.57(8)	(15,437)	74,909
(1)Mr. Les became the CEO of Riot and its PEO on February 8, 2021, succeeding Jeffrey McGonegal. Amounts reported for 2021 include all compensation paid to Mr. Les during the year, as reported on the Summary Compensation Table (“SCT”), in their entirety.
(2)Mr. McGonegal served as Riot’s CEO from February 15, 2019, and as CEO and Chief Financial Officer (principal financial officer) from his appointment as of August 15, 2019 until he was succeeded by Mr. Les as CEO. Thereafter, Mr. McGonegal continued in his role as Chief Financial Officer until his retirement and transition to his present role as Senior Advisor to the Company as of September 26, 2022. Accordingly, the amounts reported for 2021 include the total compensation paid to Mr. McGonegal for 2021, as reported on the SCT, in their entirety.
(3)Compensation Actually Paid (“CAP”) reflects the total compensation reported in the SCT for the applicable year adjusted to include or exclude the amounts shown in the tables below:

PEO SCT to CAP Reconciliation – Jason Les

		Bonus and Non-	Equity-		Summary
		Equity Incentive	Based	All Other	Compensation	Exclusion of	Inclusion of	Compensation
	Salary(i)	Compensation(i)	Awards(ii)	Compensation(iii)	Table Total	Stock Awards	Equity Values(iv)	Actually Paid
Year	($)	($)	($)	($)	($)	($)	($)	($)
2025	1,584,337	1,827,581	—	48,304	3,460,222	—	16,031,697	19,491,919
2024	1,334,219	2,893,957	79,263,056	41,096	83,532,328	(79,263,056)	51,170,023	55,439,295
2023	963,807	1,496,478	10,991,245	39,060	13,490,590	(10,991,245)	40,306,907	42,806,252
2022	679,757	511,225	20,297,175	12,111	21,500,269	(20,297,175)	3,776,008	4,979,102
2021	631,887	1,085,963	20,155,500	3,518	21,876,868	(20,155,500)	21,541,364	23,262,732

PEO SCT to CAP Reconciliation – Jeffrey McGonegal (former PEO)

		Bonus and Non-	Equity-		Summary
		Equity Incentive	Based	All Other	Compensation	Exclusion of	Inclusion of	Compensation
	Salary	Compensation	Awards(ii)	Compensation(iii)	Table Total	Stock Awards	Equity Values(iv)	Actually Paid
Year	($)	($)	($)	($)	($)	($)	($)	($)
2021	354,077	601,931	17,229,300	11,162	18,196,470	(17,229,300)	9,667,500	10,634,670

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EXECUTIVE COMPENSATION

Average NEO SCT to CAP Reconciliation – (Non-PEO)(4)

		Bonus and Non-	Equity-		Summary
		Equity Incentive	Based		Compensation	Exclusion of	Inclusion of	Compensation
	Salary(i)	Compensation(i)	Awards(ii)	All Other	Table Total	Stock Awards	Equity Values(iv)	Actually Paid
Year	($)	($)	($)	Compensation(iii)	($)	($)	($)	($)
2025	711,719	924,151	5,952,643	15,022	6,115,375	(4,464,482)	13,169,074	14,819,967
2024	703,788	1,126,913	34,632,291	12,942	36,724,800	(34,632,291)	24,117,615	26,210,124
2023	561,199	833,494	8,243,419	20,399	9,658,511	(8,243,419)	17,158,388	18,573,480
2022	394,767	330,174	7,055,718	7,724	7,788,383	(7,055,718)	(354,880)	377,785
2021	312,057	502,159	16,355,155	27,962	17,197,333	(16,355,155)	11,840,599	12,682,777
(i)Includes cash and Bitcoin compensation, as identified and explained in greater detail in the SCT and the accompanying notes.
(ii)Represents the value, calculated in accordance with FASB ASC Topic 718, of equity compensation paid during the indicated year under the 2019 Equity Plan, as reported in the SCT and the accompanying notes.
(iii)Represents All Other Compensation paid during the indicated year, as reported in the SCT.
(iv)The amounts in Inclusion of Equity Values in the tables above are derived from the amounts set forth in the Fair Value Equity Awards tables below.

PEO Fair Value Equity Awards – Jason Les

					Fair Value at the
				Change in Fair	End of the Prior
	Year End Fair Value	Change in Fair	Vesting-Date Fair	Value from Prior	Year of Equity
	of Equity Awards	Value from Prior	Value of Equity	Year to Vesting Date	Awards that Failed
	Granted During the	Year to Current	Awards Granted	of Unvested Equity	to Meet Vesting
	Year That Remained	Year of Unvested	During Year that	Awards that Vested	Conditions in	Total Inclusion of
	Unvested as of Year	Equity Awards	Vested During Year	During Year	the Year	Equity Values
Year	($)	($)	($)	($)	($)	($)
2025	—	15,833,229	—	198,468	—	16,031,697
2024	62,593,957	(2,592,412)	—	(8,831,522)	—	51,170,023
2023	8,577,496	18,074,579	—	13,654,832	—	40,306,907
2022	10,074,294	(5,706,698)	—	(591,588)	—	3,776,008
2021	8,513,312	—	2,461,784	10,566,268	—	21,541,364

PEO Fair Value Equity Awards – Jeffrey McGonegal (former PEO)

Fair Value at the
				Change in Fair	End of the Prior
	Year End Fair Value	Change in Fair	Vesting-Date Fair	Value from Prior	Year of Equity
	of Equity Awards	Value from Prior	Value of Equity	Year to Vesting Date	Awards that Failed
	Granted During the	Year to Current	Awards Granted	of Unvested Equity	to Meet Vesting
	Year That Remained	Year of Unvested	During Year that	Awards that Vested	Conditions in	Total Inclusion of
	Unvested as of Year	Equity Awards	Vested During Year	During Year	the Year	Equity Values
Year	($)	($)	($)	($)	($)	($)
2021	7,212,590	—	2,119,770	335,140	—	9,667,500

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EXECUTIVE COMPENSATION

Average NEO Fair Value Equity Awards (Non-PEO)(4)

					Fair Value at the
				Change in Fair	End of the Prior
	Year End Fair Value	Change in Fair	Vesting-Date Fair	Value from Prior	Year of Equity
	of Equity Awards	Value from Prior	Value of Equity	Year to Vesting Date	Awards that Failed
	Granted During the	Year to Current	Awards Granted	of Unvested Equity	to Meet Vesting
	Year That Remained	Year of Unvested	During Year that	Awards that Vested	Conditions in	Total Inclusion of
	Unvested as of Year	Equity Awards	Vested During Year	During Year	the Year	Equity Values
Year	($)	($)	($)	($)	($)	($)
2025	7,189,962	5,588,070	295,074	95,969	—	13,169,074
2024	29,077,968	(1,944,304)	—	(3,016,049)	—	24,117,615
2023	6,433,111	5,900,613	—	4,824,664	—	17,158,388
2022	3,348,135	(3,358,597)	27,606	(372,024)	—	(354,880)
2021	6,756,031	—	1,845,779	3,238,789	—	11,840,599

(4)The non-PEO NEOs reflected represent the following individuals for each fiscal year shown: 2025 – Mr. Yi, Mr. Yee, Mr. Gibbs, and Mr. Howell; 2024 – Mr. Yi, Mr. Yee, Mr. Jackman, and Mr. Chung; 2023 – Mr. Yi, Mr. Yee, Mr. Jackman, and Mr. Chung; 2022 – Mr. Yi, Mr. McGonegal, Mr. Yee, Mr. Jackman, and Chad Everett Harris; and 2021 – Mr. Yi, Mr. McGonegal, Mr. Jackman, and Megan Brooks.
(5)Cumulative TSR for 2025 represents the investment of $100 as of December 31, 2020, in those members of our 2025 Peer Group, with available publicly traded market data as of, and subsequent to, December 31, 2020 consisting of A10 Networks (ATEN), AppFolio, Inc. (APPF), Cleanspark, Inc. (CLSK), Fastly, Inc. (FSLY), Hut 8 Corp. (HUT), MARA Holdings Inc. (MARA), MicroStrategy, Inc. (MSTR), Rapid7, Inc. (RPD), Repay Holdings Corp. (RPAY), and TeraWulf Inc. (WULF) representing the investment of $100 as of December 31, 2020, assuming reinvestment of any dividends. For further information on the Company’s Peer Group in 2025 and 2026, see the “Compensation Discussion and Analysis – Factors Considered in Setting Compensation and Role of Peer Data” section of this Proxy Statement.
(6)Cumulative TSR for 2024 represents the investment of $100 as of December 31, 2019, in those members of our 2024 Peer Group, with available publicly traded market data as of, and subsequent to, December 31, 2019 consisting of MARA Holdings, Inc. (MARA), Hut 8 Corp. (HUT), CleanSpark, Inc. (CLSK), HIVE Digital Technologies, Ltd. (HIVE), Bit Digital, Inc. (BTBT), TeraWulf Inc. (WULF), and Mawson Infrastructure Group, Inc. (MIGI), assuming reinvestment of any dividends.
(7)Cumulative TSR for 2023 represents the investment of $100 as of December 31, 2019, in those members of our 2023 Peer Group, with available publicly traded market data as of, and subsequent to, December 31, 2018, consisting of Marathon Digital Holdings, Inc. (MARA), Hut 8 Corp. (HUT), CleanSpark, Inc. (CLSK), Greenidge Generation Holdings Inc. (GREE), HIVE Digital Technologies, Ltd. (HIVE), Bit Digital, Inc. (BTBT), TeraWulf Inc. (WULF), and Mawson Infrastructure Group, Inc. (MIGI), assuming reinvestment of any dividends.
(8)For 2022 and 2021, reflects cumulative TSR of the RUSSELL 2000 Index, as of December 31, 2022, weighted according to capitalization at the beginning of each period for which a return is indicated. As disclosed elsewhere in this Proxy Statement, prior to January 1, 2023, due to the nascence of our industry, we did not compare our performance against a self-constructed peer group or use a Published Industry Index. We established a peer group as of 2023. Due to the establishment of our Peer Group, for the year 2023, the cumulative TSR reflected represents the investment of $100 as of December 31, 2019 in those members of our Peer Group, including reinvestment of any dividends, with available publicly traded market data as of, and subsequent to, December 31, 2018, as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2023.
(9)Adjusted EBITDA is a Non-GAAP financial measure used by the Board to assess performance. It is defined as our EBITDA, adjusted to eliminate the effects of certain non-cash and/or non-recurring items, that do not reflect our ongoing strategic business operations. It is presented as a supplement to, and not as a substitute for, or as superior to, the comparable measure under GAAP, Net Income. Adjusted EBITDA has limitations as an analytical tool, and investors should not place undue weight on it when assessing the Company’s performance. See Appendix A for reconciliations of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP).

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EXECUTIVE COMPENSATION

Pay-for-Performance Alignment

The following table provides an unranked list of the most important financial performance measures used by our Compensation Committee to link the compensation actually paid to our CEO and other NEOs in 2025, calculated in accordance with SEC regulations, to Company performance. The role of these performance measures on our NEOs’ compensation is discussed in the “Compensation Discussion and Analysis” beginning on page 31 of this Proxy Statement.

Total Shareholder Return
Net Income
Adjusted EBITDA (Company Selected Measure)

The following charts reflect the CAP over the five-year period ended December 31, 2025 and aligns trends in Riot’s TSR, net income, and Adjusted EBITDA results over the same period.

Compensation Actually Paid vs. Total Shareholder Return

Due to the relative nascence of our industry, prior to 2023 we did not compare our performance with a self-constructed peer group and instead utilized the RUSSELL 2000 Index. We established a Peer Group as of 2023, which has subsequently been amended as further described in the Compensation Discussion and Analysis — Factors Considered in Setting Compensation and Role of Peer Data section of this Proxy Statement. Historical stock performance is not necessarily indicative of future stock performance.

The following graph shows a comparison of the Company’s TSR, CAP, and that of the members of our 2024 Peer Group and 2025 Peer Group with available publicly traded market data as of, and subsequent to, December 31, 2020, that was held through the end of each year listed in the first table set forth. The 2024 Peer Group TSR consists of: MARA Holdings Inc. (MARA), Hut 8 Corp. (HUT), CleanSpark, Inc. (CLSK), HIVE Digital Technologies, Ltd. (HIVE), Bit Digital, Inc. (BTBT), TeraWulf Inc. (WULF), and Mawson Infrastructure Group, Inc. (MIGI). The 2025 Peer Group TSR consists of: A10 Networks (ATEN), AppFolio, Inc. (APPF), CleanSpark, Inc. (CLSK), Fastly, Inc. (FSLY), Hut 8 Corp. (HUT), MARA Holdings (MARA), MicroStrategy, Inc. (MSTR), Rapid7, Inc. (RPD), Repay Holdings Corp. (RPAY), and TeraWulf Inc. (WULF).

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EXECUTIVE COMPENSATION

Compensation Actually Paid vs. Net Income

As shown in the chart below, the year-over-year changes in our CAP from 2021 to 2022, from 2022 to 2023, from 2023 to 2024, and from 2024 to 2025 generally correlated with our Net Income over the same period, decreasing from 2021 to 2022, increasing again from 2022 to 2023 and 2023 to 2024, then decreasing from 2024 to 2025. This is largely due to our overall compensation mix, a substantial portion of which is equity-based performance shares and heavily impacted by our stock price. Year-over-year changes in CEO CAP over the same period are more pronounced due to the impact of performance-based equity compensation, which makes up a substantially larger portion of the total target direct compensation paid to our CEO than it does for our other NEOs. All performance shares vest over three (3) years. In 2025, our CEO did not receive equity compensation causing the CEO CAP decrease.

Compensation Actually Paid vs. Adjusted EBITDA

As shown in the chart below, the year-over-year changes in our CAP from 2021 to 2022, and from 2022 to 2023 generally correlated with our Adjusted EBITDA over the same period, decreasing from 2021 to 2022, and increasing from 2022 to 2023. The Company’s Adjusted EBITDA from 2023 to 2024 increased, and from 2024 to 2025 decreased. The 2022 decrease in Adjusted EBITDA was largely due to impairment charges to certain intangible assets, including the Bitcoin held by the Company following the decline in the market value of Bitcoin during that period. The changes in CAP are primarily due to our overall pay mix, a large portion of which is equity-based performance shares and heavily impacted by stock price, as discussed above. The 2023 and 2024 increases in Adjusted EBITDA were largely due to higher Bitcoin mining revenue resulting from our increase in deployed hash rate and higher Bitcoin prices, increases in the value of our Bitcoin held from higher Bitcoin prices, and increases in power curtailment credits as disclosed in our 2023 and 2024 Annual Reports. From 2024 to 2025 our Adjusted EBITDA decreased due to several non-cash charges and mark to market pricing on our held Bitcoin.

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EXECUTIVE COMPENSATION

Equity Compensation plan INFORMATION

The following table provides information as of December 31, 2025, about the shares of common stock that may be issued upon the vesting of performance and non-performance based restricted common stock under the 2019 Equity Plan:

Number of securities
remaining available for
	Number of			future issuance
	securities to be		Weighted	under equity
	issued upon		average exercise	compensation
	exercise of		price of	plans
	outstanding		outstanding	(excluding
	options,		options,	securities
	warrants		warrants,	reflected in
Plan Category	and rights (a)		and rights (b)	column (a))(c)
Equity compensation plans approved by security holders	1,999,449		—	10,337,176
Equity compensation plans not approved by security holders	—		—	—
Total	1,999,449	(1)	—	10,337,176
(1)	Includes outstanding PSUs and RUSs.

70	Riot Platforms 2026 Proxy Statement

PROPOSAL NO. 3 “SAY-ON-PAY” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Proposal No. 3

“Say-On-Pay”

Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

Pursuant to Schedule 14A of the Exchange Act, we are presenting the following proposal, which gives you as a stockholder the opportunity to vote, on an advisory basis, on the compensation of our NEOs for 2025. The Company has disclosed the compensation of its named executive officers pursuant to rules adopted by the SEC.

You may endorse or not endorse the compensation paid to our NEOs by voting “FOR” or “AGAINST” the following resolution:

RESOLVED, that the stockholders of the Company hereby approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s 2026 Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the footnotes and narratives accompanying the compensation tables.

While our Board intends to carefully consider the stockholder vote resulting from the proposal, the final vote is advisory and will not be binding. Your vote described in this Proposal No. 3 will not be construed as: (1)  overruling any decision by the Board, any Board Committee or the Company relating to the compensation of the named executive officers, or (2) creating or changing any fiduciary duties or other duties on the part of the Board, any Board Committee or the Company.

In considering your vote, please be advised that our compensation program for our NEOs is guided by our compensation strategy, as further described under the “Compensation Discussion and Analysis” in this Proxy Statement.

●	2025 NEO grants. In 2025, no stock grants were received by those NEOs from the prior year.
●	Long-term equity incentive compensation tied to performance. Under the Company’s LTIP 50% of the long-term equity incentive awards are granted in the form of performance-based shares or units, which vest dependent upon the Company’s relative TSR.
●	Negative TSR Cap. The LTIP contains a TSR cap under which, if the Company’s absolute TSR for the applicable performance period is negative, the maximum vesting percentage that may be earned is limited to 100% of the Target Award.
●	Compensation unrelated to performance is limited. We do not have single trigger change of control severance provisions, supplemental executive retirement plans, or excise tax gross ups for our NEOs.

We currently hold our advisory vote to approve the compensation of our named executive officers (“Say-on-Pay vote”) annually. Stockholders have an opportunity to cast an advisory vote on the frequency of the Say-on-Pay vote at least every six (6) years, and the next advisory vote on the frequency of the Say-on-Pay vote will be at our 2031 Annual Meeting.

Riot Platforms 2026 Proxy Statement	71

PROPOSAL NO. 3 “SAY-ON-PAY” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will be counted for purposes of establishing a quorum but will have no effect on the outcome of the vote. While this “Say-on-Pay” vote is advisory and non-binding, the Board and the Compensation Committee value stockholder opinions and will consider the voting results, among other factors, when evaluating the Company’s executive compensation program and making future compensation decisions.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 3
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

72	Riot Platforms 2026 Proxy Statement

PROPOSAL NO. 4 APPROVAL OF THE SEVENTH AMENDMENT TO THE 2019 EQUITY PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 15,000,000 SHARES

Proposal No. 4
Approval of the Seventh Amendment to the 2019 Equity Plan to Increase the Number of Shares Reserved for Issuance thereunder by 15,000,000 Shares

We are seeking stockholder approval of the Seventh Amendment to the 2019 Equity Plan to increase the number of shares of our common stock, no par value per share, reserved for issuance under the 2019 Equity Plan by 15,000,000 shares. If approved by stockholders, the Seventh Amendment will become effective on the date of such approval. If the Seventh Amendment is not approved, we will continue to grant awards under the 2019 Equity Plan only until the remaining shares available for issuance are exhausted.

On March 26, 2026, upon the recommendation of the Compensation Committee, which administers the 2019 Equity Plan and oversees our compensation strategy, our Board unanimously approved the Seventh Amendment, subject to stockholder approval at the Annual Meeting. The Seventh Amendment is intended to increase the number of shares available for awards to directors, officers, employees, consultants, and other eligible participants under the 2019 Equity Plan. A summary of the Seventh Amendment is provided below under “Summary Description of the Seventh Amendment,” and a complete copy of the Seventh Amendment is included as Appendix B to this Proxy Statement, which we encourage you to read in its entirety.

Our stockholders have previously approved the reservation of shares for issuance under the 2019 Equity Plan (at annual general meetings of our stockholders) as follows: (a) in 2019, the 2019 Equity Plan under which 3,600,000 shares were reserved for issuance; (b) 3,500,000 additional shares in 2020 pursuant to the first amendment thereto; (c) 4,400,000 additional shares in 2021 pursuant to the second amendment thereto; (d) 10,000,000 additional shares in 2022 pursuant to the third amendment thereto under which 10,000,000 shares were reserved for issuance; (e) 4,000,000 additional shares in 2023 pursuant to the fourth amendment thereto; (f) 13,000,000 additional shares in 2023 pursuant to the fifth amendment thereto; and (g) 15,000,000 additional shares in 2024 pursuant to the sixth amendment thereto. Through such amendments (including the sixth amendment), there have been a cumulative of 53,500,000 shares reserved for issuance under the 2019 Equity Plan (excluding the 210,103 shares issuable in settlement of restricted stock under the Company’s former 2017 equity compensation plan, which became available for issuance under the 2019 Equity Plan upon its adoption), and to date, there have been 61,476,236 shares issued, excluding forfeitures, (including 32,295,209 unvested restricted stock awards and units) under the 2019 Equity Plan.

We believe that reserving an additional 15,000,000 shares for issuance under the 2019 Equity Plan pursuant to the Seventh Amendment, if approved by our stockholders, will provide a sufficient share pool to continue granting a range of equity-based awards and to maintain flexibility in the design and administration of our long-term incentive programs.

The Board believes that the Seventh Amendment is in the best interests of the Company and its stockholders and unanimously recommends that stockholders vote “FOR” approval of the Seventh Amendment.

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Current Plan Information

As of April 17, 2026, there were 377,814,207 shares outstanding. The 2019 Equity Plan is the only plan with shares available for grant. The Company’s previous stock plan, the 2017 Equity Plan, was replaced by the 2019 Equity Plan. Information regarding the shares continuing to be governed by the 2017 Equity Plan and the 2019 Equity Plan, in aggregate, is as follows:

	Shares	Basic Dilution
New Shares if Stockholders Approve Seventh Amendment to the 2019 Equity Plan	15,000,000	3.97%
Shares Currently Available for Issuance	4,933,377	1.31%
Shares Outstanding (1)	32,295,209	8.55%
Total	52,228,546	13.82%
(1)	As of April 12, 2026, all stock options have been forfeited and no options are outstanding.

Rationale for Amending the 2019 Equity Plan as Proposed

We are requesting stockholder approval of the Seventh Amendment to increase the share reserve under the 2019 Equity Plan by 15,000,000 shares. This increase is essential to ensure our continued ability to provide equity-based compensation across the organization as our current share pool is approaching exhaustion. The Bitcoin mining industry in which we have historically competed is an emerging and highly competitive sector with an exceptionally mobile talent pool. As we have evolved our business to support data center development, we entered a second highly competitive, fast-growing sector characterized by an in-demand talent pool. We believe a comprehensive equity incentive program is critical to attract and retain employees at all levels, as well as non-employee directors, particularly given the nascency of the Bitcoin mining industry and the need to compete with more established sectors for skilled talent. Equity awards also help align the long-term interests of our directors, officers, employees, and other eligible participants with those of our stockholders. By incorporating both time-based and performance-based equity incentives, we seek to motivate individuals across our organization to contribute meaningfully to the Company’s sustained growth and long-term value creation.

The 2019 Equity Plan is the Company’s sole active plan for granting equity awards to non-employee directors, officers, employees, and other eligible participants. Since its adoption, and throughout a period of significant organizational growth, the Company has regularly granted equity awards under the 2019 Equity Plan. Between 2021 and 2025, the Company expanded materially, including the 2021 acquisitions of Whinstone US, Inc. and Ferrie Franzmann Industries, LLC (d/b/a ESS Metron, LLC), the 2024 acquisitions of Block Mining, Inc. and E4A Solutions, LLC, the acquisition of land in Navarro County, Texas, forming our Corsicana Facility, and development of that facility, the acquisition of the 200 acres of land underlying our facility in Rockdale, Texas, and the strategic pivot of our business to data center development. As of December 31, 2025, Riot and its subsidiaries employed more than 800 individuals. Equity grants made in connection with this growth have drawn down the share reserve under the 2019 Equity Plan.

In July 2023, the Compensation Committee adopted the LTIP under the 2019 Equity Plan. Under the LTIP, eligible employees of the Company and its consolidated subsidiaries are granted awards consisting of 50% service-based restricted shares and 50% performance-based restricted shares. Service-based awards are eligible to vest in three equal annual tranches, subject to continued employment. Performance-based awards are eligible to vest following a three-year performance period based on the Company’s TSR relative to the TSR of the RUSSELL 3000 Index, with payouts ranging from 0% to 200% of target, subject to continued service and Compensation Committee certification. For further information on the Company’s LTIP, see the discussion in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Without an increase in the number of shares available under the 2019 Equity Plan, the Company will be unable to continue offering competitive equity compensation, limiting its ability to attract and retain key personnel and potentially requiring increased use of cash compensation. Such changes could adversely affect the Company’s ability to reinvest cash in operations and support future growth.

After reviewing the Company’s historic equity compensation share usage, anticipated future equity compensation needs, and assumptions regarding market conditions and compensation, with input from its independent compensation advisors, the Compensation Committee recommended increasing the 2019 Equity Plan’s share reserve by 15,000,000 shares. These projections may be adjusted in the future based on market conditions and the Committee’s discretion as plan administrator.

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The 2019 Equity Plan Continues to Exhibit Many Best Practices

●	No “Evergreen” provision. The plan does NOT provide for automatic annual increases to the shares available. Increases must be approved by stockholders.
●	No repricing or cash buyouts of underwater awards without stockholder approval. The 2019 Equity Plan expressly prohibits the repricing and exchanging of underwater awards for cash or other awards without prior stockholder approval.
●	No liberal share recycling. Any shares that are withheld by the Company or tendered (by either actual delivery or attestation) by a Participant to satisfy tax withholding obligations, to pay the Exercise Price of an Award, or any shares that were subject to a SAR granted under the 2019 Equity Plan that were not issued upon the exercise of such SAR associated with an award granted under the 2019 Equity Plan will not be added back to the share reserve and will not become available for future grants under the 2019 Equity Plan.
●	No liberal change in control definition. The plan does not contain a “liberal” change in control definition.
●	No dividends or dividend equivalents on unvested awards. Awards cannot receive dividends or dividend equivalents until they vest.
●	No discounted stock options or SARs. All stock options and SARs granted must have an Exercise Price of at least 100% fair market value on the date of grant.

Summary Description of the Seventh Amendment

The sole aspect of the 2019 Equity Plan to be amended by the proposed Seventh Amendment is to increase the number of shares reserved for issuance under the 2019 Equity Plan by 15,000,000 shares. No other provisions of the 2019 Equity Plan are modified, amended, revised, or otherwise changed by this proposed Seventh Amendment. The specific terms of the 2019 Equity Plan, such as who is eligible to receive awards under the 2019 Equity Plan, the terms of awards, such as vesting periods, the exercise price of any options, and any expiration of these awards, as well as the tax consequences of the awards which may be made under the 2019 Equity Plan, are set forth in the 2019 Equity Plan, as approved by the Company’s stockholders on October 23, 2019 and filed with the SEC on December 5, 2019 as Exhibit 4.5 to our Registration Statement on Form S-8 (SEC File Number 333-235355).

All employees and non-employee directors of the Company and its consolidated subsidiaries are eligible to participate under the 2019 Equity Plan. All Riot employees, including our current Chief Executive Officer, Executive Chairman, and four (4) non-employee directors, as well as independent contractors and service providers performing services for the Company, are eligible to participate in the 2019 Equity Plan. Any number of the Company’s current employees and future employees, including future named executive officers, as well as future non-employee directors, will be eligible to participate in the 2019 Equity Plan. Approximately 843 persons are eligible to participate in the 2019 Equity Plan.

The number of shares that will ultimately be issued from the shares reserved for issuance under the 2019 Equity Plan, as amended by the proposed Seventh Amendment, is subject to the discretion of the Compensation Committee and, therefore, cannot be determined with certainty at this time. However, the Company anticipates that the Compensation Committee will continue in future years to make annual cash and equity awards as described above.

This summary does not purport to be a complete description of all the terms of the Seventh Amendment and is qualified in its entirety by reference to the complete text of the Seventh Amendment, which is attached to this Proxy Statement as Appendix B. Further, this summary does not purport to be a complete description of the 2019 Equity Plan and is qualified entirely by reference to the full text of the 2019 Equity Plan, as filed with the SEC on December 5, 2019, as Exhibit 4.5 to our Registration Statement on Form S-8 (SEC File Number 333-235355). To the extent there is a conflict between this summary and the actual terms of the 2019 Equity Plan, as amended, the actual terms of the 2019 Equity Plan, as amended, will govern.

Summary Description of the 2019 Equity Plan

The following is a summary of the key features of the 2019 Equity Plan. The summary is not a complete description of all the terms of the 2019 Equity Plan and is qualified in its entirety by reference to the complete text of the 2019 Equity Plan, which is attached to this Proxy Statement as Appendix C. To the extent there is a conflict between this summary and the actual terms of the 2019 Equity Plan, the terms of the 2019 Equity Plan will govern. Awards to be made under the 2019 Equity Plan will be entirely at the discretion of the Compensation Committee and are therefore not currently determinable.

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Plan Benefit Table

Benefits under the 2019 Equity Plan are discretionary and are to be determined by the Compensation Committee of the Board. Consequently, it is not possible to determine the future benefits that will be received by participants in the 2019 Equity Plan.

Administration

The Compensation Committee will have the exclusive authority to administer the 2019 Equity Plan with respect to awards made to our executive officers and other eligible employees. The Compensation Committee may delegate all or any portion of its authority to one or more of its members or, as to awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, to one or more officers of the Company or other non-employee directors. If the Compensation Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Compensation Committee. Awards granted to non-employee directors are subject to approval of the Board.

Share Counting Rules

The number of shares reserved for issuance under the 2019 Equity Plan will be reduced by one (1.00) share for every one (1.00) share granted in respect of an award.

Any shares related to an award granted under the 2019 Equity Plan or 2017 Equity Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of such shares, or are exchanged with the Compensation Committee’s permission, prior to the issuance of such shares, for awards not involving shares will be added back to the share reserve and will be available again for future grants under the 2019 Equity Plan.

Any shares that are withheld by the Company or tendered (by either actual delivery or attestation) by a Participant to satisfy tax withholding obligations associated with an award granted under the 2019 Equity Plan will not be added back to the share reserve and will not become available for future grants under the 2019 Equity Plan.

Any shares that are withheld by the Company or tendered (by either actual delivery or attestation) by a Participant to pay the Exercise Price (as defined below) of a stock option will not be added back to the share reserve and will not become available for future grants under the 2019 Equity Plan.

Any shares that were subject to a SAR granted under the 2019 Equity Plan that were not issued upon the exercise of such SAR will not be added back to the share reserve and will not become available for future grants under the 2019 Equity Plan.

Any shares that were purchased by the Company on the open market with the proceeds from the exercise of a stock option will not be added back to the share reserve and will not become available for future grants under the 2019 Equity Plan.

Awards

Under the 2019 Equity Plan, Participants may be granted awards in the form of stock options, SARs, restricted stock, restricted stock units, performance share units, performance units, cash awards, performance-based cash awards, and other stock-based awards, or any combination thereof.

The Administrator will have complete discretion to determine which eligible individuals are to receive awards, the type of awards to be granted, and the time or times when those awards are to be granted. In addition, the Administrator will have complete discretion to set the terms and conditions of each granted award (including but not limited to, the number of shares subject to or cash value of each award, performance and service conditions, performance period, payout amounts at various levels of achieved performance, Exercise Price (as defined below) or other consideration required to be paid for shares subject to the award, and the maximum term for which stock options or SARs are to remain outstanding. In addition, the Administrator, as it deems advisable, may impose restrictions on shares acquired pursuant to the exercise or settlement of an award.

Each award will be evidenced by a written or electronic agreement or statement (“Award Agreement”) that specifies the award’s terms and conditions as determined by the Compensation Committee.

A detailed description of each type of award follows.

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Stock Options

Under the 2019 Equity Plan, the Administrator may grant awards in the form of an option to purchase shares (“Stock Options”) that are intended to meet the requirements of Section 422 of the Internal Revenue Code (referred to as “Incentive Stock Options”) and other Stock Options that do not meet such requirements (referred to as “Non-Qualified Stock Options”). The applicable Award Agreement will specify whether a stock option is an Incentive Stock Option or Non-Qualified Stock Option. A Stock Option will grant the holder the right to purchase a specific number of shares of common stock at a fixed price (“Exercise Price”) over a period not to exceed ten (10) years from the date of the grant.

An Option’s Exercise Price per share may not be less than one hundred percent (100%) of the fair market value of a share of common stock on the date the Option is granted.

No grant of an Incentive Stock Option may be made more than ten (10) years after the adoption of the 2019 Equity Plan by the Board.

Stock Appreciation Rights

Under the 2019 Equity Plan, the Administrator may grant awards in the form of a stock appreciation right or SAR. A stock appreciation right is a right to receive a payment, in cash and/or common stock, equal to the number of shares of common stock being exercised multiplied by the excess of (i) the fair market value of a share of common stock on the date the SAR is exercised, over (ii) the fair market value of a share of common stock on the date the SAR was granted as specified in the applicable Award Agreement (the “Base Price”). The maximum term of a SAR shall be ten (10) years from the date the SAR is granted.

Restricted Stock and Restricted Stock Units

Under the 2019 Equity Plan, the Administrator may grant awards denominated in shares of common stock RSAs or stock units RSUs subject to a period in which such shares or units are subject to forfeiture based on discontinued service, the failure to achieve performance criteria and/or the occurrence of other events as determined by the Administrator. Each RSU corresponds in value to a single share of common stock. According to the standard compensation practices of the Company, upon vesting, RSUs may be paid in cash, shares of common stock or a combination of the two as determined by the Administrator and set forth in the applicable Award Agreement. Vested grants of RSAs will be settled in shares of common stock by the Administrator after vesting according to the standard compensation practices of the Company. Any delay in the settlement of vested RSAs or RSUs will be intended to qualify as a short-term deferral under Section 409A of the Internal Revenue Code; however, the Company undertakes no responsibility for ensuring this is the case.

The Administrator may impose such conditions or restrictions on RSAs or RSUs, as it deems advisable. Holders of RSAs will have the same voting rights and dividend rights as holders of shares of common stock unless such rights are expressly limited by the Administrator in the applicable Award Agreement. Holders of RSUs do not confer any voting rights.

The Administrator will determine and set forth in each applicable Award Agreement the extent to which a holder of RSUs has the right to receive dividend equivalents on each unit and the conditions under which such dividend equivalents will be paid to the holder. No dividends or dividend equivalents will be paid on RSAs or RSUs unless the applicable vesting conditions are satisfied.

Performance Share Units

Under the 2019 Equity Plan, the Administrator may grant an award denominated in shares of common stock or cash PSUs that are earned based on the achievement of one or more performance goals over a specified performance period. The number of PSUs earned over a performance period may vary based on the level of achieved performance.

Each PSU will have a value that corresponds to the fair market value of a share of common stock at the time of the grant of a PSU award. PSUs may be payable in the form of cash, shares or a combination of the two as determined by the Administrator and set forth in the applicable Award Agreement.

The Administrator will determine and set forth in each applicable Award Agreement the extent to which a holder of PSUs has the right to receive dividend equivalents on each unit and the conditions under which such dividend equivalents will be paid to the holder. No dividend equivalents will be paid on PSUs unless the applicable performance goals are satisfied.

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Performance-Based Compensation and Performance Measures

The Administrator may grant awards that are intended to provide compensation solely on account of the attainment of one or more pre-established, objective performance goals. The vesting, level of payout, or value of performance-based awards will be determined by the attainment of one or more performance goals based on one or more performance measures selected by the Administrator. The specific performance goals for performance-based awards shall be, on an absolute or relative basis, established based on such business criteria as selected by the Administrator in its sole discretion (“Business Criteria”), including the following:

●	earnings per share;
●	cash flow (which means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financing and investing activities);
●	total stockholder return;
●	price per share of common stock;
●	gross revenue;
●	revenue growth;
●	operating income (before or after taxes);
●	net earnings (before or after interest, taxes, depreciation and/or amortization);
●	return on equity;
●	capital employed, or on assets or on net investment;
●	cost containment or reduction;
●	cash cost per ounce of production;
●	operating margin;
●	debt reduction;
●	resource amounts;
●	production or production growth;
●	resource replacement or resource growth;
●	successful completion of financing; or
●	any combination of the foregoing.

Performance targets may be adjusted to mitigate the unbudgeted impact of material, unusual or non-recurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Cash Awards

The Administrator may, from time to time, subject to the provisions of the 2019 Equity Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary awards, awards based on objective or subjective performance criteria or awards subject to other vesting criteria). Under the 2019 Equity Plan, cash awards may be awarded in such amount and at such times during the term of the 2019 Equity Plan as the Administrator shall determine.

Prohibition on Repricing/Cash-Out of Stock Options and SARs

The Administrator may not implement any of the following repricing or cash-out programs without obtaining stockholder approval: (i) a reduction in the Exercise Price or Grant Price of any previously granted Stock Option or SAR; (ii) a cancellation of any previously granted Stock Option or SAR in exchange for another Stock Option or SAR with a lower Exercise Price or Grant Price, respectively; or (iii) a cancellation of any previously granted Stock Option or SAR in

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exchange for cash or another award if the Exercise Price of the Stock Option or the Grant Price of the SAR exceeds the fair market value of a share of common stock on the date of such cancellation, except in connection with a Change in Control (as defined below) or the capitalization adjustment provisions in the 2019 Equity Plan.

Change in Control and Vesting Acceleration

The following paragraphs describe how awards under the 2019 Equity Plan would be affected in the event of a Change in Control (as defined below), except as otherwise provided in the Award Agreement or other agreement between a Participant and the Company.

Definition of Change in Control. Generally, a Change in Control will be deemed to occur upon: (i) a direct or indirect acquisition by an individual, entity or group (“Person”) of Beneficial Ownership of shares of our common stock which, together with other direct or indirect acquisitions or beneficial ownership by such Person, results in aggregate Beneficial Ownership by such Person of fifty percent (50%) or more of either: (a) the then outstanding shares, or (b) the combined voting power of the then outstanding voting securities of the Company (both subject to certain exceptions); (ii) certain changes in the composition of our Board of Directors; or (iii) the consummation of certain corporate transactions including, but not limited to, the dissolution or liquidation of the Company, the sale of all or substantially all the assets of the Company, the merger or consolidation of the Company, or statutory share exchange involving capital stock of the Company.

Vesting Acceleration. Generally, the occurrence of a Change in Control will result in the immediate vesting of then outstanding awards and the settlement of such awards shortly thereafter pursuant to the following:

●	All outstanding Stock Options and SAR will become fully vested and immediately exercisable upon a Change in Control. All awards, other than Stock Options and SARs, that are not vested and as to which vesting depends solely upon the satisfaction of a service obligation by the holder shall become fully vested upon a Change in Control and will be paid in the form specified in the applicable Award Agreement within thirty (30) days following the effective date of the Change in Control.
●	All awards, other than Stock Options and SARs, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions will immediately vest and all performance conditions will be deemed satisfied as if target performance was achieved and will be paid in the form specified in the applicable Award Agreement within thirty (30) days following the effective date of a Change in Control.
●	Provided, however, that should a qualifying Replacement Award (as that term is defined under Section 7.4 of the 2019 Equity Plan), be awarded to the affected Participant following a Change in Control, the terms of such Replacement Award shall control, and the foregoing acceleration provisions shall not apply.

Changes in Capitalization

If an equity restructuring causes the per-share value of our common stock to change, such as by reason of a stock dividend, extraordinary cash dividend, stock split, spin-off, rights offering, recapitalization or otherwise, equitable adjustments will be made to the number of shares available for issuance under the 2019 Equity Plan and to the terms of outstanding awards in a manner designed to preclude any dilution or enlargement of the 2019 Equity Plan and any outstanding awards pursuant to Section 7.1 of the Equity Plan.

Fair Market Value

For any award made pursuant to the 2019 Equity Plan, the fair market value per share of our common stock as of any date will be deemed to be equal to the closing price of the Company’s common stock as reported on the Nasdaq Capital Market on such date, or determined pursuant to such other method as may be selected by the Administrator.

Stockholder Rights

No Participant will have any stockholder rights with respect to the shares subject to a Stock Option or SAR until such Participant has exercised the Stock Option or SAR and paid the Exercise Price for the purchased shares (in the case of Stock Options), and any related withholding taxes. A Participant will not have any stockholder rights with respect to the shares of common stock subject to a RSU, PSU, Performance Unit or other Stock-Based award until that award vests and shares of common stock are actually issued under such awards. Subject to the terms of the applicable Award Agreement, a Participant will have full stockholder rights with respect to any shares of common stock issued to the Participant under the 2019 Equity Plan, which the Participant holds of record.

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Transferability

Awards are not transferable other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order entered into by a court of competent jurisdiction. However, the Administrator may, in its discretion, determine that any or all awards may be transferable, without compensation by the transferor, to and exercisable by such transferees, and subject to such terms and conditions, as the Administrator may deem appropriate; provided, however, no award may be transferred for value without stockholder approval.

Withholding

The Administrator may provide holders of awards with the right to have the Company withhold cash or a portion of the shares otherwise issuable to such individuals in satisfaction of any applicable withholding taxes to which they become subject in connection with the exercise, vesting or settlement of their awards. The Administrator may also allow such individuals to deliver cash or previously acquired shares of our common stock in payment of such withholding tax liability. Alternatively, in any case where a tax is required to be withheld in connection with the delivery of shares under the 2019 Equity Plan, the Administrator may, in its sole discretion, grant (either at the time of the award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum (or, to the extent permitted by the Administrator, in its sole discretion, the maximum) applicable withholding obligation on exercise, vesting or payment.

Deferrals and Settlements

Payment of awards may be in the form of cash, shares, other awards, or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit Participants to elect to defer the issuance of shares of common stock or the settlement of awards in cash under such rules and procedures as it may establish under the 2019 Equity Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of common stock or the settlement of cash awards shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

Clawback and Forfeitures for Cause

The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an award. Upon a Participant’s termination of service for cause, the Participant will forfeit, as of the date immediately preceding such termination of service, outstanding and unexercised Options and SARs, and outstanding and not yet settled RSAs, RSUs, PSUs, performance units, and other stock-based awards granted to the Participant.

Amendment and Termination

The Board may, at any time, amend, suspend or terminate the 2019 Equity Plan in whole or in part. No amendment of the 2019 Equity Plan may result in the “repricing” of any outstanding Stock Options or SARs without stockholder approval. To the extent necessary under any applicable law, regulation or exchange requirement, no amendment will be effective unless approved by the stockholders of the Company. No termination, amendment or suspension of the 2019 Equity Plan may adversely affect in any material way any award previously granted under the 2019 Equity Plan without the written consent of the award recipient subject to certain exceptions. These exceptions permit the Board or Administrator to amend outstanding awards to adjust for the occurrence of certain unusual or non-recurring events and to conform to legal requirements without the written consent of the Award recipient.

Summary Description of the First Amendment to the 2019 Equity Plan

The sole purpose of the first amendment to the 2019 Equity Plan was to increase the number of shares available for issuance thereunder by 3,500,000 shares.

Summary Description of the Second Amendment to the 2019 Equity Plan

The sole purpose of the second amendment to the 2019 Equity Plan was to increase the number of shares available for issuance thereunder by 4,400,000 shares.

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Summary Description of the Third Amendment to the 2019 Equity Plan

The sole purpose of the third amendment to the 2019 Equity Plan was to increase the number of shares available for issuance thereunder by 10,000,000 shares.

Summary Description of the Fourth Amendment to the 2019 Equity Plan

The sole purpose of the fourth amendment to the 2019 Equity Plan was to increase the number of shares available for issuance thereunder by 4,000,000 shares.

Summary Description of the Fifth Amendment to the 2019 Equity Plan

The sole purpose of the fifth amendment to the 2019 Equity Plan was to increase the number of shares available for issuance thereunder by 13,000,000 shares.

Summary Description of the Sixth Amendment to the 2019 Equity Plan

The sole purpose of the sixth amendment to the 2019 Equity Plan was to increase the number of shares available for issuance thereunder by 15,000,000 shares.

Summary Description of the Seventh Amendment to the 2019 Equity Plan

The sole purpose of the seventh amendment to the 2019 Equity Plan is to increase the number of shares available for issuance thereunder by 15,000,000 shares.

Vote Required

The affirmative vote of a majority of the votes cast on this Proposal No. 4 will be required to approve the Seventh Amendment (i.e., the number of “FOR” votes must exceed the number of “AGAINST” votes for this proposal to be approved).

Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the adoption of equity incentive plans. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Broker non-votes and abstentions will not be counted as votes cast “FOR” or “AGAINST” the approval of the Seventh Amendment and will have no effect on the outcome of the vote.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 4
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE SEVENTH AMENDMENT TO THE 2019 EQUITY PLAN.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock, issued and outstanding as of the Record Date, by: (i) any person known to us to beneficially own five percent (5%) or more of our shares outstanding; (ii) each of the Company’s NEOs and directors; and (iii) all of the Company’s then serving directors and executive officers as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, as amended. In computing the number of shares beneficially owned and the percentage ownership, shares of our common stock that the owner has the right to acquire within sixty (60) days after the Record Date are deemed outstanding but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. No directors or NEOs have pledged any shares of our common stock. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned and their addresses are c/o: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109.

	Number of Shares	Percentage of Shares
	Beneficially	Beneficially
Name of Beneficial Owner	Owned(1)	Owned(1)
5% Stockholders
The Vanguard Group, Inc.(2)	21,554,098	5.7%
Directors and Named Executive Officers
Lance D’Ambrosio(3)	60,544	*
Jaime Leverton	24,077	*
Douglas Mouton(4)	36,487	*
Michael Turner(5)	28,103	*
Jason Les(6)	9,443,832	*
Benjamin Yi(7)	10,638,339	*
Colin Yee	327,900	*
Stephen Howell(8)	2,030,734	*
Jonathan Gibbs(9)	84,989	*
All Directors and Executive Officers as a group (10 persons)(10)	29,562,677	7.82%
(1)Percentage of class beneficially owned is based on 377,814,207 shares outstanding as of the Record Date. Each share is entitled to one vote. Shares issued pursuant to RSAs, PRSAs, RSUs and PSUs vesting within sixty (60) days of the Record Date, made under our 2019 Equity Plan are entitled to vote at meetings of the stockholders; therefore, such restricted shares, and shares underlying such restricted and performance units vesting within sixty (60) days of the Record Date, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such restricted shares but are not deemed outstanding for computing the percentage of any other person or group. RSUs and PSUs do not have voting rights until vested.
(2)Based solely on information reported by The Vanguard Group, Inc. (“Vanguard”) on the Schedule 13G/A filed with the SEC on February 13, 2024, and reporting ownership as of December 29, 2023. Vanguard has sole voting power over 0 shares, shared voting power over 289,729 shares, sole dispositive power over 21,083,596 shares and shared dispositive power over 470,502 shares. Via a Schedule 13G/A filed with the SEC on March 27, 2026, Vanguard subsequently reported beneficial ownership of 0 shares of common stock as of March 13, 2026. Vanguard noted in its filing that due to an internal realignment, certain subsidiaries or business divisions of subsidiaries of Vanguard that formerly had, or were deemed to have, beneficial ownership jointly with Vanguard, will report beneficial ownership separately (on a disaggregated basis) from Vanguard and Vanguard no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions.
(3)Includes 4,026 unvested RSAs.
(4)Includes 4,026 unvested RSAs.
(5)Includes 4,026 unvested RSAs.
(6)Includes 1,501,259 shares held directly by Mr. Les, Trustee of the Jason M. Les Trust, dated March 8, 2021; 7,070,526 unvested shares of PRSAs; and 786,423 unvested RSAs.

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(7)Includes 1,000,000 shares held indirectly in trust by the Acorn Capital Foundation Limited; 7,070,526 unvested shares of PRSAs; and 786,423 unvested RSAs.
(8)Includes 1,438,828 unvested shares of PRSAs; and 437,168 unvested shares of RSAs.
(9)Represents shares of common stock held by Mr. Gibbs as of the Record Date. All unvested equity awards held by Mr. Gibbs were forfeited upon his employment with the Company ceasing on April 12, 2026.
(10)	Includes each of the items noted in footnotes (3) through (8) above.

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DELINQUENT SECTION 16(A) REPORTS

Delinquent Section 16(A) Reports

Section 16(a) of the Exchange Act, as amended, requires our directors and certain officers, and persons who beneficially own more than 10% of the Company’s equity securities, to file reports of ownership and reports of changes in ownership with the SEC. To our knowledge, based solely on our review of the copies of Section 16(a) reports and amendments thereto furnished to us during and with respect to 2025 and on written representations from certain reporting persons, all reportable transactions during 2025 were reported on a timely basis, except that Douglas Mouton had one delinquent filing covering one transaction due to administrative oversight.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

General Information About The Annual Meeting

Date and Time	Location	Record Date
Tuesday, June 9, 2026 12:00 p.m. (Eastern Time)	www.virtualstockholdermeeting.com/RIOT2026	Friday, April 17, 2026

We include these questions and answers to provide some background and clarity concerning voting, solicitation, and other general information. We encourage you to read this Proxy Statement and the accompanying materials carefully and in their entirety.

All Riot stockholders are encouraged to attend the virtual Annual Meeting, which will be held online to provide a consistent experience to all stockholders.

Who may attend and vote at the Annual Meeting?

You may attend and vote your shares at the Annual Meeting if you are a holder of our common stock, at the close of business on the Record Date, as identified by our transfer agent. In addition to stockholders of record (whose shares are registered in the stockholder’s name) as of the Record Date, each “beneficial owner” (whose shares are registered or held in the name of such person’s broker, bank or other nominee) as of the Record Date are also entitled to vote by using the methods described below. For more information, please see the information provided under the section titled “How do I vote?” below.

As of the Record Date, there were 377,814,207 shares issued, outstanding and entitled to vote at the Annual Meeting.

How do I attend the virtual Annual Meeting?

To attend the virtual Annual Meeting, navigate via web browser to the virtual meeting portal at www.virtualstockholdermeeting.com/RIOT2026 and enter the 16-digit control number from your Notice of Internet Availability of Proxy Materials or proxy card or voting instruction card. Once admitted, stockholders may submit written questions, vote their shares and view reference materials (such as our list of stockholders as of the Record Date). The Annual Meeting will be held entirely online through a live audio webcast to facilitate stockholder attendance and to enable stockholders to participate fully and equally, regardless of size of holdings, resources, or physical location. Accordingly, no in-person or alternative venue will be provided, and all stockholders entitled to attend the Annual Meeting must do so through the virtual meeting portal using the 16-digit control number provided.

If you experience technical difficulties during the meeting, please call the technical support number posted on the virtual meeting website. Technicians will be ready to assist you beginning 15 minutes prior to the start of the Annual Meeting, at 11:45 a.m. (Eastern Time) on the meeting date, June 9, 2026.

What is a proxy and what is a proxy statement?

A proxy is a legal authorization that allows another person to vote the shares you own on your behalf. The person designated for this purpose is referred to as a proxy. If you designate someone as your proxy, the document in which you make that designation is also called a proxy.

A proxy statement is a document that we are required by law to provide you when we ask you to designate a proxy to vote your shares. It contains important background information on the matters being voted on. This document you are currently reading is a proxy statement, and we encourage you to review it carefully before voting.

Why am I receiving this Proxy Statement?

You were a stockholder of record as of the Record Date and are therefore entitled to attend the Annual Meeting and vote your shares. We have sent you this Proxy Statement or a Notice of Internet Availability of Proxy Materials in connection with the solicitation by our Board of your proxy to vote your shares at the Annual Meeting (including any adjournments or postponements thereof).

What information is contained in this Proxy Statement?

This Proxy Statement provides a summary of the key information you need to know to make an informed vote. It includes information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, as well as other required information.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

How many votes do I have?

At the Annual Meeting, each stockholder of record is entitled to one vote for each share of Riot common stock owned as of the Record Date. Cumulative voting is not permitted.

How do I vote?

Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy. If your proxy is properly submitted, you are legally designating the person or persons named on the proxy card to vote your shares as you have directed. All valid proxies that we receive through this solicitation, which are not revoked, will be voted in accordance with instructions you provide on the proxy card. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations discussed below. For more information, please see the information provided under the section titled “How does the Board recommend I vote on the proposals before the Annual Meeting?” below. Voting by proxy will not affect your right to attend the virtual Annual Meeting.

How you may vote depends on how your shares are held. As explained below, the voting procedures are different for stockholders of record and for beneficial owners of our shares. If you are a stockholder of record, you may vote your shares at the Annual Meeting using any of the following methods:

Before the Annual Meeting
Online Vote online at: www.proxyvote.com;
Phone To vote via telephone, call 1-800-690-6903 (owners of record) or 1-800-454-8683.

Mail

Complete, sign, and date the enclosed proxy card and return it by mail in the enclosed postage prepaid envelope to: Vote Processing, c/o: Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board.

During the Annual Meeting

If you wish to vote your shares live and online at the virtual Annual Meeting, you may attend the virtual Annual Meeting and vote your shares on the proposals presented through the virtual portal established to host the Annual Meeting. To access the virtual meeting portal, attend the Annual Meeting and vote your shares, please navigate via the Internet to the virtual meeting portal website at www.virtualstockholdermeeting.com/RIOT2026, and enter the unique 16-digit control number provided to you on the proxy card or voting instruction card accompanying this Proxy Statement. You will not be able to attend the virtual Annual Meeting without your 16-digit control number. PLEASE DO NOT SHARE YOUR CONTROL NUMBER.

If you are a beneficial owner, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your Stockholder Nominee to do so. Your Stockholder Nominee has instructions on how to direct your shares to be voted. You may vote by following those instructions and the instructions on the Notice. If you are a beneficial owner who has obtained a legal proxy and are authorized to vote by your Stockholder Nominee and you wish to submit your vote, you may do so by attending the virtual Annual Meeting and voting virtually, or by telephone by dialing 1-800-454-8683.

All proxies must be submitted and received prior to the Annual Meeting to be counted. We encourage you to vote your shares as soon as possible to ensure your shares are represented at the Annual Meeting. The deadline for stockholders of record to vote by telephone or via the internet before the Annual Meeting is 11:59 p.m. (Eastern Time) on June 8, 2026. After this deadline, stockholders of record may vote their shares live during the Annual Meeting through the virtual meeting portal, as discussed above.

What is the difference between being a stockholder of record and a beneficial owner and how does this affect my voting?

Many of our stockholders hold their shares through a Stockholder Nominee rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.

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Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, or if you possess stock certificates representing your shares, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card or voting instruction card or to vote at the Annual Meeting.

Beneficial Owners. If your shares are registered or held in the name of your Stockholder Nominee, you are the beneficial owner of shares held in “street name” and are not a stockholder of record. Your proxy materials are being forwarded to you by your Stockholder Nominee, who is considered to be the stockholder of record with respect to your shares held in street name. As the beneficial owner, you have the right to instruct your Stockholder Nominee how to vote your shares, and you are also invited to attend the virtual Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your Stockholder Nominee authorizing you to do so.

Do I need to attend the virtual Annual Meeting to vote my shares?

You do not need to attend the virtual Annual Meeting to vote your shares. Shares represented by valid proxies that are received in time for the Annual Meeting will be voted at the Annual Meeting unless they are revoked in advance of the meeting date. A stockholder may revoke a proxy before the proxy is voted by following the instructions under the section titled “May I change or revoke my proxy?” below.

May I change or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy or change your vote at any time before your shares are voted at the Annual Meeting. There are several ways to do this:

Before the Annual Meeting
Online by signing a new proxy card or voting instruction card dated after your previously submitted proxy/voting instruction and submitting it in accordance with the instructions above
Phone by re-voting your shares via the Internet or by telephone as instructed above (note: only your latest Internet or telephone vote will be counted);

Mail

by delivering a signed statement of revocation or a duly executed proxy card or voting instruction card bearing a later date than your previously submitted proxy card or voting instruction card via mail to: (i) Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717; and (ii) our Corporate Secretary at: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109, Attention: Corporate Secretary; or

During the Annual Meeting

by attending the Annual Meeting virtually and voting during the Annual Meeting. Attending the Annual Meeting via the virtual meeting portal at www.virtualstockholdermeeting.com/RIOT2026 will not automatically revoke a previously submitted proxy unless you specifically request revocation or you vote your shares, virtually, live at the Annual Meeting.

What should I do if I receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy card or voting instruction card?

You may receive more than one Notice of Internet Availability or more than one proxy card or voting instruction card from us if you hold shares in more than one account, which may be held directly, in registered form (i.e., as a stockholder of record), or held in street name (i.e., as a beneficial owner). Please vote in the applicable manner described under “How do I vote?”, beginning on page 86, on the proxy card or voting instruction card for each account to ensure that all your shares are voted.

Will my shares be voted if I do not return my proxy card or voting instruction card?

If shares are registered in your name, they will not be voted if you do not submit your proxy card or voting instruction card by mail or vote online via the portal at www.proxyvote.com, or by telephone by dialing 1-800-690-6903, or if you do not attend the virtual Annual Meeting and vote your shares virtually using the unique 16-digit control number assigned

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

to you on your proxy card or voting instruction card. See “How do I vote?” on page 86 of this Proxy Statement for specific instructions on how to vote your shares. If you sign and return your proxy card or voting instruction card without instructions as to how your shares should be voted, your shares represented by such proxy card or voting instruction card will be voted in accordance with the Board’s recommendations.

If you are a beneficial owner, your broker may vote your shares at their discretion on “routine” matters if your broker does not receive instructions from you.

Of the four (4) proposals being presented to stockholders at the Annual Meeting, only the following proposal is considered a routine matter:

●	Proposal 2 (A Non-binding Ratification of the Appointment of Deloitte as the Independent Auditors for the fiscal year ending December 31, 2026)

Your Stockholder Nominee cannot vote your shares on “non-routine” matters if it has not received instructions from you because it does not have discretionary voting authority on that matter. If your Stockholder Nominee chooses not to vote on a routine matter for which it does have discretionary voting authority or cannot vote on a non-routine matter because it has not received instructions from you, a “broker non-vote” has occurred. Broker non-votes will be counted for the purposes of a quorum but will not be counted as votes cast with respect to a proposal “for” or “against” the proposal. Because abstentions and broker non-votes do not represent shares cast with respect to a proposal, broker non-votes will have no effect on the outcome of votes on any of the proposals put forth in this Proxy Statement, except as required under Nevada law and identified in this Proxy Statement.

We therefore encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

What vote is required to approve each proposal presented at the Annual Meeting?

Plurality of Votes Cast:

●	Proposal 1 (Election of Class II Directors)

Majority of Votes Cast:

●	Proposal 2 (Ratify, in a Non-binding Advisory Vote, the Appointment of Deloitte as the Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026)
●	Proposal 3 (Approve, in a Non-binding Advisory Vote, Say-on-Pay)
●	Proposal 4 (Approve the Seventh Amendment to the 2019 Equity Plan to increase the number of shares reserved for issuance thereunder by 15,000,000 shares)

Although, as noted above, abstentions and broker non-votes are counted as “shares present” at the Annual Meeting for the purpose of determining whether a quorum exists, they are not counted as votes cast either “for” or “against” the proposal and, accordingly, do not affect the outcome of the vote.

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How does the Board recommend I vote on the proposals before the Annual Meeting?

The Board unanimously recommends that you vote according to the Board’s recommendation for each of the four (4) Proposals presented at the Annual Meeting, as follows:

Proposal		Board Vote Recommendation	Page Reference
1	Elect as a Class II director each of the two nominees in this Proxy Statement for a term expiring at the 2029 Annual Meeting.	Vote FOR each director nominee	7
2	Ratify, in a non-binding advisory vote, the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	Vote FOR	27
3	Approve, in a non-binding advisory vote, the compensation of our NEOs.	Vote FOR	71
4	Approve the Seventh Amendment to the 2019 Equity Plan.	Vote FOR	73

Will other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, the Board knows of no other business that will be presented at the Annual Meeting. Pursuant to Exchange Act Rule 14a-8 and as stated in our 2025 proxy materials, stockholder proposals intended for consideration for inclusion in this Proxy Statement were due on or before December 18, 2025. No stockholder proposals were received by this stated deadline and, therefore, no stockholder proposals have been included in this Proxy Statement.

Additionally, as disclosed in our 2025 proxy materials and as specified in our Bylaws, notice of stockholder proposals to be considered for presentation at this year’s Annual Meeting, but not to be included in this Proxy Statement, were required to have been received by the Company’s Corporate Secretary no sooner than February 1, 2026, and no later than March 3, 2026. If any other matter is presented at the Annual Meeting, the proxy card provides that your shares will be voted by, and in the discretion of, the proxy holder listed on the proxy card or voting instruction card.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting in accordance with our Bylaws and Nevada law. The attendance, virtually or by proxy, of holders of not less than one-third of the outstanding shares of stock entitled to vote as of the Record Date will constitute a quorum for doing business at the Annual Meeting. Therefore, based on 377,814,207 shares outstanding as of the Record Date, or April 17, 2026, the presence of 125,938,069 shares, whether represented by their holder virtually or by proxy, will constitute a quorum for purposes of the Annual Meeting. If you grant your proxy and do not revoke it prior to the Annual Meeting, your shares will be considered present at the Annual Meeting and be counted toward the quorum. Proxies marked “Withhold” or “Abstain” and broker non-votes will be treated as shares that are present for purposes of determining whether a quorum has been met.

What happens if a quorum is not reached?

If a quorum cannot be reached, either the Chairman of the Board or the stockholders, by a vote of the holders of a majority of shares present virtually or represented by proxy (which may be voted by the proxy holders), may, without further notice to any stockholder (unless a new Record Date is set), adjourn the Annual Meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Householding of Annual Disclosure Documents.

The SEC has adopted a rule concerning the delivery of annual disclosure documents to households with more than one stockholder. The rule permits the Company or brokers holding Company shares on your behalf to send a single set of our Annual Report and Proxy Statement or Notice to any household at which two or more of our stockholders reside, if the stockholders appear to be members of the same family. Each stockholder will continue to receive a separate proxy card or voting instruction card. This procedure is referred to as “householding” and benefits both stockholders and the Company. Householding reduces the volume of duplicate information received by stockholders and helps to reduce expenses. This rule applies to our Annual Reports, our Proxy Statements, the Notice and any information statements. Once stockholders receive notice that communications to their addresses will be “householded”, the practice will continue until stockholders are notified otherwise or until they revoke their consent to the practice.

If at any time a stockholder no longer wishes to participate in householding and would prefer to receive separate sets of our annual disclosure documents or Proxy Statement or Notice, they may revoke their consent for future mailings by contacting our proxy advisors and virtual webcast hosts for the Annual Meeting, Broadridge Financial Solutions, Inc., via:

●	Telephone at: 1-866-540-7095; or
●	Mail to: Broadridge Householding Department, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Similarly, if an address is shared with another stockholder and, together, both stockholders would like to receive only a single set of our annual disclosure documents, the stockholders should follow the same methods of notice instructions above.

Who is paying for this proxy solicitation?

The Company will bear the cost of the solicitation of proxies; however, we will not pay our directors, officers and employees any additional compensation for soliciting proxies in-person, by telephone or by other means. We may reimburse brokerage firms, banks and other agents for reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners. We have engaged Okapi Partners, a proxy solicitation firm, to assist us in soliciting proxies in connection with the Annual Meeting for an engagement fee of approximately $50,000, plus reimbursement of reasonable out-of-pocket expenses. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning, and tabulating the proxies. Okapi Partners may be contacted via the methods below:

Banks and Brokerage Firms, Please Call: (212) 297-0720

Stockholders and All Others Call Toll-Free: (855) 305-0857

E-mail: info@okapipartners.com

Are stockholders entitled to appraisal or dissenters’ rights?

Under Nevada law, stockholders are not entitled to appraisal or dissenters’ rights with respect to the proposals presented in this Proxy Statement.

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four (4) business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

When are stockholder proposals due for next year’s annual general meeting?

All stockholder proposals, including stockholder proposals for candidates for nomination for election to the Board, should be submitted in accordance with applicable SEC rules and regulations, Nevada law, and the Company’s procedures in its Bylaws for stockholder proposals. Stockholder proposals should be submitted to our Corporate Secretary by mail to the following address:

Riot Platforms, Inc.

3855 Ambrosia Street

Suite 301

Castle Rock, CO 80109

Attention: Corporate Secretary

Stockholder proposals intended to be presented at, and included in the definitive proxy statement for, the 2027 Annual Meeting must be delivered to our Corporate Secretary on or before the close of business on December 31, 2026 to be considered timely pursuant to SEC Rule 14a-8 and our Bylaws. Stockholder proposals intended to be presented at the 2027 Annual Meeting outside of the SEC Rule 14a-8 process must be delivered to our Corporate Secretary at the above address no sooner than February 14, 2027, and no later than March 16, 2027, to be considered timely.

If the date of our 2027 Annual Meeting has been changed by more than thirty (30) days before or more than sixty (60) days after the first anniversary of this year’s Annual Meeting, notice by the stockholder must be delivered to our Corporate Secretary not earlier than the close of business on the ninetieth (90th) day prior to the scheduled date of the 2027 Annual Meeting and not later than the close of business on the later of the sixtieth (60th) day prior the scheduled date of the 2027 Annual Meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company, to be considered timely.

Stockholders may nominate candidates for the Board by the same deadlines as set forth above for stockholder proposals outside of the SEC Rule 14a-8 process for such business to be eligible to come before the 2027 Annual Meeting. Each notice of business or nomination must set forth the information required by our Bylaws. Any such proposals, including stockholder proposals for candidates for nomination for election to the Board, must be submitted in accordance with applicable SEC rules and regulations, and follow the procedures in our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 and provide reasonable evidence of such compliance, upon request. Submitting a notice does not ensure that the proposal will be raised at the 2027 Annual Meeting. We will not permit stockholder proposals or nominations that do not comply with the foregoing notice requirements to be brought before the 2027 Annual Meeting.

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INCORPORATION BY REFERENCE

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this Proxy Statement titled “Compensation and Human Resources Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in that other filing.

Information contained on, or accessible through, our websites is not a part of this Proxy Statement and is not deemed incorporated by reference hereunder for any purpose.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Special Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this Proxy Statement include, but are not limited to, statements about Riot’s future financial and operating performance, expectations regarding its strategies, product, and business plans, including its revenue and operational priorities, future issuances of common stock, product initiatives, product experiments, and the risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2025. Forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. Riot does not undertake any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or your voting instruction card or complete, sign and date the enclosed proxy card or your voting instruction card and promptly execute and return it in the provided postage-paid envelope according to the instructions.

THE BOARD OF DIRECTORS OF RIOT PLATFORMS, INC.

April 30, 2026

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APPENDIX A

Appendix A
Reconciliation of Adjusted EBITDA to Net Income (Loss), the Most Comparable GAAP Financial Measure

In addition to financial measures presented under generally accepted accounting principles in the United States of America (“GAAP”), we consistently evaluate our use of and calculation of non-GAAP financial measures such as “Adjusted EBITDA.” EBITDA is computed as net income before interest, taxes, depreciation, and amortization. Adjusted EBITDA is a financial measure defined as EBITDA, adjusted to eliminate the effects of certain non-cash and/or non-recurring items that do not reflect our ongoing strategic business operations, which management believes results in a performance measurement that represents a key indicator of the Company’s core business operations of Bitcoin mining. The adjustments include fair value adjustments such as derivative power contract adjustments, equity securities fair value changes, and non-cash stock-based compensation expense, in addition to financing and legacy business income and expense items. We believe Adjusted EBITDA can be an important financial performance measure because it allows management, investors, and our board of directors to evaluate and compare our operating results, including our return on capital and operating efficiencies from period-to-period by making such adjustments. Additionally, Adjusted EBITDA is used as a performance metric for share-based compensation.

We believe Adjusted EBITDA can be an important financial measure because it allows management, investors, and our Board of Directors to evaluate and compare our operating results, including our return on capital and operating efficiencies, from period-to-period by making such adjustments.

Additionally, Adjusted EBITDA is used as a performance metric for share-based compensation.

Adjusted EBITDA is provided in addition to, and should not be considered a substitute for, or superior to, net income, the most comparable measure under GAAP to Adjusted EBITDA. Further, Adjusted EBITDA should not be considered as an alternative to revenue growth, net income, diluted net income per share or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this financial measure either in isolation or as a substitute for analyzing our results as reported under GAAP.

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APPENDIX A

The following table reconciles Adjusted EBITDA to Net income (loss), the most comparable GAAP financial measure:

	Years Ended December 31,
	2025	2024
Net income (loss)	$(663,181)	$109,401
Interest income	(13,984)	(27,166)
Interest expense	24,144	1,985
Income tax expense (benefit)	(150)	744
Depreciation and amortization	346,811	212,053
EBITDA	(306,360)	297,017

Adjustments:
Stock-based compensation expense	125,711	125,204
Acquisition-related costs	187	5,541
Change in fair value of derivative assets	1,447	(45,277)
Change in fair value of contingent consideration	(18,071)	(2,459)
Loss (gain) on equity method investment - marketable securities	28,192	69,489
Loss (gain) on sale of equipment	(2,267)	17,429
Casualty-related charges (recoveries), net	(174)	(2,795)
Loss on contract settlement	158,137	—
Loss on legal settlement	20,000	—
(Gain) on acquisition post-close dispute settlement	(26,007)	—
Impairment of property and equipment	29,736	—
Loss on convertible notes investment	5,757	—
Other (income) expense	(2,944)	(863)
Amortization of license fee revenue	(388)	(97)
Adjusted EBITDA	$12,956	$463,189

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APPENDIX B

Appendix B

SEVENTH AMENDMENT

TO THE 2019 EQUITY INCENTIVE PLAN

This Seventh Amendment (the “Seventh Amendment”) to the 2019 Equity Incentive Plan, as amended (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of Riot Platforms, Inc. (the “Company”) upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Company set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the stockholders effective October 23, 2019, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the First Amendment to the Plan (the “First Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on November 12, 2020, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 3,500,000 additional shares of Common Stock; and

WHEREAS, the Second Amendment to the Plan (the “Second Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on October 19, 2021, to increase the Share Reserve by 4,400,000 additional shares of Common Stock; and

WHEREAS, the Third Amendment to the Plan (the “Third Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on July 27, 2022, to increase the Share Reserve by 10,000,000 additional shares of Common Stock; and

WHEREAS, the Fourth Amendment to the Plan (the “Fourth Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on June 27, 2023, to increase the Share Reserve by 4,000,000 additional shares of Common Stock; and

WHEREAS, the Fifth Amendment to the Plan (the “Fifth Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on December 14, 2023, to increase the Share Reserve by 13,000,000 additional shares of Common Stock; and

WHEREAS, the Sixth Amendment to the Plan (the “Sixth Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on June 12, 2024, to increase the Share Reserve by 15,000,000 additional shares of Common Stock; and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee having considered the Company’s issuance of the Awards since the stockholders adopted the Plan, as amended, the Company’s expected needs for equity compensation and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this Seventh Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 15,000,000 additional shares of Common Stock; and

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APPENDIX B

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of March 26, 2026 and as approved by the stockholders of the Company as of the date listed below, this Seventh Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Seventh Amendment, the Plan is hereby amended as follows:

1.As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 68,500,000 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Company. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2. Except as specifically set forth in this Seventh Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Platforms, Inc. on March 26, 2026.

As adopted by the Stockholders of Riot Platforms, Inc. on June 9, 2026.

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APPENDIX C

Appendix C

2019 EQUITY INCENTIVE PLAN, AS AMENDED

1.PURPOSE OF PLAN

1.1The purpose of this 2019 Equity Incentive Plan (this “Plan”) of Riot Platforms, Inc., a Nevada corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons.

As of the date of approval of the Plan, no additional grants will be made under the Corporation’s 2017 Equity Incentive Plan (the “2017 Plan”). Any shares of Common Stock not subject to exercised or outstanding grants under the 2017 Plan as of the date of this Plan may be issued under this Plan. Outstanding grants under the 2017 Plan will continue to be governed by the terms of such grants and the terms of the 2017 Plan under which they were issued.

2.ELIGIBILITY

2.1The Administrator (as such term is defined in Section 3.1) may grant Awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation, or the Corporation's compliance with any other applicable laws. An Eligible Person who has been granted an Award (a “Participant”) may, if otherwise eligible, be granted additional Awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

3.PLAN ADMINISTRATION

3.1The Administrator. This Plan shall be administered by and all Awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board of Directors of the Corporation (the “Board”) or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Nevada Revised Statutes and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to determine Eligible Persons who will receive grants of Awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

Award grants, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable stock exchange, this Plan shall be

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administered by a committee composed entirely of independent directors (within the meaning of the applicable stock exchange). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Corporation and shall be administered exclusively by a committee consisting solely of independent directors.

3.2Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards under this Plan;

(b)grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

(c)approve the forms of Award agreements (which need not be identical either as to type of Award or among Participants);

(d)construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

(e)cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 8.6.5;

(f)accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding Awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such Awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events) subject to any required consent under Section 8.6.5;

(g)determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an Award);

(h)determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution, acceleration or succession of Awards upon the occurrence of an event of the type described in Section 7;

(i)acquire or settle (subject to Sections 7 and 8.6) rights under Awards in cash, stock of equivalent value, or other consideration; and

(j)determine the Fair Market Value (as defined in Section 5.6) of the common stock or Awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, legal fees) arising or

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resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

3.5Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Corporation as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

4.1Shares Available. Subject to the provisions of Section 7.1, the capital stock available for issuance under this Plan shall be shares of the Corporation's authorized but unissued common stock. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of Awards under this Plan, or may become subject to such Awards, pursuant to an adjustment made under Section 7.1.

4.2Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed the sum of 3,600,000 shares of Common Stock and the number of shares available for grant under the 2017 Plan as of the Effective Date (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Corporation. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award.

The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3Awards Settled in Cash, Reissue of Awards and Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in accordance with this Section 4.3. In determining the number of shares of Common Stock available for grant under the Plan at any time, the following rules shall apply:

(a)Any shares of Common Stock subject to an Award granted under the Plan or the 2017 Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the shares (or with the forfeiture of shares in connection with a restricted stock Award), is settled in cash in lieu of shares, or is exchanged with the Committee’s permission, prior to the issuance of shares, for an Award not involving shares shall become available again for grant under the Plan.

(b)Any shares of Common Stock that, with the Administrator’s approval, are withheld by the Corporation or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date to (i) pay the exercise price of an option granted under the Plan or 2017 Plan or (ii) to satisfy tax withholding obligations associated with an option granted under the Plan or 2017 Plan shall not become available again for grant under the Plan.

(c)Any shares of Common Stock that were purchased by the Corporation on the open market with the proceeds from the exercise of a stock option granted under the Plan or the 2017 Plan on or after the Effective Date shall not become available for grant under the Plan.

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APPENDIX C

(d)Any shares of Common Stock that were subject to a stock-settled SAR granted under the Plan or 2017 Plan that were not issued upon the exercise of such SAR on or after the Effective Date shall not become available again for grant under the Plan.

(e)Any shares of Common Stock that, with the Administrator’s approval, are withheld by the Corporation or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date to satisfy tax withholding obligations associated with a SAR granted under the Plan or 2017 Plan shall not become available again for grant under the Plan.

(f)Any shares of Common Stock that, with the Administrator’s approval, are withheld by the Corporation or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date to satisfy tax withholding obligations associated with an Award (other than an option or SAR) granted under the Plan or 2017 Plan, shall become available again for grant under the Plan.

4.4Reservation of Shares; No Fractional Shares. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.

5.AWARDS

5.1Type and Form of Awards. The Administrator shall determine the type or types of “Award(s)” to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of Awards that may be granted under this Plan are:

5.1.1Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The Award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2Additional Rules Applicable to ISOs. To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its Subsidiaries (for this purpose, the term “Subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the Subsidiary in question). There shall be imposed in any Award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the

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Corporation, unless the exercise price of such option on the date such option is granted is at least 110% of the Fair Market Value of a share of Common Stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable Award agreement (the “Base Price”). The maximum term of a SAR shall be ten (10) years from the date the SAR is granted.

5.1.4Restricted Shares.

(a)Restrictions. Restricted shares are shares of Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable Award agreement relating to the restricted stock, a Participant granted restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).

(b)Certificates for Shares. Restricted shares granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing restricted stock are registered in the name of the Participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the restricted stock. The Administrator may require that restricted shares are held in escrow until all restrictions lapse.

(c)Dividends. With respect to an Award of restricted shares of Common Stock, the Administrator may grant or limit the right of a Participant to receive dividends declared on shares of Common Stock that are subject to such Award to the extent the Award is not yet vested. The terms of any right to dividends shall be as set forth in the applicable Award agreement, including the time and form of payment and whether such dividends shall be credited with interest or deemed to be reinvested in additional shares of restricted Common Stock. If the Administrator grants the right to a Participant to receive dividends declared on shares of Common Stock subject to an unvested Award of restricted Common Stock, then such dividends shall be subject to the same performance conditions and/or service conditions, as applicable, as the underlying Award.

5.1.5Restricted Share Units.

(a)Grant of Restricted Share Units. A restricted share unit, or “RSU”, represents the right to receive from the Corporation on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An Award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan. At the time an Award of RSUs is made, the Administrator shall establish a period of time during which the restricted share units shall vest and the timing for settlement of the RSU.

(b)Dividend Equivalent Accounts. Subject to the terms and conditions of the Plan and the applicable Award agreement, as well as any procedures established by the Administrator, prior to the expiration of the applicable vesting period of an RSU, the Administrator may determine to pay dividend equivalent rights with respect to RSUs, in which case, the Corporation shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The Participant shall have the right to be paid the amounts or other property credited to such account upon vesting of the subject RSU.

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APPENDIX C

(c)Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award agreement, each Participant receiving RSUs shall have no rights as a stockholder with respect to such RSUs until such time as shares of Common Stock are issued to the Participant. No shares of Common Stock shall be issued at the time a RSU is granted, and the Company will not be required to set aside a fund for the payment of any such Award. Except as otherwise provided in the applicable Award agreement, shares of Common Stock issuable under an RSU shall be treated as issued on the first date that the holder of the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such shares of Common Stock on such date. An Award agreement may provide that issuance of shares of Common Stock under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.1.6Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary Awards, Awards based on objective or subjective performance criteria, Awards subject to other vesting criteria or Awards granted consistent with Section 5.2 below). Cash Awards shall be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

5.1.7Other Awards. The other types of Awards that may be granted under this Plan include: (a) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to the requirements of Section 5.1.1 and in compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon.

5.2Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of Awards listed in Sections 5.1.1 through 5.1.7 above may be, on such terms as determined by the Administrator in its sole discretion, granted as “Performance-Based Awards,” whose grant, vesting, exercisability, or payment depends on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Corporation on a consolidated basis or for one or more of the Corporation's Subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers, or stock market indices. The specific performance goals for Performance-Based Awards shall be, on an absolute or relative basis, established based on such business criteria as selected by the Administrator in its sole discretion (“Business Criteria”), including the following: (a) earnings per share; (b) cash flow (which means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financing and investing activities); (c) total stockholder return; (d) price per share of Common Stock; (e) gross revenue; (f) revenue growth; (g) operating income (before or after taxes); (h) net earnings (before or after interest, taxes, depreciation and/or amortization); (i) return on equity; (j) capital employed, or on assets or on net investment; (k) cost containment or reduction; (l) cash cost per ounce of production; (m) operating margin; (n) debt reduction; (o) resource amounts; (p) production or production growth; (q) resource replacement or resource growth; (r) successful completion of financings; or (s) any combination of the foregoing. Performance targets may be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

5.3Award Agreements. Each Award shall be evidenced by a written or electronic Award agreement in the form approved by the Administrator and, if required by the Administrator, executed by the recipient of the Award and returned to the Administrator. In the event an Award recipient fails to execute and return an Award agreement when required by the Administrator, such Award shall be null and void. The Administrator may authorize any officer of the Corporation (other than the particular Award recipient) to execute any or all Award agreements on behalf of the Corporation (electronically or otherwise). The Award agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the express limitations of this Plan.

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5.4Deferrals and Settlements. Payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of cash Awards shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

5.5Consideration for Common Stock or Awards. The purchase price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:

(a)services rendered by the recipient of such Award;

(b)cash, check payable to the order of the Corporation, or electronic funds transfer;

(c)notice and third-party payment in such manner as may be authorized by the Administrator;

(d)the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;

(e)by a reduction in the number of shares otherwise deliverable pursuant to the Award; or

(f)subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of Awards.

In the event that the Administrator allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the Participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the Participant at least six (6) months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable Award agreement, the Administrator may at any time eliminate or limit a Participant's ability to pay the purchase or exercise price of any Award by any method other than cash payment to the Corporation.

5.6Definition of Fair Market Value. For purposes of this Plan “Fair Market Value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price for a share of Common Stock on the trading day immediately before the grant date, as furnished by the NASDAQ Stock Market or other principal stock exchange on which the Common Stock is then listed for the date in question, or if the Common Stock is no longer listed on a principal stock exchange, then by the Over-the-Counter Bulletin Board or OTC Markets. If the Common Stock is no longer listed on the NASDAQ Capital Market or listed on a principal stock exchange or is no longer actively traded on the Over-the-Counter Bulletin Board or OTC Markets as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the Award in the circumstances.

5.7Transfer Restrictions.

5.7.1Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the Award agreement, as the same may be amended, (a) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) Awards shall be exercised only by the Participant; and (c) amounts payable or shares issuable pursuant to any Award shall be delivered only to (or for the account of) the Participant.

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5.7.2Exceptions. The Administrator may permit Awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws. In no event will any Award granted under this Plan be transferred for value or consideration.

5.7.3Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)transfers to the Corporation;

(b)the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(c)subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator;

(d)subject to any applicable limitations on ISOs, if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative; or

(e)the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.

5.8International Awards. Notwithstanding any provision of the Plan to the contrary, to comply with the laws in other countries in which the Corporation or any subsidiaries operate or have employees or directors, the Administrator, in its sole discretion, shall have the power and authority to:

(a)determine which subsidiaries shall be covered by the Plan;

(b)determine which employees or directors who reside outside the United States are eligible to participate in the Plan;

(c)modify the terms and conditions of any Award granted to employees or directors who reside outside the United States to comply with applicable foreign laws;

(d)establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 5.8 by the Administrator shall be attached to the Plan document as appendices; and

(e)take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Administrator may not take any actions under this Section 5.8 that would violate applicable law.

5.9Vesting. Subject to Section 5.1.2 hereof, Awards shall vest at such time or times and subject to such terms and conditions as shall be determined by the Administrator at the time of grant.

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6.EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1Termination of Employment.

6.1.1The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award. If the Participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the Award agreement otherwise provides) of whether the Participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.1.2For Awards of stock options or SARs, unless the Award agreement provides otherwise, the exercise period of such options or SARs (to the extent the Participant was entitled to exercise such options or SARs as of the date of termination) shall expire: (i) three (3) months after the last day that the Participant is employed by or provides services to the Corporation or a Subsidiary (provided; however, that in the event of the Participant's death during this period, those persons entitled to exercise the option or SAR pursuant to the laws of descent and distribution shall have one year following the date of death within which to exercise such option or SAR); (ii) in the case of a Participant whose termination of employment is due to death or disability (as defined in the applicable Award agreement), twelve (12) months after the last day that the Participant is employed by or provides services to the Corporation or a Subsidiary; and (iii) immediately upon a Participant's termination for “cause”. The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a Participant's termination is for “Cause.”

If not defined in the applicable Award agreement, “Cause” shall mean:

(i)conviction of a felony or a crime involving fraud or moral turpitude; or

(ii)theft, material act of dishonesty or fraud, intentional falsification of any employment or Corporation records, or commission of any criminal act which impairs Participant's ability to perform appropriate employment duties for the Corporation; or

(iii)intentional or reckless conduct or gross negligence materially harmful to the Corporation or the successor to the Corporation after a Change in Control, including violation of a non-competition or confidentiality agreement; or

(iv)willful failure to follow lawful instructions of the person or body to which Participant reports; or

(v)gross negligence or willful misconduct in the performance of Participant's assigned duties. Cause shall not include mere unsatisfactory performance in the achievement of Participant's job objectives.

6.1.3For Awards of restricted shares, unless the Award agreement provides otherwise, restricted shares that are subject to forfeiture at the time that a Participant’s employment or service is terminated shall be forfeited and reacquired by the Corporation; provided that, the Administrator may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted shares shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of restricted shares. Similar rules shall apply in respect of RSUs.

6.2Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three (3) months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to

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service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award agreement.

6.3Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Corporation, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.ADJUSTMENTS; ACCELERATION

7.1Adjustments.

(a)In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend, the Administrator, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, (i) the number and kind of shares of Common Stock or other securities that may be issued under the Plan or under particular forms of Award agreements, (ii) the number and kind of shares of Common Stock or other securities subject to outstanding Awards, (iii) the exercise price or Base Price applicable to outstanding Awards, and (iv) other value determinations applicable to outstanding Awards. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Administrator to prevent dilution or enlargement of rights. Unless otherwise determined by the Administrator, the number of shares of Common Stock subject to an Award shall always be a whole number.

(b)In addition to the adjustments permitted under paragraph (a) above, the Administrator, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in Section 7.1(a), including, but not limited to, (i) modifications of performance goals and changes in the length of performance periods, or (ii) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Corporation that agree to such substitution) for the shares of Common Stock available under the Plan or the shares of Common Stock covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by Participants and (iii) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.

(c)In addition to the adjustments permitted under paragraphs (a) and (b) above, the Administrator may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation or the financial statements of the Corporation or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of Participants’ rights under the Plan.

(d)The determination of the Administrator as to the foregoing adjustments set forth in this Section 7.1, if any, shall be made in accordance with Code Sections 409A or 424, to the extent applicable, and shall be conclusive and binding on Participants under the Plan.

7.2Change in Control. For purposes of this Plan, “Change in Control” shall be deemed to have occurred if:

(a)An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); excluding, however,

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the following: (1) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section 7.2; or

(b)A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board being hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 7.2.(b), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c)Consummation of a reorganization, merger or consolidation of the Corporation, or sale or other disposition of all or substantially all of the assets of the Corporation (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of Outstanding Corporation Voting Securities, (2) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation (described in clause (1) of this Section 7.2(c)) resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 40% or more of the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d)A complete liquidation or dissolution of the Company.

Notwithstanding any of the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code Section 409A if the foregoing definition of “Change in Control” were to apply, but would not result in the imposition of any additional tax if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change in Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code Section 409A.

7.3Effect of Change in Control. Subject to Section 7.1, upon a Change in Control, all then-outstanding Awards shall immediately vest and be settled in accordance with paragraphs (a) and (b) below, except as may otherwise be provided in a then-effective written agreement (including an Award agreement) between a Participant and the Corporation. The immediately preceding sentence shall not apply to the extent that another Award meeting the

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requirements of Section 7.4 (“Replacement Award”) is provided to the Participant pursuant to Section 7.1(b) to replace an Award (“Replaced Award”)).

(a)Outstanding Awards Subject Solely to a Service Condition.

(i)Upon a Change in Control, a Participant’s then-outstanding Awards, other than options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Corporation or any Subsidiary shall become fully vested and shall be settled in cash, shares of Common Stock or a combination thereof, as determined by the Administrator, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule to comply with Code Section 409A).

(ii)Upon a Change in Control, a Participant’s then-outstanding options and SARs that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Corporation or any Subsidiary shall become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding the sentence, the Administrator may elect to cancel such outstanding options or SARs and pay the Participant, within thirty (30) days of the date of the Change in Control, an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Administrator, of the consideration (including cash) received by the holder of a share of Common Stock as a result of the Change in Control (or if the Corporation stockholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a share of Common Stock on the day immediately prior to the Change in Control) over (ii) the exercise price of such options or the Base Price of such SARs, multiplied by the number of shares of Common Stock subject to each such

Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any option or SAR if the exercise price or Base Price for such option or SAR, respectively, exceeds the value, as determined by the Administrator, of the consideration (including cash) received by the holder of a share of Common Stock as a result of the Change in Control.

(b)Outstanding Awards Subject to a Performance Condition.

(i)Upon a Change in Control, a Participant’s then-outstanding Awards, other than options and SARs, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied based on the greater of (1) target performance and (2) actual performance through the date of the Change in Control (with the Administrator adjusting performance goals to the extent necessary to reflect any truncated performance period), as certified by the Administrator, composed of such members serving as of a date immediately prior to the Change in Control, and shall be settled in cash, shares of Common Stock or a combination thereof, as determined by the Administrator, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule to comply with Code Section 409A).

(ii)Upon a Change in Control, a Participant’s then-outstanding options and SARs that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied based on the greater of (1) target performance and (2) actual performance through the date of the Change in Control (with the Administrator adjusting performance goals to the extent necessary to reflect any truncated performance period), as certified by the Administrator, composed of such members serving as of a date immediately prior to the Change in Control and shall be exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding sentence, the Administrator may elect to cancel such outstanding options or SARs and pay the Participant, within thirty (30) days of the date of the Change in Control, an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Administrator, of the consideration (including cash) received by the holder of a share of Common Stock as a result of the Change in Control (or if the Corporation stockholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a share of Common Stock on the day immediately prior to the Change in Control) over (ii) the exercise price of such options or the Base Price of such SARs (to the extent vested pursuant to the immediately preceding sentence), multiplied by the number of shares of Common Stock subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any

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option or SAR if the exercise price or Base Price for such option or SAR, respectively, exceeds the value, as determined by the Administrator, of the consideration (including cash) received by the holder of a share of Common Stock as a result of the Change in Control.

The Administrator may adopt such valuation methodologies for outstanding Awards as it deems reasonable and, in the case of options, SARs or similar rights, and without limiting other methodologies, may determine the value of such Awards on date of settlement/exercise based solely upon (i) the excess, if any, of the Fair Market Value of a share of Common Stock on the date of settlement/exercise over the exercise price or Base Price of the Award, as applicable, multiplied by (ii) the number of shares of Common Stock subject to such exercise or settlement.

7.4Definition of Replacement Award.

(a)An Award shall meet the conditions of this Section 7.4(a) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, if it is of a different type as the Replaced Award (such as a deferred cash equivalent award), the Administrator, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; (iv) its terms and conditions comply with Section 7.4(b); and (v) its other terms and conditions are not less favorable to the holder of the Replacement Award than the terms and conditions of the holder’s Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 7.4(a) are satisfied shall be made by the Administrator, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Administrator may determine the value of Awards and Replacement Awards that are options or SARs by using any reasonable methodology, including but not limited to determining value by reference to intrinsic value or fair value under applicable accounting standards.

(b)Upon an involuntary termination of employment or service of a Participant occurring at any time following the Change in Control, other than for Cause, (i) a Participant’s then-outstanding Replacement Awards (other than Replacement Awards in the form of an option or SAR) that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Corporation or any Subsidiary shall become fully vested and shall be settled in cash, shares of Common Stock or a combination thereof, in accordance with the applicable Award agreement, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule to comply with Code Section 409A), (ii) a Participant’s then-outstanding Replacement Awards in the form of an option or SAR that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Corporation or any Subsidiary shall become fully vested and shall be exercisable over the exercise period set forth in the applicable Award agreement, (iii) a Participant’s then outstanding Replacement Awards (other than those in the form of an option or SAR) that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and performance conditions shall be deemed satisfied based on target performance and shall be settled in cash, shares of Common Stock or a combination thereof, as determined by the then Administrator or its equivalent, within thirty (30) days following such termination of employment or service (except to the extent that settlement of the Award must be made pursuant to its original schedule to comply with Code Section 409A) and (iv) a Participant’s then-outstanding Replacement Awards in the form of options and SARs that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied based on target performance and shall be exercisable over the exercise period set forth in the applicable Award agreement.

7.5Other Acceleration Rules. Any acceleration of Awards pursuant to this Section 7 shall comply with applicable legal and stock exchange requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than thirty (30) days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event giving rise to the acceleration does not occur. The portion of any ISO accelerated pursuant to Section 7.3 or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on

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ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.6Possible Rescission of Acceleration. If the vesting of an Award has been accelerated expressly in anticipation of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards; provided that, in the case of any compensation that has been deferred for purposes of Section 409A of the Code, the Administrator determines that such rescission will not likely result in the imposition of additional tax or interest under Code Section 409A.

8.OTHER PROVISIONS

8.1Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2Future Awards/Other Rights. No person shall have any claim or rights to be granted an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Award) shall confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award agreement.

8.4Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5Tax Withholding. Upon any exercise, vesting, or payment of any Award, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)require the Participant (or the Participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such Award event or payment; or

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(b)deduct from any amount otherwise payable in cash to the Participant (or the Participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the

Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum (or, to the extent permitted by the Administrator, in its sole discretion, the maximum) applicable withholding obligation on exercise, vesting or payment.

8.6Effective Date, Termination and Suspension, Amendments.

8.6.1Effective Date and Termination. This Plan was approved by the Board on July 23, 2019 and shall become effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in this Section 8.6.1. The Plan and each Award granted hereunder are conditioned on and shall be of no force or effect until the Plan is approved by the stockholders of the Corporation. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on October 23, 2029. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Administrator with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.

8.6.3Stockholder Approval. To the extent then required by applicable law or any applicable stock exchange or required under Sections 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to stockholder approval.

8.6.4Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of Awards. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations set forth in Section 8.14.

8.6.5Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without the written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change, except that the Administrator shall retain the discretion to decrease the amount payable pursuant to a cash award granted pursuant to Section 5.1.6 hereof below the amount that would otherwise be payable upon attainment of the applicable performance goal(s) over a performance period that does not exceed a term of one (1) year, either on a formula or discretionary basis or any combination, as the Administrator determines is appropriate. Changes, settlements and other actions contemplated by Section 7 and Section 8.15 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.5.

8.7Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

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APPENDIX C

8.8Governing Law; Construction; Severability.

8.8.1Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by and construed in accordance with the laws of the State of Nevada.

8.8.2Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3Plan Construction.

(a)Rule 16b-3. It is the intent of the Corporation that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards if an Award or event does not so qualify.

(b)Code Section 409A Compliance. The Board intends that, except as may be otherwise determined by the Administrator, any Awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an Award, Award agreement, acceleration, adjustment to the terms of an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant's Award to become subject to the imposition of any taxes, including additional income or penalty taxes, under Section 409A, unless the Administrator expressly determines otherwise, such Award, Award agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent of or notice to the Participant. Notwithstanding the foregoing, neither the Corporation nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Corporation nor the Administrator will have any liability to any Participant for such tax or penalty.

(c)No Guarantee of Favorable Tax Treatment. Although the Corporation intends that Awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Corporation does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Corporation shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

8.9Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based Awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any Awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding Awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that

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APPENDIX C

become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

8.11Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12No Corporate Action Restriction. The existence of this Plan, the Award agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, Awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

8.14Prohibition on Repricing. Without the prior approval of the Corporation’s shareholders and except as provided for in Section 4, the Administrator may not (i) amend an option to reduce its exercise price or a SAR to reduce its Base Price; (ii) cancel an option or SAR in exchange for the grant of any new option or SAR with a lower exercise price or Base Price, as applicable; (iii) cancel an option or SAR in exchange for cash, other property or the grant of any new Award at a time when the exercise price of the option or the Base Price of the SAR is greater than the current Fair Market Value of a share of Common Stock or (iv) take any other action with respect to an option or SAR that is treated as a repricing under generally accepted accounting principles.

8.15Forfeiture and Recoupment Events.

(a)In addition to the forfeiture events otherwise specified in the Plan, the Administrator may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award.

(b)Awards and any compensation directly attributable to Awards may be made subject to forfeiture, recovery by the Corporation or other action pursuant to any compensation recovery policy adopted by the Board or the Administrator at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law and any Award Agreement may be unilaterally amended by the Administrator to comply with any such compensation recovery policy.

As adopted by the Board of Directors of Riot Blockchain, Inc. on July 23, 2019.

As approved by the Stockholders of Riot Blockchain, Inc. on October 23, 2019.

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APPENDIX C

FIRST AMENDMENT

TO THE RIOT BLOCKCHAIN, INC. 2019 EQUITY INCENTIVE PLAN

This First Amendment (this “First Amendment”) to the Riot Blockchain, Inc. (the “Company”) 2019 Equity Incentive Plan (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors of Riot Blockchain, Inc. (the “Board”) upon the recommendation of the Compensation and Human Resources Committee (the “Committee”) of the Board, and as ratified and approved by the shareholders of the Company (the “Effective Date”), amends the Plan as set forth herein as of the Effective Date. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the Shareholders effective October 23, 2019, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase shareholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the Plan had, as of the date of its adoption, a Share Limit of 3,600,000 shares of the Company’s Common Stock, as well as 330,603 shares of the Company’s Common Stock, which had carried over from the Company’s former 2017 Equity Incentive Plan, for a total 3,930,603 shares of Common Stock available for Awards to Eligible Persons (the “Share Reserve”); and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee, having considered the Company’s issuance of Awards since the shareholders adopted the Plan, the Company’s expected needs for equity compensation through December 31, 2023, and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this First Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 3,500,000 additional shares of Common Stock, for a total of 4,061,809 Shares.

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of September 9, 2020 and as approved by the shareholders of the Company as of the date listed below, this First Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this First Amendment, the Plan is hereby amended as follows:

1.As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 4,061,809 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Company. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award.

The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2.Except as specifically set forth in this First Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Blockchain, Inc. on September 9, 2020.

As approved by the Shareholders of Riot Blockchain, Inc. on November 12, 2020.

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APPENDIX C

SECOND AMENDMENT

TO THE RIOT BLOCKCHAIN, INC. 2019 EQUITY INCENTIVE PLAN

This Second Amendment (this “Second Amendment”) to the Riot Blockchain, Inc. 2019 Equity Incentive Plan, as amended (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of Riot Blockchain, Inc. (the “Company”) upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Company set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the shareholders effective October 23, 2019, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase shareholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the First Amendment to the Plan (the “First Amendment”) was adopted by the Company and became effective as ratified and approved by the shareholders on November 12, 2020, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 3,500,000 additional shares of Common Stock; and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee having considered the Company’s issuance of the Awards since the shareholders adopted the Plan, as amended, the Company’s expected needs for equity compensation through December 31, 2024, and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this Second Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 4,400,000 additional shares of Common Stock; and

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of September 14, 2021 and as approved by the shareholders of the Company as of the date listed below, this Second Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Second Amendment, the Plan is hereby amended as follows:

1.As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 11,500,000 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Company. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2.Except as specifically set forth in this Second Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Blockchain, Inc. on September 14, 2021.

As adopted by the Stockholders of Riot Blockchain, Inc. on October 19, 2021.

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APPENDIX C

THIRD AMENDMENT

TO THE RIOT BLOCKCHAIN, INC. 2019 EQUITY INCENTIVE PLAN

This Third Amendment (the “Third Amendment”) to the Riot Blockchain, Inc. 2019 Equity Incentive Plan, as amended (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of Riot Blockchain, Inc. (the “Company”) upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Company set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the stockholders effective October 23, 2019, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the First Amendment to the Plan (the “First Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on November 12, 2020, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 3,500,000 additional shares of Common Stock; and

WHEREAS, the Second Amendment to the Plan (the “Second Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on October 19, 2021, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 4,400,000 additional shares of Common Stock; and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee having considered the Company’s issuance of the Awards since the stockholders adopted the Plan, as amended, the Company’s expected needs for equity compensation and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this Second Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 10,000,000 additional shares of Common Stock; and

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of May 31, 2022 and as approved by the stockholders of the Company as of the date listed below, this Third Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Third Amendment, the Plan is hereby amended as follows:

1. As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 21,500,000 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Company. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2. Except as specifically set forth in this Second Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Blockchain, Inc. on May 31, 2022.

As adopted by the Stockholders of Riot Blockchain, Inc. on July 27, 2022.

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APPENDIX C

FOURTH AMENDMENT

TO THE RIOT BLOCKCHAIN, INC. 2019 EQUITY INCENTIVE PLAN

This Fourth Amendment (the “Fourth Amendment”) to the Riot Blockchain, Inc. 2019 Equity Incentive Plan, as amended (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of Riot Platforms, Inc. (the “Company”) upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Company set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the stockholders effective October 23, 2019, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the First Amendment to the Plan (the “First Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on November 12, 2020, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 3,500,000 additional shares of Common Stock; and

WHEREAS, the Second Amendment to the Plan (the “Second Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on October 19, 2021, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 4,400,000 additional shares of Common Stock; and

WHEREAS, the Third Amendment to the Plan (the “Third Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on July 27, 2022, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 10,000,000 additional shares of Common Stock; and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee having considered the Company’s issuance of the Awards since the stockholders adopted the Plan, as amended, the Company’s expected needs for equity compensation and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this Fourth Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 4,000,000 additional shares of Common Stock; and

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of April 27, 2023 and as approved by the stockholders of the Company as of the date listed below, this Fourth Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Fourth Amendment, the Plan is hereby amended as follows:

1.As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 24,500,000 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Company. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of

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APPENDIX C

shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2.Except as specifically set forth in this Fourth Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Platforms, Inc. on April 27, 2023.

As adopted by the Stockholders of Riot Platforms, Inc. on June 27, 2023.

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APPENDIX C

FIFTH AMENDMENT

TO THE

2019 EQUITY INCENTIVE PLAN

This Fifth Amendment (the “Fifth Amendment”) to the 2019 Equity Incentive Plan, as amended (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of Riot Platforms, Inc. (the “Corporation”) upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Corporation set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the stockholders effective October 23, 2019, was adopted as the equity compensation plan of the Corporation to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the First Amendment to the Plan (the “First Amendment”) was adopted by the Corporation and became effective as ratified and approved by the stockholders on November 12, 2020, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 3,500,000 additional shares of Common Stock; and

WHEREAS, the Second Amendment to the Plan (the “Second Amendment”) was adopted by the Corporation and became effective as ratified and approved by the stockholders on October 19, 2021, to increase the Share Reserve by 4,400,000 additional shares of Common Stock; and

WHEREAS, the Third Amendment to the Plan (the “Third Amendment”) was adopted by the Corporation and became effective as ratified and approved by the stockholders on July 27, 2022, to increase the Share Reserve by 10,000,000 additional shares of Common Stock; and

WHEREAS, the Fourth Amendment to the Plan (the “Fourth Amendment”) was adopted by the Corporation and became effective as ratified and approved by the stockholders on June 27, 2023, to increase the Share Reserve by 4,000,000 additional shares of Common Stock; and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Corporation, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee having considered the Corporation’s issuance of the Awards since the stockholders adopted the Plan, as amended, the Corporation’s expected needs for equity compensation and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this Fifth Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 13,000,000 additional shares of Common Stock; and

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of October 11, 2023 and as approved by the stockholders of the Corporation as of the date listed below, this Fifth Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Fifth Amendment, the Plan is hereby amended as follows:

1.As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 38,500,000 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable

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APPENDIX C

law, issued shares of Common Stock that have been reacquired by the Corporation. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2.Except as specifically set forth in this Fifth Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Platforms, Inc. on October 11, 2023.

As adopted by the Stockholders of Riot Platforms, Inc. on December 14, 2023.

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APPENDIX C

SIXTH AMENDMENT

TO THE 2019 EQUITY INCENTIVE PLAN

This Sixth Amendment (the “Sixth Amendment”) to the 2019 Equity Incentive Plan, as amended (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of Riot Platforms, Inc. (the “Company”) upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Company set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the stockholders effective October 23, 2019, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and

WHEREAS, the First Amendment to the Plan (the “First Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on November 12, 2020, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 3,500,000 additional shares of Common Stock; and

WHEREAS, the Second Amendment to the Plan (the “Second Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on October 19, 2021, to increase the Share Reserve by 4,400,000 additional shares of Common Stock; and

WHEREAS, the Third Amendment to the Plan (the “Third Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on July 27, 2022, to increase the Share Reserve by 10,000,000 additional shares of Common Stock; and

WHEREAS, the Fourth Amendment to the Plan (the “Fourth Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on June 27, 2023, to increase the Share Reserve by 4,000,000 additional shares of Common Stock; and

WHEREAS, the Fifth Amendment to the Plan (the “Fifth Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on December 14, 2023, to increase the Share Reserve by 13,000,000 additional shares of Common Stock; and

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan; and

WHEREAS, the Committee having considered the Company’s issuance of the Awards since the stockholders adopted the Plan, as amended, the Company’s expected needs for equity compensation and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this Sixth Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 15,000,000 additional shares of Common Stock; and

Riot Platforms 2026 Proxy Statement	C-25

APPENDIX C

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of April 15, 2024 and as approved by the stockholders of the Company as of the date listed below, this Sixth Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Sixth Amendment, the Plan is hereby amended as follows:

1.As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

“4.2Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 53,500,000 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Company. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”

2.Except as specifically set forth in this Sixth Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Riot Platforms, Inc. on April 15, 2024.

As adopted by the Stockholders of Riot Platforms, Inc. on June 12, 2024.

C-26	Riot Platforms 2026 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V93396-P50452 For Withhold For Against Abstain ! ! ! ! ! ! ! ! ! ! RIOT PLATFORMS, INC. BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O RIOT PLATFORMS, INC. 3855 AMBROSIA STREET, SUITE 301 CASTLE ROCK, CO 80109 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualstockholdermeeting.com/RIOT2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Nominees: 2. Ratification on a non-binding advisory basis of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. Approval, on a non-binding an advisory basis, of the compensation of the Company's Named Executive Officers. 4. Approve the Seventh Amendment to the 2019 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder. 1. Election of Directors The Board of Directors recommends you vote FOR the following Directors: NOTE: The named proxy is also authorized, in his discretion, to consider and act upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1a. Lance D'Ambrosio 1b. Michael Turner The Board of Directors recommends you vote FOR proposals 2-4 (management proposals). ! ! ! SCAN TO VIEW MATERIALS & VOTEw

V93397-P50452 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, as well as the 2025 Annual Report, are available at www.proxyvote.com. Continued and to be signed on reverse side RIOT PLATFORMS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 9, 2026 The stockholder(s) hereby constitute(s) and appoint(s) Mr. Jason Les, Chief Executive Officer of Riot Platforms, Inc., as attorney and proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Riot Platforms, Inc. that the stockholder(s) is/are entitled to vote at, and, in his discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders to be held at 12:00 p.m. Eastern Time, on Tuesday, June 9, 2026, virtually at www.virtualstockholdermeeting.com/RIOT2026, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 and 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.